 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

5960
(Primary Standard Industrial Classification Code Number)

98-0528416
(I.R.S. Employer Identification Number)

1218 Third Avenue, Suite 505, Seattle, WA 98101
(206) 910-2687
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Vandeberg                                                             with copy to:
President                                                                            Michele Rasmussen
American Sierra Gold Corp.                                            The Apex Law Group, LLP
1218 Third Avenue, Suite 505                                        1218 Third Avenue, Suite 505
Seattle, Washington 98101                                             Seattle, Washington 98101
(206) 910-2687                                                                   (206) 448-7000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the
Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐                Accelerated Filer ☐

Accelerated filer Non-accelerated filer ☐         Smaller Reporting Filer ☑
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)       ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	64,061,040	$0.16	$10,249,766.40	$1,398.07

(1)
Estimated solely for purposes of calculating the registration fee under the Securities Act of 1933, based on the average high and low price on the OTCBB as of October 25, 2012 ($0.16 per share), in accordance with Rule 457(f)(2).

American Sierra Gold Corp’s common stock is listed on the Over the Counter Bulletin Board with the trading symbol “AMNP.”

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion
Preliminary Prospectus Dated October 31, 2012

$10,249,766.40

AMERICAN SIERRA GOLD CORP.

Common Stock

This Prospectus provides a general description of securities we may offer and sell in accordance with the merger agreement entered into with Medinah Gold, Inc. and, our wholly owned subsidiary, American Sierra Gold MergerSub Corp. on August 13, 2012. You should read this Prospectus and the applicable prospectus supplement carefully before you invest in any securities. This Prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “AMNP.OB.” On October 25, 2012, the last sales price for our common stock as reported on the OTC Bulletin Board was $0.16 per share.

You should read this Prospectus and each applicable prospectus supplement carefully before you invest in any securities. An investment in our securities involves certain risks. See the “Risk Factors” section on page 14 below and in each applicable prospectus supplement to read about the risks you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 31, 2012.

Comparison of Shareholder Rights	44
Securities Act Restrictions on Resale of ASGC Common Stock	44
Legal Matters	44
Experts	44
Where You Can Find More Information	45

Annex A	Agreement and Plan of Merger, dated as of August 13, 2012, by and between American Sierra Gold Corp., American Sierra Gold MergerSub Corp. and Medinah Gold, Inc.
Annex B	ASGC’s Annual Report on Form 10-K for the year ended July 31, 2012

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about ASGC from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the Securities and Exchange Commission’s, or SEC’s, public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address and telephone number:

AMERICAN SIERRA GOLD CORP.
1218 Third Avenue, Suite 505
Seattle, WA 98101
(206) 910-2687
Attention: James Vandeberg

In addition, if you have questions about the transactions described herein, or if you need to obtain copies of the accompanying prospectus or other documents incorporated by reference in the prospectus, you may contact the appropriate contact listed above. You will not be charged for any of the documents you request.

For a more detailed description of the information incorporated by reference in the accompanying prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 45 of the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated into this prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to the synergies and the benefits that we expect to achieve in the transactions discussed herein, including future financial and operating results, the combined Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Those statements represent the intentions, plans, expectations, assumptions and beliefs of ASGC and Medinah about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of ASGC and Medinah, and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 14, those factors include:

•	possible delays in closing the business combination due to the inability to obtain regulatory approval;
•	the ability to integrate ASGC’s and Medinah’s businesses and operations;
•	the benefits of and the acquisition of Medinah, including the prospects of the combined businesses, anticipated synergies and cost savings;
•	anticipated growth and growth strategies;
•	the need for additional capital and the availability of financing;
•	the combined companies ability to successfully manage relationships with customers, distributors and other important relationships;
•	the combined companies ability to integrate the management team and employees;
•	the loss of key personnel or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•	the compatibility of business cultures;
•	technological changes;
•	pricing and availability of products and services;
•	demand for the combined companies products and services;
•	competition;
•	the deterioration of general economic conditions, either nationally or in the local markets in which we operate;
•	legislative or regulatory changes that may adversely affect the combined Company’s business; and
•	costs related to the business combination that may reduce combined entity’s working capital.

The forward-looking statements are based on current expectations about future events. Although ASGC believes that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. ASGC is under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results.  In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 14.

SUMMARY

The following summary highlights only selected information contained elsewhere in this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus carefully and in its entirety, including its annexes and the documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” beginning on page 45.

Parties to the Business Combination

American Sierra Gold Corp. and American Sierra Gold Merger Corp.

We are a precious metal mineral acquisition, exploration and development company, formed in Nevada on January 30, 2007. At the time of our incorporation, we were incorporated under the name “C.E. Entertainment, Inc.,” and our original business plan was to engage in the sales and marketing of Ukrainian classical music. On May 19, 2009, we changed our name to American Sierra Gold Corp. by way of a merger with our wholly-owned subsidiary, American Sierra Gold Corp., which was formed solely for the purpose of changing our name. In addition to the name change, we changed our intended business purpose to that of precious metal mineral exploration, development and production.  On June 15, 2012, we effected the one (1) new for fifteen (15) old reverse stock split of our issued and outstanding shares of common stock on the Over-the-Counter Bulletin Board. The reverse stock split was approved on May 22, 2012, by way of a written consent resolution by the Board of Directors.  As a result, our authorized capital decreased from 2,000,000,000 shares of common stock to 133,333,334 shares of common stock and the issued and outstanding decreased from 91,253,626 shares of common stock to 6,083,576 shares of common stock, all with a par value of $0.001. The record date for the reverse stock split was May 22, 2012.

On June 12, 2012, ASGC created a subsidiary, American Sierra Gold Merger Corp., for purposes of this merger transaction whereby Medinah will merge with and into the subsidiary and become a wholly owned subsidiary of ASGC.

ASGC’s principal executive offices are located at 1218 Third Avenue, Suite 505, Seattle, WA 98101 and our phone number is (206) 910-2687.

Medinah Gold, Inc.

Medinah was incorporated in 1999 with the aim of establishing an inventory of viable mineral properties in the country of Chile.  Medinah maintains interest in several properties of merit, as well as working agreements with partners in Chile.

The Business Transaction

ASGC is proposing to acquire Medinah pursuant to the merger agreement. ASGC and Medinah have entered into the merger agreement pursuant to which Medinah will merge with and into MergerSub, with Medinah as the surviving entity.  At the effective time of the merger, Medinah shareholders will have their shares converted into the right to receive common shares of ASGC on a one-for-one basis, which is expected to be approximately 64,061,040 shares of common stock.  Medinah shareholders will not receive any fractional shares of ASGC common stock in the merger.  As a result of the business combination, former Medinah shareholders will own ASGC common stock.  A description of the ASGC common stock to be issued as merger consideration is set forth under the section entitled “Description of ASGC Securities” beginning on page 43.

Terms of the merger are as follows: (i) ASGC will issue sufficient shares to repay its present debts, including advances by MMC Mines, Inc., totaling $70,000; and (ii) ASGC will release their current stock transfer agent and appoint American Registrar and Transfer Co.; and (iii) ASGC will appoint new officers and directors, to be set forth in the merger agreement.

 For additional information on the business combination, see “The Business Combination” beginning on page 32 and for additional information on the merger agreement and the related transaction documents, see “The Merger Agreement” beginning on page 35.

Per Share Market Price

The ASGC shares are listed on the Over The Counter Bulletin Board and trade under the symbol “AMNP.”  On October 25, 2012, the latest practicable date before the printing of prospectus, the last reported sale price of the ASGC ordinary shares on the Over The Counter Bulletin Board was $0.16 per share.

Recommendation of the Medinah Board

The Medinah board has unanimously (i) approved the merger agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth in the merger agreement; (ii) determined that the terms of the merger are fair to, and in the best interests of, Medinah and its shareholders; (iii) directed that the merger agreement be submitted to Medinah shareholders for adoption; (iv) recommended that Medinah shareholders vote in favor of the Medinah merger proposal and (v) declared the advisability of the business combination.

See “The Business Combination — Recommendation of the Medinah Board; Medinah’s Reasons for the Business Combination” beginning on page 32.

Medinah Shareholder Vote

As of August 24, 2012, the record date for the written shareholder consent, Medinah had 40,292,957 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.  Medinah has no preferred stock issued or outstanding.  As of August 24, 2012, 65.7% of the voting common stock of Medinah or 26,472,473 shares of common stock entitled to vote, approved by written consent the merger agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth in the merger agreement.

Interests of Officers and Directors in the Business Combination

The directors and officers of ASGC will not continue to be the officers and directors of the combined entity upon the mergers closing.  ASGC shareholders who are shareholders prior to the closing of the merger will continue to be shareholders in the same manner and extent as all other shareholders.  However, existing shareholders will be diluted upon consummation of the merger since ASGC will be issuing approximately 64,061,040 shares of common stock to the shareholders of Medinah.  Aside from common stock ownership, none of the directors and officers of Medinah and ASGC have an interest in the business combination.

These interests are described in more detail in the sections of this document entitled “The Business Combination — Interests of Officers and Directors in the Business Combination” beginning on page 34.

Material U.S. Federal Income Tax Consequences

Material U.S. Federal Income Tax Consequences of the Merger

ASGC and Medinah believe that the merger will be treated as a “tax-free reorganization” under Section 368 (a) of the Internal Revenue Code.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend on such shareholder’s circumstances. Accordingly, Medinah and ASGC urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Accounting Treatment

The Merger

The merger will be accounted for as a reverse recapitalization, whereby ASGC will be the continuing entity for financial reporting purposes and will be deemed, for accounting purposes, to be the acquiror of Medinah.  Following the closing of the merger; (i) the current shareholders of Medinah will hold a majority of the issued and outstanding shares of ASGC common stock, on a fully diluted basis, and, therefore, will have voting control of ASGC; (ii) the senior management of Medinah will be the majority of the senior management of ASGC; (iii) the majority of the ASGC board will be appointed by Medinah; and (iv) Medinah’s operations will become the core business of the combined entity following completion of the merger.

Based on the above facts, the respective management of Medinah and ASGC believe that Medinah is not considered as the accounting acquiror, and therefore, the merger contemplated by the merger agreement will be accounted for as a reverse recapitalization. The accounting of the merger will be similar to that of a capital infusion, as the only significant pre-merger assets of ASGC consist of certain mining claims, cash and cash equivalents. No intangible assets or goodwill will be recognized as a result of the merger; accordingly, Medinah will record the shares of ASGC common stock issued in exchange for shares of Medinah common stock based on the carrying value of the assets and liabilities received as of the closing date of the merger.

Officers and Directors of ASGC

Upon completion of the business combination, the following individuals have been designated as of the date of this prospectus to serve as directors and executive officers of ASGC:

Name	Office
Larry Regis	President and Chief Executive Officer

Garry Goodin	Chief Operating Officer and Vice President Marketing and Sales

Vital Karra	Secretary, Treasurer, Head of Marketing

For more information on the new directors and management of ASGC, see “Post-Merger ASGC Executive Officers and Directors” beginning on page 40.

Comparison of Shareholder Rights

As a result of the merger, the holders of Medinah common stock will become holders of ASGC common stock. Following the merger, the rights of Medinah shareholders will be governed by the ASGC and MergerSub Articles of Incorporation.  Both companies are incorporated in Nevada and no material differences exist between the governing documents of each entity aside from the par value of their respective authorized amounts of capital stock.  ASGC capital stock has a $0.001 par value and Medinah capital stock has a $0.001 par value.  Each entity has 50,000,000 of authorized capital stock.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following table shows summary unaudited pro forma consolidated combined financial information regarding the financial condition and results of operations of the combined companies after giving effect to the business combination. The summary unaudited pro forma consolidated combined statements of operations for the fiscal year ended July 31, 2012 and combine the historical consolidated statements of operations of ASGC and Medinah giving effect to the business combination as if it had occurred on September 30, 2012.

The summary unaudited pro forma consolidated combined financial information has been derived from and should be read in conjunction with the more detailed unaudited pro forma consolidated combined financial statements of the combined companies included elsewhere in this prospectus and the accompanying notes to those unaudited pro forma consolidated combined financial statements.

The summary unaudited pro forma consolidated combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined companies financial position or results of operations actually would have been had the business combination been completed as of the date indicated. In addition, the summary unaudited pro forma consolidated combined financial information does not purport to project the future financial position or operating results of the combined companies. Also, as explained in more detail in the accompanying notes to the unaudited pro forma consolidated combined financial statements, the merger will be accounted for as a reverse recapitalization, whereby ASGC will be the continuing entity for financial reporting purposes and will be deemed, for accounting purposes, to be the acquiror of Medinah. Following the closing of the merger; (i) the current shareholders of Medinah will hold a majority of the issued and outstanding shares of ASGC common stock, on a fully diluted basis, and, therefore, will have voting control of ASGC; (ii) the senior management of Medinah will be the senior management of ASGC; (iii) the ASGC board will be appointed by Medinah; and (iv) Medinah’s operations will become the core business of the combined entity following completion of the merger.

Effective September 30, 2012, the Company issued 64,061,040 shares of common stock at $0.111 per share to acquire all of the outstanding stock of Medinah Gold, Inc. The purchase is being accounted for as an acquisition as required by SFAS No. 141. Due to ASC No. 805. Medinah Gold, Inc. is considered the predecessor company. Goodwill has been recorded and listed as another asset.

Following is the calculation of net asset value at September 31, 2012:

Calculation of Net Asset Value
Value of shares issued for purchase	$7,110,775
Plus:
Accounts payable and accrued expenses	9,000
Related party loans	19,985

Less:
Cash	66,641
Prepaid expenses	4,500
Investments	80,000
Mining claims	2,388,565

Net Asset Value	$4,600,054

Following is the proforma balance sheet and income statement as of the acquisition date, September 30, 2012:

	ASGC	MGI	Merged
ASSETS
Current Assets
Cash	$6,723	$59,918	$66,641
Prepaid Expenses		4,500	4,500
Investments		80,000	80,000
Total Current Assets	6,723	144,418	151,141

Other Assets
Mining claims	$-	2,388,565	2,388,565
Goodwill	$-		4,600,054
Total Other Assets		2,388,565	6,988,619
Total Assets	6,723	2,532,983	4,751,195

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$9,000		$9,000
Related party loans	$3,771	16,214	19,985
Note payable	70,000
Total current liabilities	82,771	16,214	28,985
Total Liabilities	82,771	16,214	28,985

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value 133,333,334 authorized, 70,452,770 shares issued and outstanding	6,084	64,061	70,453
Capital in excess of par value	5,194,858	4,262,480	6,478,281
Subscription receivable		(370,000)	(370,000)
Accumulated during the development stage	(5,276,990)	(1,439,772)	(1,456,524)
Total stockholders' equity	(76,048)	2,516,769	4,722,210
Total liabilities and stockholders' deficit	$6,723	$2,532,983	$4,751,195

	ASGC*	MGI	Merged
Statement of Income/(Loss)	$-	19,983	19,983
Revenue

Exploration and Development		14,492	14,492

Net Revenue		5,491	5,491

General and administrative expenses:
Legal and professional	11,286	14,300	25,586
Shareholder relations	4,387	15,825	20,212
Wages		12,937	12,937
Office supplies		2,232	2,232
Travel		15,112	15,112
Other	1,129	1,800	2,929

Total General and Administrative Expenses	16,802	62,206	79,008
Net profit/(loss)	$(16,802)	(56,715)	(73,517)

* ASGC includes 2 months ended September 30, 2012.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors in deciding whether to vote or instruct your vote to be cast to approve the proposals described in this prospectus.

RISKS ASSOCIATED WITH OUR INDUSTRY

Environmental Controls Could Curtail or Delay Exploration and, If Mineral Reserves are Found, Development of Our Mines and Impose Significant Costs on Us.

We are required to comply with numerous environmental laws and regulations imposed and enforced by foreign, federal, provincial, state and local authorities. At the federal level, legislation such as the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation Liability Act and the National Environmental Policy Act impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of mining and mineral processing, including gold and silver mining and processing. In addition, insurance companies are now requiring additional cash collateral from mining companies in order for the insurance companies to issue a surety bond. This addition of cash collateral for a bond could have a significant impact on our ability to bring properties into production.

Many states have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations. Under these regulations, mining companies are required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of mining operations. Additionally, Nevada and other states require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater. Although we believe that the mining properties we currently have an interest in are in compliance with applicable federal and state environmental laws, changes in those laws and regulations may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, and if we find mineral reserves, development and production activities. Any of these results could force us to curtail or cease our business operations.

Development and Operation of Mining Projects Involve Numerous Uncertainties.

Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible.

Mining development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•	estimation of reserves;
•	anticipated metallurgical recoveries;
•	future gold and silver prices; and
•	anticipated capital and operating costs of such projects.

If mineral reserves are found, our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•	unanticipated changes in grade and tonnage of material to be mined and processed;
•	unanticipated adverse geotechnical conditions;
•	incorrect data on which engineering assumptions are made;
•	costs of constructing and operating a mine in a specific environment;

•	availability and cost of processing and refining facilities;
•	availability of economic sources of power;
•	adequacy of water supply;
•	adequate access to the site;
•	unanticipated transportation costs;
•
government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in metal prices; and
•	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

Mineral Exploration is Highly Speculative, Involves Substantial Expenditures, and is Frequently Non-Productive.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our mineral exploration efforts will be successful. The risks associated with mineral exploration include:

•	the identification of potential economic mineralization based on superficial analysis;
•	the quality of our management and our geological and technical expertise; and
•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.

The Prices of Gold and Silver are Highly Volatile And A Decrease in the Price of Gold or Silver Would Have A Material Adverse Effect on Our Business.

The profitability of mining operations is directly related to the market prices of metals. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mining properties at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases. Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.

Insurance Costs Could Have an Adverse Effect on Our Profitability.

Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although maintenance of insurance to ameliorate some of these risks is part of our proposed exploration program associated with those mining properties we have an interest in, such insurance may not be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.

Due to the Uncertain Nature of Exploration, There is a Substantial Risk That We May Not Find Economically Exploitable Reserves of Gold and/or Silver.

The search for valuable minerals is an extremely risky business. We do not know whether the claims and properties that we have optioned contain commercially exploitable reserves of gold and/or silver. The likelihood of success must be considered in light of the costs, difficulties, complications, problems and delays encountered in connection with the exploration of mineral properties. These potential problems include, but are not limited to, additional costs and unanticipated delays and expenses that may exceed current estimates.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop the property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

We Face Significant Competition in the Mineral Exploration Industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of exploration properties and leases on prospects and properties and in connection with the recruitment and retention of qualified personnel. Such competition may result in our being unable to acquire interests in economically viable gold and silver exploration properties or qualified personnel.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Our Common Stock Is Quoted on the OTCBB, Which May Have an Unfavorable Impact on Our Stock Price and Liquidity.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The OTCBB market is an inter-dealer market much less regulated than the major exchanges and, therefore, our traded shares of common stock are subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there, which may make it difficult to sell your shares of our common stock within any particular time period, for an acceptable price, or at all. Our common stock is considered highly speculative and there is no certainty that our common stock will continue to be listed for trading on the OTCBB or on any other form of quotation system or stock exchange.

The Market Price of Our Common Stock is Highly Volatile, Which Could Hinder Our Ability to Raise Additional Capital.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us, and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.

Penny Stock Regulations Affect Our Stock Price, Which May Make It More Difficult For Investors to Sell Their Stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.

The Existence of Indemnification Rights to Our Directors and Officers May Result in Substantial Expenditures by the company and May Discourage Lawsuits Against Our Directors and Officers.

Our organizational documents contain provisions that limit the liability of our Directors for monetary damages and provide for indemnification of our executive officers and Directors. These provisions may discourage shareholders from bringing a lawsuit against our Directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against our Directors and officers even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder’s investment in the company may be adversely affected to the extent that costs of settlement and damage awards against our officers or Directors are paid by the company pursuant to the indemnification provisions in the company’s governing documents. The impact on a shareholder’s investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against one of our officers or directors. We have been advised that the United States Securities and Exchange Commission (“SEC”) takes the position that these provisions do not affect the liability of any officer or director under applicable federal and state securities laws.

ASGC may sell equity securities in the future, which would cause dilution.

ASGC may sell equity securities in the future to obtain funds for general corporate or other purposes. ASGC may sell these securities at a discount to the market price. Any future sales of equity securities will dilute the holdings of existing holders of ASGC common stock, possibly reducing the value of their investment.

RISK FACTORS RELATING TO OUR BUSINESS COMBINATION

If the merger does not qualify as a reorganization under Section 368(a) of the Code, the shareholders of Medinah may be required to pay substantial U.S. federal income taxes.

Although each of ASGC and Medinah believes that the merger should qualify as a tax-free reorganization under the Code, it is possible that the IRS may assert that the merger fails to qualify as such. If the IRS were successful in any such contention, or if for any other reason the merger were to fail to qualify as a tax-free reorganization, then (i) each Medinah shareholder would recognize gain or loss with respect to all such shareholder’s shares of Medinah common stock based on the difference between (A) the fair market value of ASGC Common Stock received in the merger and (B) such shareholder’s tax basis in the Medinah common stock surrendered in the merger; and (ii) Medinah would recognize gain or loss with respect to all of its assets based on the difference between (A) the sum of the fair market value of the ASGC common stock transferred pursuant to the merger and the liabilities deemed assumed by ASGC for U.S. federal income tax purposes and (B) Medinah’s aggregate tax basis in all of its assets.

Medinah shareholders cannot be sure of the market value of the shares of ASGC common stock to be issued upon completion of the business combination.

Medinah shareholders will receive a fixed number of shares of ASGC common stock in the business combination rather than a number of shares with a particular fixed market value. The market values of ASGC common stock and the Medinah common stock at the time of the business combination may vary significantly from their prices on the date the merger agreement was executed, the date of this prospectus or the dates on which Medinah shareholders vote on the business combination. Because the Exchange Ratio will not be adjusted to reflect any changes in the market prices of ASGC common stock, the market value of the ASGC common stock issued in the merger and the Medinah common stock surrendered in the merger may be higher or lower than the values of these shares on earlier dates. 100% of the merger consideration to be received by Medinah shareholders will be ASGC common stock.

Following consummation of the business combination, the market price of ASGC’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;
•	announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;
•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
•	general economic conditions;
•	changes in market valuations of similar companies;
•	terrorist acts;
•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of ASGC common stock;
•	regulatory developments in the United States, foreign countries or both;
•	litigation involving ASGC, its subsidiaries or its general industry; and
•	additions or departures of key personnel.

The market value of ASGC common stock may vary significantly from the date of Medinah’s shareholder approval to the date of the completion of the business combination. You are urged to obtain up-to-date prices for ASGC common stock. There is no assurance that the business combination will be completed, that there will not be a delay in the completion of the business combination or that all or any of the anticipated benefits of the business combination will be obtained.

Neither the ASGC board nor the Medinah board obtained a fairness opinion in determining whether or not to proceed with the business combination and, as a result, the terms may not be fair from a financial point of view to the shareholders of ASGC and/or Medinah.

In analyzing the business combination, each of the ASGC board and the Medinah board conducted significant due diligence on Medinah and ASGC, respectively. Each of the ASGC board and the Medinah board believes that because of the financial skills and background of its respective directors, each of the ASGC board and the Medinah board was qualified to conclude that the business combination is fair from a financial perspective to its respective shareholders. Notwithstanding the foregoing, neither of the ASGC board nor the Medinah board obtained a fairness opinion to assist it in its determination. Accordingly, the ASGC board and/or the Medinah board may be incorrect in its assessment of the fairness of the business combination from a financial point of view to the shareholders of ASGC and/or Medinah.

There are inherent risks in the ASGC board’s performing its own valuation and analysis in determining the fair value of Medinah.

The ASGC board may have limited experience in valuing certain business prospects of Medinah. As a result, the ASGC board may be unable to effectively value and analyze the business of Medinah. If the ASGC board is unable to effectively value Medinah, it may pay merger consideration in connection with the merger that is greater than would otherwise be paid had the board obtained a fairness opinion.

Failure to successfully combine and integrate the businesses of ASGC and Medinah in the expected time frame may adversely affect ASGC’s future results.

The success of the business combination will depend, in part, on ASGC’s ability to realize the anticipated benefits from combining the businesses of ASGC and Medinah as further described in the section titled “ “The Business Combination — Recommendation of the Medinah Board; Medinah’s Reasons for the Business Combination” beginning on page 32. To realize these anticipated benefits, the businesses of ASGC and Medinah must be successfully integrated and combined. ASGC and Medinah have been independent companies, and they will continue to be operated as such until the completion of the business combination. The management of ASGC may face significant challenges in integrating the technologies, organizations, procedures, policies and operations, as well as addressing the different business cultures at the two companies, and retaining key personnel. If the combined Medinah is not successfully integrated, the anticipated benefits of the business combination may not be realized fully or at all or may take longer to realize than expected. The integration process and other disruptions resulting from the business combination may also disrupt Medinah’s ongoing businesses and/or adversely affect its relationships with employees, customary regulators and others with whom it has business or other dealings.

The merger agreement limits Medinah’s ability to pursue alternatives to the business combination.

Medinah has agreed that it will not solicit, initiate, knowingly encourage or facilitate inquiries or proposals or engage in discussions or negotiations regarding takeover proposals, subject to limited exceptions, including that Medinah may take certain actions in the event it receives an unsolicited takeover proposal that constitutes a superior proposal or is reasonably expected to lead to a superior proposal, and the Medinah board determines in good faith, after consultation with its outside legal counsel, that a failure to take action with respect to such takeover proposal would be inconsistent with its fiduciary duties. Medinah has also agreed that the Medinah board will not change its recommendation to its shareholders or approve any alternative agreement, subject to limited exceptions, including that, at any time prior to the Medinah business combination approval, the Medinah board may make a change in recommendation in response to a superior proposal, if the Medinah board concludes in good faith that a failure to change its recommendation would be inconsistent with the exercise of its fiduciary duties to its shareholders under applicable laws and, if ASGC shall not have, within a reasonable amount of time from its receipt of notice of such superior proposal, made an offer that the Medinah board determines, in good faith, to be at least as favorable to Medinah’s shareholders as such superior proposal. The merger agreement also requires that Medinah call, give notice of and hold a meeting of its shareholders for the purposes of obtaining the applicable shareholder approval. This special meeting requirement does not apply to a party in the event that the merger agreement is terminated in accordance with its terms. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Medinah from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher price per share than that proposed in the business combination, or might result in a potential competing acquiror proposing to pay a lower price per share to acquire Medinah than it might otherwise have been willing to pay.

Certain directors and executive officers of ASGC and Medinah may have interests in the business combination that are different from, or in addition to or in conflict with, yours.

Executive officers of ASGC and Medinah negotiated the terms of the business combination and each of the ASGC board and the Medinah board approved the business combination and the transactions contemplated thereby and recommend that you vote in favor of the proposals to approve the business combination. These directors and executive officers may have interests in the business combination that are different from, or in addition to or in conflict with, yours. You should be aware of these interests when you consider your board of directors’ recommendation that you vote in favor of the approval and adoption of the merger agreement and the consummation of the transactions contemplated thereby. For a discussion of the interests of directors and executive officers in the business combination, see “The Business Combination — Interests of Officers and Directors in the Business Combination” beginning on page 34.

Failure to complete the business combination could negatively affect the stock prices, businesses and financial results of ASGC and Medinah, respectively.

If the business combination is not completed, the ongoing businesses of ASGC and Medinah may be adversely affected and ASGC and Medinah will be subject to several risks and consequences, including the following:

•
ASGC and Medinah will be required to pay certain costs relating to the business combination, whether or not the business combination is completed, such as significant fees and expenses relating to financing arrangements and legal, accounting and printing fees;

•
under the merger agreement, each of ASGC and Medinah is subject to certain restrictions on the conduct of its business prior to completing the business combination which may adversely affect its ability to execute certain of its business strategies;

•
matters relating to the business combination may require substantial commitments of time and resources by ASGC and Medinah management, which could otherwise have been devoted to other opportunities that may have been beneficial to ASGC and Medinah as independent companies, as the case may be.

In addition, if the business combination is not completed, ASGC and/or Medinah may experience negative reactions from the financial markets and from Medinah’s customers and employees. ASGC and Medinah also could be subject to litigation related to a failure to complete the business combination or to enforce their respective obligations under the merger agreement. If the business combination is not consummated, ASGC and Medinah cannot assure their respective shareholders that the risks described will not materially affect the business, financial results and stock prices of ASGC and/or Medinah.

ASGC and Medinah will incur significant transaction and merger-related transition costs in connection with the business combination.

ASGC and Medinah expect that they will incur significant, non-recurring costs in connection with consummating the business combination and integrating the operations of ASGC and Medinah. ASGC and Medinah will also incur significant fees and expenses relating to financing arrangements and legal, accounting and other transaction fees and costs associated with the business combination. The merger agreement provides that the expenses for the business combination will be paid by Medinah, unless the business combination is terminated, in which case each party must pay its own expenses.

The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what the combined companies actual financial position or results of operations would have been.

The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only, has been prepared based on a number of assumptions and is not necessarily indicative of what the combined companies actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma consolidated financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of ASGC and Medinah or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. See “Selected Unaudited Pro Forma Consolidated Combined Financial Information” beginning on page 11 for more information.

INFORMATION ABOUT AMERICAN SIERRA GOLD CORP. AND
AMERICAN SIERRA GOLD MERGERSUB CORP.

Overview

We are a precious metal mineral acquisition, exploration and development company, formed in Nevada on January 30, 2007. At the time of our incorporation, we were incorporated under the name “C.E. Entertainment, Inc.,” and our original business plan was to engage in the sales and marketing of Ukrainian classical music. On May 19, 2009, we changed our name to American Sierra Gold Corp. by way of a merger with our wholly-owned subsidiary, American Sierra Gold Corp., which was formed solely for the purpose of changing our name. In addition to the name change, we changed our intended business purpose to that of precious metal mineral exploration, development and production.  On June 15, 2012, we effected the one (1) new for fifteen (15) old reverse stock split of our issued and outstanding shares of common stock on the Over-the-Counter Bulletin Board. The reverse stock split was approved on May 22, 2012, by way of a written consent resolution by the Board of Directors.  As a result, our authorized capital decreased from 2,000,000,000 shares of common stock to 133,333,334 shares of common stock and the issued and outstanding decreased from 91,253,626 shares of common stock to 6,083,576 shares of common stock, all with a par value of $0.001. The record date for the reverse stock split was May 22, 2012.

On June 12, 2012 ASGC created a subsidiary, American Sierra Gold Merger Corp., for purposes of this merger transaction whereby Medinah will merge with and into the subsidiary and become a wholly owned subsidiary of ASGC.

Redemption Rights and Approval for Business Combination

Due to Medinah merging with and into MergerSub, a wholly owned subsidiary of ASGC, ASGC shareholder approval is not necessary to consummate the proposed business combination under the Nevada Revised Statutes.  The ASGC Board of Directors approved the business combination via special meeting on August 13, 2012.  Additionally, redemption rights are not available to ASGC shareholders under ASGC’s Articles of Incorporation or Bylaws or by way of any separate shareholder agreement.

Competition

If ASGC succeeds in effecting the merger with Medinah or another business combination, there will be, in all likelihood, intense competition from competitors of the target business in the our industry. ASGC cannot assure you that, subsequent to a business combination, ASGC will have the resources or ability to compete effectively.

Employees

As of October 25, 2012, ASGC had no employees other than our sole director and executive officer. ASGC engages contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our acquisition and exploration activities.

Property, Plant and Equipment

On October 1, 2009, ASGC entered into an operating lease agreement for office space with an unrelated third party. The quarterly lease rate was $319. Rent expense for the year ended July 31, 2010, was $1,317. ASGC terminated this lease commitment in May 2010.

Shortly thereafter, ASGC made arrangements to use space occupied by Mr. James Vandeberg, Director and officer of ASGC. ASGC paid $500 per month for use of this space as its principal corporate offices from January 1, 2011 to July 31, 2011. Since then Mr. Vandeberg has been donating his office space for use by ASGC. ASGC plans to use space provided by Mr. Vandeberg until it is no longer suitable for its operations or circumstances demand otherwise.

Legal Proceedings

There is no litigation currently pending or, to ASGC’s knowledge, contemplated against ASGC or any of its officers or directors in their capacity as such.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a precious metal mineral acquisition, exploration and development company, formed in Nevada on January 30, 2007. Our primary business focus is to acquire, explore and develop gold properties in North America. As discussed previously in the Annual Report on Form 10-K attached hereto as Annex B, we recently acquired six mineral claims in the Adams Ridge area of British Columbia. The Adams Ridge Claims are the only claims we own. We are in the exploration stage with limited operating history and no revenues from our business activities.

On May 19, 2009, we conducted a 40:1 forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 50,000,000 shares of common stock, $0.001 par value per share, to 2,000,000,000 shares of common stock, $0.001 par value per share.

On May 30, 2012, we conducted a one (1) new for fifteen (15) old reverse stock split of our issued and outstanding shares of common stock on the Over-the-Counter Bulletin Board. As a result, our authorized capital decreased from 2,000,000,000 shares of common stock to 133,333,334 shares of common stock and the issued and outstanding decreased from 91,253,626 shares of common stock to 6,391,730 shares of common stock, all with a par value of $0.001. Unless specifically stated otherwise, all share amounts referenced in this Item 7 will refer to post-forward stock split share amounts.

For additional information on our business, please see Part 1, Item 1 “Business Overview” of the Annual Report on Form 10-K attached to this prospectus as Annex B.

The following is a discussion and analysis of our plan of operation for the year ended July 31, 2012, and the factors that could affect our future financial condition and plan of operation.

Going Concern Consideration

The Company’s financial statements in the Annual Report on Form 10-K attached hereto as Annex B have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has no revenues and has accumulated losses since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and/or debt financing, and the attainment of profitable operations. The financial statements contained in the Annual Report on Form 10-K attached hereto as Annex B do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

Due to the doubt about our ability to continue as a going concern, we may in the future explore new business opportunities that we believe would be beneficial to our stockholders. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. If we are unable to secure adequate capital to continue our acquisition and exploration activities, our business may fail and our stockholders may lose some or all of their investment.

Impact of Inflation

Since our inception in 2007, inflation has not had a material effect on our revenues.

Recent Accounting Pronouncements

Disclosure regarding recent accounting pronouncements is contained in Note 12 to our Notes to Financial Statements contained in the Annual Report on Form 10-K attached to this prospectus as Annex B, which disclosure is incorporated herein by reference.

CRITICAL ACCOUNTING POLICIES

Mineral property acquisition, exploration and related costs are expensed as incurred unless proven and probable reserves exist and the property may commercially be mined. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and develop the property for production, may be capitalized. Interest costs, if any, allocable to the cost of developing mining properties and to constructing new facilities are capitalized until operations commence. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are also capitalized. All such capitalized costs, and estimated future development costs, are then amortized using the units-of-production method over the estimated life of the ore body. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value. The Company currently does not have any capitalized mining costs and therefore no adjustments are needed.

See also Note 1 to the Notes to the Financial Statements included in the Annual Report on Form 10-K attached to this prospectus as Annex B, which disclosure is incorporated herein by reference.

RESULTS OF OPERATIONS

For ease of presentation in the following discussions of “Results of Operations” and “Liquidity and Capital Resources,” we round amounts less than one million dollars to the nearest thousand dollars and amounts greater than one million dollars to the nearest hundred thousand dollars.

Fiscal Year Ended July 31, 2012 Compared to Fiscal Year Ended July 31, 2011

Revenues

We generated no revenues during the years ended July 31, 2012 and July 31, 2011, respectively, and do not anticipate generating any revenues unless we are successful at locating commercial quantities of minerals on one or more of our Adams Ridge Claims sites, and are able to successfully extract and sell such minerals.

Net Loss

We had a net loss of $78,000 for the fiscal year ended July 31, 2012, as compared to a net gain of $276,000, for the fiscal year ended July 31, 2011. The net loss in the fiscal year ended July 31, 2012, was due to lack of revenue. The gain in 2011 resulted from forgiveness of debt.

Operating Expenses

We continued to experienced an overall decrease in our year-to-year operating expenses, which was attributable to the transactional costs related to the change in our business to a mineral exploration and development company that occurred in the fiscal year ended July 31, 2010, with no such material change to our business operations occurring during the fiscal year ended July 31, 2012.

Our operating expenses totaled $60,000 in the year ended July 31, 2012, as compared to $167,000 in the year ended July 31, 2011. The difference is attributable to reduced activities.

Our rent expenditures for the year ended July 31, 2012, totaled $0, as compared to rent expenditures of $5,500 during the period from September 2010 to July 2011. Mr. Vandeberg is currently donating use of his offices to us due to our limited cash reserves.

Interest Expense

We had total interest expense of $8,000 in the year ended July 31, 2012, compared to $6,000 in the year ended July 31, 2011.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2012, we had current assets totaling $259.00 ($259.00 in cash) and total liabilities of $60,000 (all of current liabilities). Our current liabilities at July 31, 2012, consisted of accounts payable and accrued expenses of $11,000, $4,000 of related party loans $35,000 of a note payable and $9,000 of convertible notes payable. With very low cash reserves, and a working capital deficit of $5.3 million, we do not have sufficient sources of funding to enable us to carry out our stated plan of operations over the next twelve months.

In order to continue operating, we are taking steps to raise additional financing through the issuance of debt and/or equity securities, as well as exploring other options, including the possibility of entering into a strategic arrangement with a third party.

The following table shows our cash flow for the fiscal years ended July 31, 2012 and 2011, respectively.

	Year Ended
	July 31,
	2012	2011

Net Cash Provided by (Used in) Operating Activities	$(62,118)	(49,470)
Net Cash Provided by (Used in) Investing Activities
Net Cash Provided by Financing Activities	51,521	45,000
Net Increase (Decrease) in Cash	$(10,597)	(4,470)

Cash from Operating Activities

The increase in negative net cash flows of $12,648 was primarily due to a net loss in 2012. The net gain of $276,000 in the fiscal year ended July 31, 2011 was attributed to the forgiveness of $478,000 in indebtedness owed to a former officer of the Company.

Investing Activities

We did not make any investments in mineral properties in the fiscal year ended July 31, 2012.

Cash from Financing Activities

Our net cash flow from financing activities during the fiscal year ended July 31, 2012 was $51,521, as compared to $45,000 in the fiscal year ended July 31, 2011. We need to source additional funding from outside of the Company in order to continue operating. If equity financing is used, our stockholders will experience dilution of their ownership interests in the Company.

On October 12, 2009, we entered into a Share Issuance Agreement with Tobermory Holding Ltd. (“Tobermory”) wherein Tobermory has agreed to advance up to $6,000,000 to us until December 31, 2011. While we have arranged for advances of up to $6,000,000 from Tobermory, and while we have received advances for $300,000 from the date of the Share Issuance Agreement to November 10, 2009, there can be no assurances that we will receive any further funds from Tobermory. For further discussion regarding the Tobermory financing arrangement see Note 10 to our Notes to Financial Statements contained in the Annual Report on Form 10-K attached hereto as Annex B, which disclosure is incorporated herein by reference.

Moving forward, we plan to seek out additional debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities. We anticipate that we will need at least approximately $25,000 in financing within the next six months. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our stockholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all. If we are unable to secure adequate capital to resume our exploration efforts, it will have a material adverse affect on our financial position, our business may fail and our stockholders may lose some or all of their investment.

Mineral Properties

Adams Ridge Project

In November 2010, we acquired a 100% undivided interest in six mineral claims in the Adams Ridge area of British Columbia, Canada totaling approximately 2,479 hectares. The Adams Ridge Claims are held in trust for us by Carl Von Einsiedel, trustee of the BC Land Trust, as required by the B.C. Mineral Tenure Act. These claims have been registered with the Government of British Columbia. For additional disclosure pertaining to the Adams Ridge Claims, see above under Item 1 (Description of Business) and Note 1 to our Notes to Financial Statements contained in the Annual Report on Form 10-K attached hereto as Annex B, which disclosure is incorporated herein by reference.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

Executive Officers and Directors

The following table sets forth the names and ages of our current director and executive officer and any directors or executive officers that served with us in the period covered by this and prospectus, and the positions held by each person. There are no family relationships among our directors and executive officers. To our knowledge, our Director and executive officer has not been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past five (5) years.

Name	Age	Position

James Vandeberg	68	Sole Executive Officer and Director

Wayne Gruden	49	Former Sole Executive Officer and Director

Johannes Petersen	38	Former Chief Financial Officer and Director

Biographies of the above named officers and directors follow:

Current Director and Executive Officer:

James Vandeberg. Mr. Vandeberg was appointed to serve as a Director ASGC on September 16, 2010, and was elected by the Board of Directors to serve as the sole executive officer of ASGC on October 20, 2010. He has been an attorney practicing in Seattle, Washington since 1996. He specializes in corporate finance with an emphasis on securities and acquisitions. Prior to practicing in Seattle, he was corporate counsel and secretary to Denny’s Inc. and Carter Hawley Hale Stores, Inc., each listed on the NYSE. He graduated from NYU Law School in 1969 where he was a Root-Tilden Scholar and holds a BA degree in accounting from the University of Washington. Mr. Vandeberg is a director of American Sierra Gold Corp., REGI US, Inc., IAS Energy, Inc., Legend Oil and Gas, Ltd. and ASAP Holdings, Inc., all of which are publicly reporting companies with capital stock traded on the OTCBB.

Former Directors and Officers:

Wayne Gruden. Mr. Gruden was appointed as a Director and our Chief Executive Officer on March 25, 2009. He resigned as our sole Director and executive officer of ASGC effective October 20, 2010. Mr. Gruden has over twenty-five years experience investing in capital markets with a strong emphasis on strategic investments. After ten years with Syncrude Canada, Mr. Gruden expanded his investment in property developments in Canada and added large stakes in real estate holdings in Antigua and Mexico. Mr. Gruden aided in raising capital for various ventures and public companies for 15 years totaling in the tens of millions USD. Along with developing properties, he owns and operates a successful beachfront restaurant in Antigua. In 2006, he became a naturalized citizen of Antigua and Barbuda.

Johannes Petersen. On September 29, 2009, Mr. Petersen was appointed as a Director and our Chief Financial Officer. He resigned as a Director and our Chief Financial Officer on September 10, 2010. Mr. Petersen holds a BS in Economics from Universidad del Pacifico (Peru) and an MBA degree from the London Business School (UK). He brings to ASGC experience gained from multiple managerial and directorship positions within diverse private and public companies. Since completing his business school studies, Mr. Petersen gained business development and business planning experience with an emphasis in the resources industry. He has worked in business planning and development for natural resource projects and has also covered several functions within the financial services industry, ranging from fixed income to currency trading. Mr. Petersen currently sits on the board of directors of Reflection Oil & Gas Partners Ltd., a private UK company, Tiger Oil & Gas Corporation Ltd, a private UK company of which he was a founder, Hainan Mining Corporation Ltd., a private UK company of which he was a founder, and Century Petroleum Corp. (f/k/a, SOM Resources Inc.), a U.S. public company, currently quoted on the Pink Sheets, of which he was a founder and is currently a director. Mr. Petersen formerly worked for Dragon Gold Resources Inc. (f/k/a, Edgeline Holdings, Inc.); a U.S. company previously listed on the OTC Bulletin Board and formerly worked in Lima, Peru for the following: Peru Scan Trading SAC, Credibolsa SAB, Banco de Credito del Peru and CONASEV (Peruvian securities regulation agency equivalent to the SEC).

Family Relationships

There are no family relationships among ASGC’s executive officers and directors.

Director Independence

ASGC only has one person serving as our sole Director and executive officer, and he is therefore not deemed to be independent under Rule 4200 of the National Association of Securities Dealers’ (NASD) listing standards for determining director independence. We may seek out independent directors in the future if we are able to develop our business as planned, including generating revenue from our operations.

Terms of Office of Directors and Officers

ASGC does not have an established and defined term for the services being provided by its executive officers or its directors.  If one or more of ASGC’s executive officers or directors remain associated in some capacity with ASGC following the business combination, it is unlikely that any of them will devote their full efforts to ASGC’s affairs subsequent to the business combination.

Audit Committee and Audit Committee Financial Expert

Since the ASGC Board of Directors currently consists of one member, we do not have any Board committees. As such, we have no separate audit committee within the meaning of Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, our Director acts as the audit committee within the meaning of Section 3(a) (58) (B) of the Exchange Act. In addition, our Director does not currently meet the definition of an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. Due to our small size, limited resources and capital constraints, we have not been in a position to recruit additional persons to serve on our Board of Directors and we will not be in a position to do so until we begin to generate revenue.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our securities to file reports of change of ownership with the SEC and furnish us with copies of all such Section 16(a) forms that are filed.

To our knowledge, based solely on review of the copies of such reports furnished to us for the year ended July 31, 2012, one (1) Form 4 report required to be filed by Mr. James Vandeberg was filed on April 18, 2012.  For the year ended, July 31, 2011, one (1) Form 4 report required to be filed by Mr. Wayne Gruden was not filed.

Code of Ethics

Due to our small size and limited resources, and the fact that we have one person serving as the sole director and executive officer, we have not yet adopted a code of ethics that applies to our principal executive officer and principal accounting officer.

Limitations on Liability and Indemnification of Directors and Officers

ASGC’s and Medinah’s directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in their articles of incorporation and bylaws.  ASGC and Medinah have agreed in the merger agreement that ASGC’s and Medinah’s directors and officers will be entitled to indemnification to the fullest extent provided in their respective articles of incorporation and bylaws as in effect as of the close of the business combination.  This right to continuing indemnification may be limited by applicable state or federal laws or applicable regulatory authorities.

Executive Compensation

Summary Compensation

As discussed above, since our Board of Directors currently consists of one member, we have not established a separate compensation committee, nor therefore do we have a compensation committee charter. Instead, our Director approves executive compensation policies and practices for himself as sole executive officer of the Company. The primary goal of our executive compensation policy is to closely align the interests of the shareholders with that of our executive officers. As such, our Director considers the important link between the Company’s financial condition, which impacts our shareholders, and the level of his compensation.

The following table sets forth information regarding all forms of compensation received by the named executive officers during the fiscal years ended July 31, 2012, and July 31, 2011, respectively:

Name and Principal Position	Year Ended July 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Vandeberg Sole Officer (1)	2012	$0	$0	0	$0	$0	$0	$0	$0
	2011	$55,000	$0	0	$0	$0	$0	$0	$0

Compensation of Directors

Our Director receives reimbursement for reasonable out-of-pocket expenses for his activities as the Director of the Company and for promoting our business. From time to time we may engage him to perform services on our behalf.  In such cases, we will compensate him for his services at rates no more favorable than could be obtained from unaffiliated parties. Our Director has not received any compensation from the Company for the fiscal years ended July 31, 2012 and 2011, respectively.

Option Grants and Exercises

We have no equity incentive plan and have not granted stock options or stock awards to any person.

Employment Agreements

We do not have any employment, consulting, change-of-control or severance agreements with our executive officer.

Security Ownership of Certain Beneficial Owners and Management and Related Stock Matters

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 23, 2012, by our director and executive officer, as well as each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock. On October 23, 2012, we had 6,391,740 issued and outstanding shares of common stock.

The percentages of common stock beneficially owned are reported on the basis of regulations of the United States Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Person or Group	Number of Shares of Common Stock	Percent

James Vandeberg, sole executive officer and director c/o American Sierra Gold Corp. 1218 Third Avenue, Suite 505 Seattle, WA 98101	1,986,667	31%

Changes in Control

There are no understandings or agreements known by management at this time that would result in a change in control of ASGC.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity incentive plan.

Certain Relationships and Related Transactions

Related Party Transactions

We have not entered into any reportable transaction nor are there any proposed reportable transactions in which our director and executive officer, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest. The Company has, however, received funds in the form of loans from its former directors and officers as disclosed in Notes 4 and 9 of the Notes to Financial Statements attached hereto, which disclosure is incorporated herein by reference.

Director Independence

We have only one person serving as our sole Director and executive officer, and he is therefore not deemed to be independent under Rule 4200 of the National Association of Securities Dealers’ (NASD) listing standards for determining director independence. We may seek out independent directors in the future if we are able to develop our business as planned, including generating revenue from our operations.

Principal Accounting Fees and Services

The firm of Thomas J. Harris, CPA currently serves as our independent registered public accounting firm. Our Board of Directors, in its discretion, may direct the appointment of different public accountants at any time during the year, if the Board believes that a change would be in the best interests of the shareholders. Our Board of Directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed below, and had determined that the payment of such fees is compatible with maintaining the independence of the accountants.

We do not currently have an audit committee, so our full Board of Directors serves the functions of an audit committee.

Our financial statements for the fiscal years ended July 31, 2012 and July 31, 2011, respectively, were audited by Thomas J. Harris, CPA.

Audit Fees

The aggregate fees paid to Thomas J. Harris, CPA for the audit of our annual financial statements included in our annual reports for the years ended July 31, 2012 and July 31, 2011 and the review of our quarterly reports for such years amounted to $15,000 for fiscal 2012 and $5,250 for fiscal 2011.

Audit Related Fees

For the fiscal year ended July 31, 2012, we paid no audit related fees to either Thomas J. Harris, CPA.

Tax Fees

For the fiscal years ended July 31, 2012, and July 31, 2011, there were no fees billed to us for tax services by Thomas J. Harris, CPA.

All Other Fees

For the fiscal years ended July 31, 2012, and July 31, 2011, there were no fees billed to us by Thomas J. Harris, CPA  for accounting services other those described above. There have been no non-audit services provided by our independent registered accountants for the fiscal year ended July 31, 2012.

INFORMATION ON MEDINAH GOLD, INC.

Overview

Medinah Gold Inc., a Nevada corporation (“Medinah”), was established in 1999 as a result of a dividend spinoff from Medinah Minerals, Inc. For over 14 years, Medinah was primarily used as a holding company for mining claims and mining properties. Recent market developments have created a huge need to develop and eventually put the resource rich mining properties into mineral production.  Medinah believes that the merger transaction with ASGC will establish a capital market for the shares of Medinah.

Mission

Medinah seeks to develop viable mining projects that will create livelihood and employment in the local communities while helping grow the local and national economy.

Vision

Medinah is a junior resource mining company that focuses on acquiring and developing mining properties in a cost effective manner while sustaining and enhancing a socially responsible culture.

Business Plan

Medinah seeks to enhance the value of its mining properties through the exploration and production of mineral resources like gold, silver, copper and molybdenum. Medinah pursues investment opportunities to (i) explore mining tenements that are at an unexplored or dormant stage and (ii) broaden and strengthen its current portfolio of mining claims, equity interests and mining properties.  Medinah believes this approach offers a flexible yet disciplined method to capitalize on the growing global demand for mineral resources.

Medinah will initially develop the following properties:

1.
A 75% interest in certain mineral claims in Region III of Chile.  The 900 hectares property consists of four exploration concessions, Gilda I/68145, Gilda II/68146, Gilda III/68147 and Gilda IV/68148, and are located 42 kilometers southeast of the city of Copiapo, in the Atacama desert region of Chile. This property is road accessible from Copiapo. The property is situated in an area very favorable for economic mineralization.

On September 5, 2012, Medinah entered into a letter of intent to purchase the Gilda property for USD$1,000,000, to be paid as follows:

	Year 1	Year 2	Year 3
Cash	$25,000	$25,000	$25,000
Shares	2,000,000	2,000,000	300,000

As part of the purchase agreement, Medinah will guarantee that the stock payments will return no less than $900,000 and they will agree to pay all costs associated with maintaining the properties.  Medinah will provide minimum exploration funds in Year 1 of $50,000, Year 2 of $200,000 and Year 3 of $750,000.  Additionally, the property seller, Abel Alberto, shall be hired and responsible for maintaining the property in good standing and for overseeing all exploration.

The area hosting the Gilda property has a long history of exploration and development for gold and copper. The Incas and the Spanish Colonists were the first to search for placer and shallow gold deposits. The area surrounding the Gilda property show several active and abandoned mines. Three distinct deposit types are present on the Gilda property: Deposit Type 1, Copper Breccias Deposit Type 2 and precious metal that includes or excludes Copper Veins Deposit Type 3 and Copper Gold Veins.

There are over 350 active mining operations of varying sizes in the Copiapo area. The proximal Caldera El Durazno has structurally prepared the area and generated numerous regional fault structures during formation.  The abundant Mensura mining concessions and numerous workings in the area support the view that several of these structures are metallieferous.  Immediately to the west, the Cabeza de Vaca district hosts several copper tourmaline breccias. The western edge of the Gilda pedimento block lies a few kilometers from the Cabeza de Vaca district.  The ground magnetics survey has identified several anomalies that possibly represent tourmaline breccias in the area. The limited sampling completed on a small diorite Plug on the eastern side of the Gilda pedimento block was successful in locating anomalous copper and weakly anomalous gold mineralization.

Based on this data, further exploration is warranted on the Gilda property of (i) surface exploration and (ii) percussion and diamond drilling. The budget for the first phase, which is the initial evaluation, is estimated at $250,000 over a 45 day period.  The budget for second phase is estimated at $750,000 over a 180 day period. Management is of the opinion that the Gilda property would be of great value and would quickly be put into exploration, drilling and subsequently, production plan preparation.

2.
A 10% interest in the “Jota” group of claims in northern Chile, near Iqueque. The Jota group of claims is a 22 kilometer long by 3 kilometer wide property and has been extensively drilled returning significant gold values.

3.
Ownership interest in a 600 hectares mining property in Chile, called Caleu. This property is located in western, central Chile, approximately 40kms outside of Santiago, Chile. The property consists of 4 claim groups: Catan, Escopion, Lucia and Cruchy.  Several high-grade gold veins exist and will be explored as targets for small-scale mining operations.

Medinah will use optimum resources to assure proper execution on its projects on a socially and environmentally responsible manner

Employees

Since inception, Medinah had no employees other than our directors and executive officers. Medinah engages contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our acquisition and exploration activities.

Directors, Executive Officers and Corporate Governance

At present, Medinah has 3 executive officers and 3 directors. Our directors are elected to serve until resignation, termination or until their respective successors will have been elected and duly qualified. The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name:	Age:	Position:
Larry Regis	76	President/Director
Gary Goodin	49	Vice President/Director
Vittal Karra	49	Secretary/Director

Larry Regis, Jr. brings to Medinah a wealth of political, business and managerial experience.  Prior to becoming the Medinah’s President in May 1999, Mr. Regis owned and operated several mines and managed business territories for companies such as ITT, Bell & Howell and McGraw Hill.  He was previously nominated for the Utah Chamber of Commerce “Man of the Year” award.  In 1967, Mr. Regis was elected to the Utah State Legislature where he served as Minority Leader of the House of Representatives.  He is the past Chairman of the Lake Elsinore Development Agency and was the recipient of the Lake Elsinore Packman Award for service to his community. Mr. Regis earned a Bachelors of Education degree from Brigham Young University in 1960 and is retired from the Utah Army Reserve.

Gary Goodin joined Medinah in May 1999.  Mr. Goodin graduated from the Indiana University School of Law in Bloomington, Indiana with a Juries Doctorate in 1989.  He practiced with the firm of Johnson, Smith, Pence, Densborn, Wright & Heath in Indianapolis from 1992 to 1996 and has been a Principal with the firm of Goodin Orzeske & Blackwell, P.C. in Indianapolis since 2000.  His areas of expertise include employment law and effective management of human resources.  He is the Precinct Committeeman, Clay Northwest Precinct, Hamilton County and enjoys and participates in sports of all types.

Vittal Karra joined Medinah in August 2012.  He is a results-oriented business executive with over 20 years of experience.  Mr. Karra has served as a strategic advisor to various technology companies since May 2010. From 2008-2010, Mr. Karra was a Senior Manager at Coca-Cola, Inc. and a consultant at Accenture from 2005-2008.  Mr. Karra has worked and consulted with companies like AT&T, American Express, Microsoft and the Port Authority of NY & NJ in the areas of telecom, infrastructure, information technology, software and management services.   Mr. Karra earned a Bachelors of Communication degree is 1983 from Osmania University in Hyderabad, India.

Legal Proceedings

There is no litigation currently pending or, to Medinah’s knowledge, contemplated against Medinah or any of its officers or directors in their capacity as such.

Limitations on Liability and Indemnification of Directors and Officers

ASGC’s and Medinah’s directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in their articles of incorporation and bylaws.  ASGC and Medinah have agreed in the merger agreement that ASGC’s and Medinah’s directors and officers will be entitled to indemnification to the fullest extent provided in their respective articles of incorporation and bylaws as in effect as of the close of the business combination.  This right to continuing indemnification may be limited by applicable state or federal laws or applicable regulatory authorities.

THE BUSINESS COMBINATION

The following is a description of certain material aspects of the business combination. While we believe that the following description covers the material terms of the business combination, the description may not contain all of the information that may be important to you. The discussion of the business combination in this prospectus is qualified in its entirety by reference to the merger agreement, which is attached to the prospectus as Annex A and which is provided for the purpose of providing you with information regarding its terms and is incorporated by reference into this prospectus. We encourage you to read carefully this entire prospectus, including the merger agreement, for a more complete understanding of the business combination.

ASGC is proposing to acquire Medinah pursuant to the merger agreement. ASGC and Medinah have entered into the merger agreement pursuant to which Medinah will merge with and into MergerSub, with Medinah as the surviving entity.  At the effective time of the merger, Medinah shareholder will have the right to have their shares converted into common shares of ASGC on a one-for-one basis, which is 64,061,040 shares.  Medinah shareholders will not receive any fractional shares of ASGC common stock in the merger.  As a result of the business combination, former Medinah shareholders will own ASGC common stock.  A description of the ASGC common stock to be issued as merger consideration is set forth under the section entitled “Description of ASGC Securities” beginning on page 43.

Terms of the merger are as follows: (i) ASGC will issue sufficient shares to repay its present debts, including advances by MMC Mines, Inc., totaling $70,000; and (ii) ASGC will release their current stock transfer agent and appoint American Registrar and Transfer Co.; and (ii ASGC will appoint new officers and directors, to be set forth in the merger agreement.

 For additional information on the business combination, see “The Business Combination” beginning on page 32, and for additional information on the merger agreement and the related transaction documents, see “The Merger Agreement” beginning on page 35.

Background to the Business Combination

Background

Beginning in June 2010, representatives of ASGC and Medinah began discussions about a possible business transaction. Both parties conducted due diligence on the other. Effective April 11, 2012 ASGC and Medinah entered into a Memorandum of Understanding setting forth the provisions that latter resulted in the Merger Agreement.

No Change in Business, Locations or Fiscal Year

The business combination will not affect ASGC’s jurisdiction of incorporation, and other changes of a legal nature, including changes in ASGC’s organizational documents, which are described in this prospectus. The business, assets and liabilities of ASGC, as well as ASGC’s principal locations and fiscal year, will be the same upon the completion of the merger. ASGC will then change its principal business locations to those of Medinah, 9555 SE Allen Blvd., #36, Beaverton, OR 97005.

Change in Management or Board of Directors

Medinah’s executive officers and directors will be the executive officers and directors, respectively, of ASGC upon completion of the merger.

Change in Shareholder Rights

Upon completion of the merger, the rights of holders of ASGC common stock will arise under the amended and restated certificate of incorporation and bylaws of ASGC as well as the NRS. Medinah common stock holders currently have the same rights as the ASGC shareholders since they are also governed by the NRS.

Recommendation of the Medinah Board; Medinah’s Reasons for the Business Combination

At a meeting held on August 13, 2012, the Medinah board unanimously (i) approved the merger agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth in the merger agreement; (ii) determined that the terms of the merger are fair to, and in the best interests of, Medinah and its shareholders; (iii) directed that the merger agreement be submitted to Medinah shareholders for adoption; (iv) recommended that Medinah shareholders vote in favor of each of the Medinah merger proposal and (v) declared the advisability of the business combination. As of September 24, 2012 holders of 65.7% of the outstanding shares of Medinah approved the merger by written consent.

Reasons for Recommendation.

The Medinah board evaluated the merger agreement, and the transactions contemplated by the merger agreement. In approving the merger agreement, and declaring them to be advisable, fair to, and in the best interests of, the shareholders of Medinah, and in recommending that Medinah’s shareholders approve and adopt the merger agreement, the Medinah board considered a number of factors, including (1) Medinah’s current financial condition and its competitive position, strategic options, and prospects (based on new and recently-launched Medinah initiatives and otherwise) and (2) other market conditions. The Medinah board viewed and evaluated these factors collectively to support its decision. Medinah has elected to pursue a transaction with ASGC primarily because, in Medinah’s judgment, ASGC has advantages in several areas of its access to financing and capital markets and its strategic position and having multiple opportunities for growth. The Medinah board believes that, in light of the forgoing, the business combination with ASGC presents an opportunity to increase shareholder value.

A description of these factors is set forth below.

The Medinah board’s recommendation that Medinah’s shareholders adopt the merger agreement is based primarily on the value of the merger consideration payable to Medinah shareholders pursuant to the merger.

In the course of evaluating the terms of the merger, the Medinah board consulted with management and legal advisors and, in reaching its decision, considered the following material factors, each of which it believed supported its approval of the merger agreement:

•	General industry, economic and market conditions, both on an historical and on a prospective basis;
•
the strategic alternatives to the business combination, including continuing to operate on a stand-alone basis at a time when the industry in which Medinah operates is under significant, long-term competitive pressures;

•
the risks associated with such strategic alternatives (including the risk associated with Medinah’s ability to meet its capital requirements and Medinah’s ability to secure adequate financing), compared with the opportunity for Medinah shareholders to realize in stock of a public Medinah a fair value as contemplated by the merger agreement;

•	the Medinah board’s belief that the aggregate merger consideration represents a fair price for 100% of the shares of Medinah common stock;
•	the fact that no other party expressed interest with respect to a strategic transaction with Medinah;
•	Medinah’s limited ability to raise additional capital through equity financing;
•
the opportunity for Medinah shareholders to realize substantial value and potential enhanced liquidity based on the receipt of 1 share of ASGC common stock for each share of Medinah common stock they hold upon the merger;

•	the merger agreement has customary terms and was the product of arm’s-length negotiations;
•	the conditions to the merger being completed are few, specific and limited;
•
the financial and other terms and conditions of the merger agreement as reviewed by the Medinah board (see “The Merger Agreement — Description of the Merger Agreement” beginning on page 35 and the fact that such terms and conditions are reasonable and were the product of arm’s-length negotiations between the parties;

•	the Medinah board’s belief that it obtained the highest consideration per share that ASGC was willing to pay, taking into account the terms resulting from extensive negotiations between the parties;
•	the Medinah board’s understanding of the current state of the capital markets;
•
the availability of appraisal rights, only to the extent available under the NRS, to holders of Medinah common stock who comply with the required procedures under the NRS, which will allow Medinah shareholders to seek appraisal of the fair value of their shares as determined by the Nevada Courts;

•	the fact that ASGC shares are listed on the OTCBB, offering increased liquidity to Medinah’s shareholders;
•	the likelihood that the business combination will be consummated.

The Medinah board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the business combination, including the following:

•	the risk that the business combination may not be completed in a timely manner or at all;
•
the possibility that, although the merger provides Medinah shareholders the opportunity to realize a premium over the price at which Medinah common stock is currently valued upon a public announcement of the business combination, the price of Medinah common stock might have increased in the future to a price greater than the value of the ASGC common stock received as the merger consideration;

•
the risks and costs to Medinah if the merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships, and the transaction costs including legal fees incurred in connection with the merger;

•
the restrictions on the conduct of Medinah business prior to the completion of the merger, requiring Medinah to conduct its business only in the ordinary course, subject to specific limitations or ASGC’s consent, which may delay or prevent Medinah from undertaking business opportunities that may arise pending completion of the merger; and

•
the interests of Medinah’s principal shareholders, executive officers and directors in the business combination (see “The Business Combination — Interests of Medinah Officers and Directors in the Business Combination”).

The foregoing discussion of the information and factors considered by the Medinah board is not intended to be exhaustive, but includes the material factors considered by the Medinah board, including the substantive and procedural factors considered. In view of the variety of factors considered in connection with its evaluation of the merger, the Medinah board did not find it practicable to quantify, and did not quantify, or otherwise assign relative weights to, the specific factors considered in reaching its conclusion. In addition, each member of the Medinah board applied his own personal business judgment to the process and may have given differing weights to different factors. In arriving at their recommendation, the members of the Medinah board also considered the interests that certain executive officers of Medinah may have with respect to the merger that differ from, or are in addition to, their interests as shareholders generally, as described below under “Interests of Officers and Directors in the Business Combination.”

Medinah Shareholder Vote

As of August 24, 2012, Medinah had 40,292,957 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.  Medinah has no preferred stock issued or outstanding.  As of August 24, 2012, the day of the shareholder written consent, 65.7% of the voting common stock of Medinah or 26,472,473 shares of common stock entitled to vote, approved  the merger agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth in the merger agreement.

Interests of Officers and Directors in the Business Combination

Interests of Medinah Officers and Directors in the Business Combination

In considering the recommendation of the Medinah board to vote in favor of the proposal to approve and adopt the merger agreement, Medinah shareholders should be aware that some of Medinah’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Medinah’s shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Medinah board was aware of these interests and considered them, among other matters, during its deliberations of the merits of the merger agreement and in determining to recommend to Medinah shareholders that they vote to approve and adopt the merger agreement and the other proposals to be brought before the shareholders. These potential conflicts of interest include:

•	the retention of officers of Medinah as officers of ASGC;
•	the designation of directors of Medinah as directors of ASGC;

Beneficial Ownership of Directors and Executive Officers

As of the close of business on August 24, 2012, Medinah’s directors and executive officers beneficially owned and were entitled to vote approximately 16.64% of the total outstanding Medinah common stock on that date. Holders of at least 65.7% of Medinah’s issued and outstanding Common Stock as of August 24, 2012 voted to approve and adopt the merger agreement.

ASGC Directors

Following the consummation of the business combination, Larry Regis will serve as the Chairman of ASGC and Garry Goodin and Vital Karra will serve as executive Directors of ASGC. For more information, see “Post-Merger ASGC Executive Officers and Directors,” beginning on page 40.

Indemnification and D&O Liability Insurance

Indemnification. The amended and restated certificate of incorporation and bylaws of ASGC following the merger will contain provisions no less favorable with respect to indemnification than those set forth in the certificate of incorporation and bylaws of Medinah.

D&O Liability Insurance. ASGC intends to obtain directors’ and officers’ liability insurance policies not materially less favorable than those currently maintained by Medinah, with respect to all matters occurring prior to the effective time of the business combination.

Accounting Treatment

The Merger

Both ASGC and Medinah prepare their financial statements in accordance with GAAP. In determining the accounting treatment of the transactions contemplated by the merger agreement, the respective management of ASGC and Medinah has evaluated all the criteria set forth in Accounting Concept Statement Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”), which essentially provides that in identifying the acquiring entity in a combination effected through a transfer of additional assets and exchange of equity interest, all pertinent facts and circumstances must be considered, including the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined Medinah, the relative size of each Medinah and the terms of the exchange of additional assets and equity securities in the business combination, including payment of any premium. There is no hierarchical guidance on determining the acquiror in a transaction effected through an exchange of equity interests.

Medinah has concluded that ASGC is not the accounting acquiror based on its evaluation of the following facts and circumstances of the merger.

•	Medinah is the larger of the two entities and is the only operating Medinah of the combining companies;
•	the members of the ASGC board following the completion of the merger will be appointed by Medinah. all of these directors are currently members of the board of directors of Medinah;
•	the current senior management of Medinah will be the senior management of ASGC following completion of the merger; and
•
following completion of the business combination, the current holders of Medinah common stock will hold a majority of the issued and outstanding shares of ASGC common stock, on a fully diluted basis, and, therefore, will have voting control of ASGC.

Based on the above facts, the respective management of ASGC and Medinah believe that ASGC is not considered as the accounting acquiror, and therefore, the merger contemplated by the merger agreement will be accounted for as a reverse recapitalization. The accounting of the merger will be similar to that of a capital infusion, as the only significant pre-merger assets of ASGC consist of cash and cash equivalents. No intangible assets or goodwill will be recognized as a result of the merger; accordingly, Medinah will record the shares of ASGC common stock issued in exchange for shares of Medinah common stock based on the carrying value of the assets and liabilities received as of the closing date of the merger.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement, entered into in connection with the business combination and is qualified in its entirety by reference to the merger agreement. This summary is qualified in its entirety by reference to the full text of the merger agreement, which is attached to this prospectus as Annex A and is incorporated by reference into this prospectus. We encourage you to carefully read the merger agreement in its entirety for a more complete understanding of the business combination. The merger agreement is included to provide investors and security holders with information regarding the terms of the merger agreement and is not intended to provide any other factual information about ASGC or Medinah. In particular, the assertions embodied in representations and warranties by Medinah and ASGC contained in the merger agreement are qualified by information in the disclosure schedules provided by Medinah and ASGC in connection with the signing of the merger agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Medinah and ASGC rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Medinah or ASGC.

Description of the Merger Agreement

Structure of the Merger

ASGC is proposing to acquire Medinah pursuant to the merger agreement. ASGC and Medinah have entered into the merger agreement pursuant to which Medinah will merge with and into MergerSub, with Medinah as the surviving entity.  At the effective time of the merger, Medinah shareholders will have the right to have their shares converted into common shares of ASGC on a one-for-one basis, which is expected to be approximately 64,061,040 shares.  Medinah shareholders will not receive any fractional shares of ASGC common stock in the merger.  As a result of the business combination, former Medinah shareholders will own ASGC common stock.

Terms of the merger are as follows: (i) ASGC will issue sufficient shares to repay its present debts, including advances by MMC Mines, Inc., in the total amount of $70,000; (ii) ASGC will effectuate a one (1) new for fifteen (15) old reverse stock split; (iii) ASGC will release their current stock transfer agent and appoint American Registrar and Transfer Co.; and (iv) ASGC will appoint new officers and directors, to be set forth in the merger agreement.

Closing and Effective Time of the Merger

The merger is to become effective as promptly as practicable after the satisfaction or waiver of the merger conditions by the filing of the merger agreement or a certificate of merger or a certificate of ownership and merger with the Secretary of State of the State of Nevada. The parties will hold a closing to verify that all closing conditions have been satisfied or waived upon filing of the certificate of merger.

Merger Consideration

Pursuant to the terms of the merger agreement, upon completion of the merger, each share of then-issued and outstanding Medinah common stock will be automatically cancelled and converted into the right to receive the number of shares of ASGC common stock on a one-for-one basis.  Medinah shareholders will not receive any fractional shares of ASGC common stock in the merger.  As a result of the business combination, former Medinah shareholders will own ASGC common stock.

As of October 10, 2012, Medinah had 64,061,040 shares of common stock issued and outstanding. Taking into account the surrender of Medinah common stock contemplated by the merger agreement, ASGC would issue up to 64,061,040 shares of ASGC common stock in consideration of the merger. Accordingly, ASGC would have then issued and outstanding approximately 70,452,780 shares of ASGC common stock based on the number of ASGC ordinary shares issued and outstanding on the record date for ASGC’s special meeting of its Board of Directors. Based on the last reported sale price on the OTCBB of the ASGC shares of $0.16 on October 25, 2012, the total value of the consideration ASGC will pay in the merger to the shareholders of Medinah is approximately $10,249,766.40.

Immediately following the completion of the merger, the former shareholders of Medinah are expected to own approximately 91% of the outstanding ASGC common stock and the current holders of ASGC ordinary shares are expected to own approximately 9% of the outstanding ASGC common stock.

The current fair market value of Medinah common stock may not be equivalent to the fair market value of ASGC common stock on the date that the merger consideration is received by a Medinah shareholder or at any other time. The fair market value of ASGC common stock received by a Medinah shareholder may be greater or less than the current fair market value of Medinah common stock due to numerous market factors.

No Fractional Shares

Medinah shareholders will not receive any fractional shares of ASGC common stock in the merger. Instead, ASGC will issue one share of ASGC common stock to each holder of Medinah common stock that would otherwise be entitled to a fraction of a share of ASGC common stock.

Treatment of Stock Options, Restricted Stock, Warrants and other Convertible Securities

Medinah does not have any outstanding stock options, restricted stock, warrants or other convertible securities outstanding.

Exchange of Certificates for Medinah Shareholders

Mandatory surrender of certificates is not required by our stockholders in connection with the merger agreement. The ASGC transfer agent, American Registar & Transfer Co. (the “Exchange Agent”), will adjust the record books of ASGC to reflect the merger and subsequent share exchange as of the Effective Date of the merger agreement.  New certificates will not be mailed to stockholders.  After approval of the merger by the stockholders of Medinah, ASGC shall deposit with the Exchange Agent shares of ASGC common stock for the benefit of the holders of shares of Medinah common stock. ASGC shall then cause the Exchange Agent to mail to each holder of record Medinah common stock, (i) a letter of transmittal (the “Letter of Transmittal”) to the Exchange Agent and (ii) instructions for use in surrendering Medinah stock certificates in exchange for ASGC common stock, should the stockholder elect to do so at their own expense.  Medinah stockholders are not required to exchange their Medinah stock certificates for ASGC stock certificates.

Representations and Warranties

The merger agreement contains a number of representations and warranties that each of ASGC and Medinah have made to each other.

The merger agreement contains representations and warranties of ASGC relating to the following: corporate organization; subsidiaries; capitalization; authority relative to merger agreement; no conflict; required filings and consents; permits; compliance; SEC filings; financial statements; absence of certain changes or events; absence of litigation; board approval and vote required; tax matters and the business combination.

The merger agreement contains representations and warranties of Medinah relating to the following: organization and qualification; subsidiaries; certificate of incorporation and bylaws; capitalization; authority; no conflict; required filings and consents; permits; compliance; financial statements; absence of certain changes or events; absence of litigation; employee benefit plans; labor and employment matters; real property; title to assets; intellectual property; taxes; environmental matters; material contracts; insurance; board approval; vote required; customers and suppliers; certain business practices; interested party transactions; and brokers.

Conduct of Business Pending Consummation of the Merger

Except as required by applicable law or regulation and except as otherwise contemplated by the Merger, until the earlier of the termination of the Merger or its effective time, Medinah shall, and cause its subsidiaries to, conduct their respective businesses in the ordinary course and consistent with past practices.  Except as required by applicable law or regulation and except as otherwise contemplated by the Merger agreement or except as previously consented to by ASGC, in writing, after the date hereof Medinah shall not, and shall not permit any of its subsidiaries to:

(a)           amend or otherwise change its articles of incorporation or by-laws;

(b)           issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire shares of such capital stock, or any other ownership interest, thereof, other than (x) any issuance pursuant to any outstanding security or agreement of Medinah disclosed in accordance with the Merger agreement, or (y) any issuance or sale pursuant to any plan for or agreement with any officer, director or employee of Medinah, or (ii) any of its assets, tangible or intangible;

(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock;

(d)           (i) reclassify, combine, split, or subdivide, directly or indirectly, any of its capital stock, or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except from any officer, director or employee upon termination of such officer, director or employee in accordance with any agreements to do the same which are expressly disclosed pursuant to the Merger agreement;

(e)           (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property  transfer,  or purchase any property or assets of any other person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person,  or make any loans or advances, or (iii) enter into any contract or agreement which would require disclosure pursuant to the Merger agreement;

(f)            make any capital expenditure or enter into any contract or commitment therefore in excess of $100,000;

(g)           amend, terminate or extend any contract or agreement listed pursuant to the Merger agreement;

(h)           delay or accelerate payment of any account payable or other liability of Medinah beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

(i)            take any action, or permit any event or condition to occur or exist, which would cause any representation or warranty of Medinah to be untrue; or

(j)            agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in to the Merger agreement untrue or incorrect.

In addition, ASGC has agreed not to take taking any action that would be reasonably likely to prevent, interfere with, or materially delay the merger, except as expressly contemplated by other provisions of the merger agreement or unless Medinah otherwise consents in writing (such consent not to be unreasonably withheld).

Additional Agreements

The merger agreement also contains additional agreements of the parties, including the following, among others:

•
Medinah shall cause a meeting of its shareholders (or take action by written consent of its shareholders as permitted under applicable law) as soon as practicable after the date of the Merger agreement for the purpose of voting on the adoption of the merger.

•
Each party shall, and shall cause its subsidiaries to, afford to the other party and to the officers, current employees, accountants, counsel, financial advisors, agents, lenders and other representatives of such party and its subsidiaries, reasonable access during normal business hours during the period prior to the effective rime of the merger to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

•
Each of the parties hereto will hold, and will use its best efforts to cause its officers, employees, accountants, counsel and representatives (collectively its “Representatives”) to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of Governmental Entities (including, without limitation, in connection with obtaining the necessary approvals of the merger agreement or the transactions contemplated hereby of Governmental Entities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party furnished to it by such other party or its Representatives in connection with merger agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) known by a party or its Representatives prior to disclosure by the other party hereto, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of a party and its Representatives or (z) later acquired by a party or its Representatives from another source if such party or such Representative is not aware that such source is under an obligation to the other party to keep such documents and information confidential. Notwithstanding any provision of merger agreement to the contrary, in the event that the receiving party is required under applicable law or regulation or stock exchange rules, or in a judicial, administrative or governmental proceeding to disclose any such documents or information, the receiving party will, unless prohibited by law, provide the disclosing party with prompt written notice of such requirement and all related proceedings so that the disclosing party may seek an appropriate protective order or waive its compliance with the confidentiality provisions of merger agreement.  In the event that merger agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of a party, the other party will, and will cause its Representatives to, promptly (and in no event later than five (5) business days after such request) redeliver or cause to be redelivered all documents and information furnished by the requesting party or its Representatives, including all copies thereof, in whatever media in connection with merger agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the delivering party or its Representatives. Upon the written request of the disclosing party, the receiving party’s authorized representative shall provide a written certification that it has complied with the provisions of the preceding sentence.  The return of any such documents and information will not relieve the receiving party of its obligation to maintain the confidentiality of such documents and information.

•
Except where otherwise provided in merger agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger as soon as practicable after the satisfaction of the conditions set forth the merger agreement hereof, provided that the foregoing shall not require Medinah or ASGC or Merger Sub to take any action or agree to any condition that might, in the reasonable judgment of Medinah or ASGC, as the case may be, have a material adverse effect on Medinah or ASGC, respectively.

•
Indemnification, Exculpation and Insurance.
(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers of Medinah as provided in its articles of incorporation or by-laws (or comparable organizational instruments and agreements) and any existing indemnification agreements or arrangements of Medinah shall survive the merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the effective time of the merger in any manner that would adversely affect the rights there under of such individuals for acts or omissions occurring at or prior to effective time of the merger.
(k)           In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of Medinah (the “Indemnified Parties”), is, or is threatened to be, made a party, or arising out of or pertaining to (i) the fact that he is or was a director, officer or current employee of Medinah or its predecessor or (ii) the merger agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the effective time of the merger, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.
(l)           From and after the effective time of the merger, ASGC shall cause the MergerSub surviving corporation to maintain in effect directors’ and officers’ liability insurance policy covering acts or omissions occurring after the effective time of the merger.
(m)         ASGC shall cause the MergerSub surviving corporation or any successor thereto, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under the merger agreement.  The provisions of the merger agreement shall survive the MergerSub surviving corporation and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

Conditions to the Closing of the Merger

The obligations of ASGC and Medinah to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several conditions, including:

•	the registration statement to which this prospectus forms a part must have been declared effective by the SEC;
•	Medinah shareholders must have approved and adopted the merger agreement; and
•	there must be no governmental order that would make the merger illegal; all other required governmental consents must have been obtained.

In addition, the obligations of ASGC to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several other conditions, including:

•	the representations and warranties made by Medinah in the merger agreement must remain materially true and correct;
•	Medinah must have materially performed or complied with all requisite agreements and covenants of the merger agreement;
•	Medinah must have provided an officer certificate to ASGC;
•	all required third party consents must have been obtained;
•	a Medinah material adverse effect must not have occurred; and
•	all members of the Medinah board must have executed written resignations effective as of the effective time of the merger.

In addition, the obligations of Medinah to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several other conditions, including:

•	the representations and warranties of ASGC must remain materially true and correct;
•	ASGC must have performed or complied in all material respects with all agreements and covenants required by the merger agreement;
•	ASGC must have delivered an officer certificate to Medinah;

•	an ASGC material adverse effect must not have occurred; and
•	the shares of ASGC common stock to be issued in the merger must have been approved and authorized for listing on the OTCBB.

Termination

Notwithstanding the approval of the ASGC merger proposal by the ASGC board of directors and the approval of the Medinah merger proposal by the Medinah shareholders and board of directors, the merger agreement may be terminated by:

•	mutual written consent of ASGC and Medinah;
•	either party if a governmental authority enacts or issues an injunction, order, decree, or ruling which would make consummation of the merger illegal or otherwise prohibiting consummation;
•	by Medinah if the merger agreement is not approved by the shareholders of Medinah; or
•	either party, upon the other party’s breach of a representation, warranty, covenant, or agreement.

Expenses

The merger agreement provides that the expenses for the merger shall be paid by Medinah.

Amendment and Waiver

The merger agreement may only be amended by an instrument in writing signed by both parties, provided that after the approval and adoption of the merger agreement by the shareholders of Medinah, no amendment that would reduce the amount or change the type of consideration such shareholders would receive for each share of Medinah common stock may be made.

POST-MERGER PRO FORMA SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ASGC

The following table sets forth certain information with respect to (i) each director and each executive officer of ASGC; (ii) all directors and executive officers of ASGC as a group; and (iii) persons (including any “group” as that term is used in Section l3 (d) (3) of the Exchange Act), expected to be the beneficial owner of more than five percent of ASGC common stock after the closing of the business combination. We have assured that no shares of ASGC common stock subject to options or warrants will be exercisable within 60 days from the date of the anticipated closing of the business combination.

Unless otherwise indicated, Medinah and ASGC believe that all persons named in the table have sole voting and investment power with respect to all shares of ASGC common stock beneficially owned by them.

Medinah and ASGC have based their calculation of the percentage of beneficial ownership as of October 23, 2012.

Name/Address of Beneficial Owner	Number of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned (1)
Juan Jose Quijano Fernandez El Vergel 2316 Santiago, Chile	8,342,400	11.8%
Gary Goodin 50 East 91st Street, Ste. 104 Indianapolis, IN 46240	2,617,000	3.7%
Kleen Investments, LLC c/o Gary Goodin 9102 Meridian Street, Ste. 400 Indianapolis, IN 46260	3,000,000	4.3%
Medinah Minerals, Inc. 3960 Howard Hughes Pkwy, Ste. 535 Las Vegas, NV 89169	10,000,000	14.2%
Larry Regis 9555 SW Allen Blvd., #36 Beaverton, OR 97005	4,200,000	6%

(1)
Based on a total of outstanding common stock of approximately 70,452,780.  As of October 23, 2012, ASGC had 6,391,740 shares of common stock issued and outstanding and on October 10, 2012, Medinah had 64,061,040 shares of common stock issued and outstanding.

POST-MERGER ASGC EXECUTIVE OFFICERS AND DIRECTORS

Upon completion of the business combination, the board of directors of ASGC, or the ASGC board, will consist of 3 members with each member being elected until their replacement, termination or resignation.

ASGC directors and executive officers that have been designated as of the date of this prospectus and their ages as of the date of this filing are as follows:

Name	Age	Position
Larry Regis	76	Director, President and Chief Executive Officer
Gary Goodin	49	Director, Chief Operating Officer and Vice President of Marketing and Sales
Vital Karra	49	Director, Treasurer and Head of Marketing.

Biographical Information

Larry Regis, Jr. brings to Medinah a wealth of political, business and managerial experience.  Prior to becoming the Medinah’s President in May 1999, Mr. Regis owned and operated several mines and managed business territories for companies such as ITT, Bell & Howell and McGraw Hill.  He was previously nominated for the Utah Chamber of Commerce “Man of the Year” award.  In 1967, Mr. Regis was elected to the Utah State Legislature where he served as Minority Leader of the House of Representatives.  He is the past Chairman of the Lake Elsinore Development Agency and was the recipient of the Lake Elsinore Packman Award for service to his community. Mr. Regis earned a Bachelors’ of Education degree from Brigham Young University in 1960 and is retired from the Utah Army Reserve.

Gary Goodin joined Medinah in May 1999.  Mr. Goodin graduated from the Indiana University School of Law in Bloomington, Indiana with a Juris Doctorate in 1989.  He practiced with the firm of Johnson, Smith, Pence, Densborn, Wright & Heath in Indianapolis from 1992 to 1996 and has been a Principal with the firm of Goodin Orzeske & Blackwell, P.C. in Indianapolis since 2000.  His areas of expertise include employment law and effective management of human resources.  He is the Precinct Committeeman, Clay Northwest Precinct, Hamilton County and enjoys and participates in sports of all types.

Vittal Karra joined Medinah in August 2012.  He is a results-oriented business executive with over 20 years of experience.  Mr. Karra has served as a strategic advisor to various technology companies since May 2010. From 2008-2010, Mr. Karra was a Senior Manager at Coca-Cola, Inc. and a consultant at Accenture from 2005-2008.  Mr. Karra has worked and consulted with companies like AT&T, American Express, Microsoft and the Port Authority of NY & NJ in the areas of telecom, infrastructure, information technology, software and management services.   Mr. Karra earned a Bachelors of Communication degree is 1983 from Osmania University in Hyderabad, India.

Committees of the ASGC Board

Post-merger, ASGC does not expect to have any board committees.

Code of Conduct and Ethics

Following the business combination, ASGC intends to post its code of ethics and to post any amendments to or any waivers from a provision of its code of ethics on its website at www.medinah-gold.com. ASGC also intends to disclose any amendments to or waivers of certain provisions of its code of ethics in a Form 8-K.

Executive Officer and Director Compensation

The executive and director compensation will be determined by the ASGC board, following consummation of the business combination. Any compensation to be paid to ASGC executive officers will be determined, or recommended to the ASGC board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the ASGC board.  It is currently anticipated that ASGC will be offering new employment agreements to certain of its executive officers. The terms of these agreements will be disclosed after such agreements are finalized.

Expected Compensation Policies

ASGC has not yet developed a comprehensive executive officer and director compensation program and philosophy with respect to the executive officers and directors who will manage ASGC after consummation of the business combination. ASGC expects that such a program and philosophy will be developed after the completion of the business combination, but will be substantially as described below.

Executive Compensation

ASGC will seek to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of ASGC within its industry, and that will adequately reward its executives for their roles in creating value for ASGC’s shareholders. ASGC intends to be competitive in its executive compensation with other similarly situated companies in its industry following completion of the business combination. The compensation decisions regarding ASGC s executives will be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above ASGC’s expectations.

ASGC anticipates that its executives’ compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under an incentive plan. ASGC anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, ASGC’s performance and other information deemed relevant and timely.

Compensation Arrangements for Directors

Upon consummation of the business combination, non-employee directors of ASGC will receive varying levels of compensation for their services as directors based on their eligibility as members of ASGC’s audit, compensation and nominating and corporate governance committees. ASGC anticipates determining director compensation in accordance with industry practice and standards.

Compensation Committee Information

The ASGC board will establish a compensation committee that, among other duties, will be to review and approve compensation paid to ASGC’s executive officers and directors and to administer an incentive plan. The compensation committee will be composed of 3 members of the ASGC board.

The compensation committee will be charged with performing an annual review of ASGC’s executive officers’ cash compensation, bonus and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by the compensation committee, ASGC may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

DESCRIPTION OF AMERICAN SIERRA GOLD CORP. SECURITIES

The following description of the ASGC capital stock (common and preferred) reflects ASGC’s capital stock as of the effective time of the merger. The ASGC capital stock will be governed by ASGC’s amended and restated certificate of incorporation and bylaws and by the NRS. This description is a summary and is not complete. We urge you to read in their entirety (1) ASGC’s amended and restated certificate of incorporation, which will be in effect as of the effective time of the merger and a form of which is included as Annex C to this prospectus and is incorporated herein by reference; (2) ASGC’s amended and restated bylaws, which will be in effect as of the effective time of the merger and a form of which is included as Annex D to this prospectus and is incorporated herein by reference and (3) the applicable provisions of the NRS, which are included as Annex E to this prospectus and is incorporated herein by reference. The following summary should be read in conjunction with the section entitled “Comparison of Shareholder Rights” beginning on page 44.

General

As of October 23, 2012, ASGC had 6,391,710 shares of its common stock, par value $0.001 per share, issued and outstanding and 0 shares of preferred stock issued and outstanding. The ASGC preferred stock may be divided into such number of series as ASGC’s board of directors may determine. ASGC’s board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of ASGC preferred stock, and to fix the number of shares of any series of ASGC preferred stock and the designation of any such series of ASGC preferred stock. ASGC’s board of directors, within the limits and restrictions stated in any resolution or resolutions of ASGC’s board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

Any future issuance of ASGC preferred stock could affect the rights of holders of common stock.

Holders of shares of ASGC’s common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders.

Upon liquidation or dissolution of ASGC, the assets legally available for distribution to holders of shares ASGC’s common stock, after payment of all obligations of ASGC and payment of any liquidation preference of all other classes and series of stock entitled thereto, including ASGC preferred stock, are distributable ratably among the holders of ASGC’s common stock.

The holders of ASGC’s common stock have no preemptive rights to subscribe for newly issued securities, and shares of ASGC’s common stock are not subject to redemption or conversion provisions. The shares of the ASGC common stock, when issued in connection with the merger, will be validly issued, fully paid, and non assessable.

Outstanding Warrants

As of July 31, 2012, ASGC had warrants outstanding as follows:

Grant Date	Number	Exercise Price	Expiration Date
January 15, 2010	500,000	$1.25	January 15, 2015
May 25, 2010	800,000	$0.44	May 26, 2015
Total	1,300,000

Anti-Takeover Effects of Nevada Law and Provisions of ASGC’s Certificate of Incorporation

ASGC has adopted the Nevada Revised Statutes (“NRS”) within their Articles of Incorporation and incorporates the NRS into their Articles by reference by reference.  Below is a summary of the anti-takeover provisions NRS:

NRS 78.378 - 78.3793 governs the acquisition of a controlling interest in a corporation. The articles and bylaws of a corporation may impose stricter requirements on the acquisition of the controlling interest. The provisions also do not restrict the Board and shareholders from adopting or signing plans, arrangements or instruments that grant or deny rights, privileges, power or authority to a holder or holders of a specified number of shares or percentage of share ownership or voting power in order to protect the Medinah.

Special Meeting

NRS 78.3789 provides that the acquiring person may deliver an offeror's statement to the registered office of the corporation, and may call for a special meeting of the shareholders. The statement should set forth:

1.	A recital that the statement is made pursuant to the chapter;
2.	The name of the acquiring person and every person associated w/ him or her in the acquisition;
3.	Number of shares in any class of voting shares owned by acquiring person and associated people;

4.	Percentage of the voting securities owned; and
5.	If securities not yet acquired, a detailed description of:
1.	Terms and conditions of proposed acquisition; and
2.	Means by which consideration is to be paid.

Voting Rights of Acquiring Person

NRS 78.3791 provides that, unless otherwise provided for in Articles of Incorporation., a resolution of the stockholders granting voting rights to the control shares being acquired must be approved by:

1.	Holders of the majority of voting power of the corporation; and
2.
The holders of a majority of each class affect; if the acquisition would adversely affect the relative preference or rights given to any other class or series of shares (excluding those shares held by interested stockholder).

Redemption of Control Shares

NRS 78.3792 provides that, if provided in the Articles of Incorporation or Bylaws, the issuing corporation may call for redemption w/in 30 days of not less than all of the control shares at the average price paid, if:
A. Offeror's statement wasn’t delivered pursuant to NRS 78.3789 (see above); or
B. Offeror's statement delivered by control shares not given full voting rights by stockholder.

Rights of dissenting shareholders

NRS 78.3793 provides that, unless otherwise provided for in Articles of Bylaws, a shareholder who did not vote in favor of authorizing the voting rights to the acquiring person, has dissenter's rights and may obtain payment for a fair value of his/her shares.

Transfer Agent

The transfer agent for ASGC common stock will be American Register & Transfer Co., which is located at 342 East 900 South, Salt Lake City, UT 84111.

COMPARISON OF SHAREHOLDER RIGHTS

As a result of the merger, the holders of Medinah common stock will become holders of ASGC common stock. Following the merger, the rights of Medinah shareholders will be governed by the ASGC and MergerSub Articles of Incorporation.  Both companies are incorporated in Nevada and no material differences exist between the governing documents of each entity aside from the par value of their respective authorized amounts of capital stock.  ASGC capital stock has a $0.001 par value and Medinah capital stock has a $0.001 par value.  Each entity has 50,000,000 of authorized capital stock.

SECURITIES ACT RESTRICTIONS ON RESALE OF ASGC COMMON STOCK

The outstanding ASGC common stock will have been registered under the Securities Act, and owners of ASGC common stock who are not affiliates of ASGC may freely resell their shares of ASGC common stock under the Securities Act. Owners who are affiliates will also be permitted to resell their shares, but must comply with Exchange Act individual filing requirements with the SEC. For this purpose, an “affiliate” of ASGC is any person who controls, is controlled by or is under common control with ASGC.

LEGAL MATTERS

The Apex Law Group, LLP will pass upon the validity of the securities of ASGC offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The accompanying balance sheets of ASGC as of July 31, 2012 and 2011 and the related statements of operations, changes in shareholders’ equity, and cash flows for the year ended July 31, 2012 have been audited by Thomas J Harris, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

ASGC has filed a registration statement on Form S-4 to register the issuance of ASGC common stock to be issued to Medinah shareholders in the business combination. This prospectus is a part of that registration statement and constitutes a prospectus of ASGC.

ASGC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. ASGC’s public filings are also available to the public from the SEC’s website at http://www.sec.gov.

Information and statements contained in this prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this prospectus.

If you would like additional copies of this prospectus or if you have questions about the business combination, you should contact via phone or in writing:

AMERICAN SIERRA GOLD CORP.	MEDINAH GOLD, INC.
1218 Third Avenue, Suite 505	9555 SW Allen Blvd., number 36
Seattle, WA 98101	Beaverton, Oregon 97005
Tel: (206) 910-2687	Tel: (952) 281-9593
Attention: James Vandeberg	Attention: Larry Regis, President

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

$10,249,766.40

AMERICAN SIERRA GOLD CORP.

Common Stock

The date of this Prospectus is November ___, 2012.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AMERICAN SIERRA GOLD CORP.

AMERICAN SIERRA GOLD MERGER CORP.

AND

MEDINAH GOLD, INC.

DATED AUGUST 13, 2012

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INDEX OF DEFINED TERMS

DEFINED TERMS	SECTION DEFINED

Action	Section 3.7(a)
Adjustment Event	Section 2.4
Affiliate	Section 10.2(a)
Agreement	Preamble
Articles of Merger	Section 1.3
Closing Date / Closing	Section 1.2
Code	Section 3.8
Company	Preamble
Company Articles of Incorporation	Section 3.2
Company Common Stock	Recitals
Company Disclosure Schedule	Article III
Company Financial Statements	Section 3.4
Company Shareholders Meeting	Section 6.1
Company Stock Certificates	Section 2.3(b)
Dissenting Shares	Section 2.5
Effective Time	Section 1.3
Exchange Act	Section 4.4(c)
Exchange Agent	Section 2.3(a)
GAAP	Section 4.5(b)
Government Entities / Entity	Section 3.3(c)
Indemnified Parties	Section 6.4(b)
Knowledge	Section 10.2(e)
Letter of Transmittal	Section 2.3(b)
Material adverse change	Section 10.2(b)
Material adverse effect	Section 10.2(b)
Merger	Recitals
Merger Consideration	Section 2.1(e)
Merger Sub	Preamble
NRS	Recitals
Other Company Documents	Section 3.6(c)
Other Parent Documents	Section 4.8(c)
Parent	Preamble
Parent’s Articles of Incorporation	Section 4.3(a)
Parent Common Stock	Section 4.3(a)
Parent Disclosure Schedule	Article IV
Parent Employee Stock Options	Section 4.3(a)
Parent Preferred Stock	Section 4.3(a)
Parent SEC Documents	Section 4.5(a)
Parent Stock Plans	Section 4.3(a)
Permits	Section 3.6(a)
Permitted Liens	Section 3.15(b)
Person	Section 10.2(c)
Related Person	Section 3.14
Requisite Regulatory Approvals	Section 7.1(b)
Restraints	Section 7.1(c)
SEC	Section 4.5(a)
Secretary	Section 1.3
Securities Act	Section 4.4(c)
SOXA	Section 4.5(a)
Subsidiary	Section 10.2(d)
Surviving Corporation	Section 1.1

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AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into on this 13th day of August, 2012, by and among AMERICAN SIERRA GOLD CORP., a Nevada corporation (“Parent”), AMERICAN SIERRA GOLD MERGER CORP., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and MEDINAH GOLD, INC., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, each of Parent, Merger Sub and the Company desire Parent to consummate a business combination with the Company in a transaction whereby, upon the terms and subject to the conditions set forth in this Agreement, Company will merge with and into MergerSub (the “Merger”), each outstanding share of common stock, par value $0.001, of the Company (“Company Common Stock”) will be converted into the right to receive the Merger Consideration (defined below), and MergerSub will be the surviving corporation in the Merger;

WHEREAS, the Board of Directors of the Company has unanimously determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of the holders of Company Common Stock, that the Merger is fair and advisable, and has approved this Agreement in accordance with the Nevada Business Corporation Act, as amended (the “NCA”), and has further resolved unanimously to recommend to all holders of Company Common Stock that they authorize, approve and adopt this Agreement and the transactions contemplated hereby; and

WHEREAS, the Board of Directors of Parent has unanimously determined and resolved that the Merger and all of the transactions contemplated by this Agreement are in the best interest of Parent and the holders of Parent Common Stock and has adopted this Agreement in accordance with the NCA, and Parent, as sole shareholder of Merger Sub, has adopted this Agreement in accordance with the NCA; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1  The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NCA, at the Effective Time, the Company shall be merged with and into the MergerSub and MergerSub shall be the surviving corporation in the Merger (the “Surviving Corporation”) and, as such, MergerSub shall continue its corporate existence as a direct, wholly owned subsidiary of Parent under the laws of the State of Nevada, and the separate corporate existence of the Company thereupon shall cease.

SECTION 1.2  Closing. Subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to consummation of the Merger contained in Article VII hereof, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m., Washington local time, on a date to be specified by the parties (the “Closing Date”), which date shall not be later than the third business day next following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable law, waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of The Apex Law Group, LLP located at 1218 Third Avenue, Suite 505, Seattle, WA 98101 or at such other location as is agreed to by the parties hereto.

SECTION 1.3  Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the States of Nevada (the “Secretary”) articles of merger (the “Articles of Merger”) duly executed and so filed in accordance with the NCA and shall make all other filings and recordings required under the NCA to effectuate the Merger and the transactions contemplated by this Agreement.  The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary, or at such subsequent date or time as Parent and the Company mutually shall agree and specify in the Articles of Merger (the time the Merger becomes so effective being hereinafter referred to as the “Effective Time”).

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SECTION 1.4  Effects of the Merger. The Merger shall have the effects as set forth in the applicable provisions of the NCA.

SECTION 1.5  Articles of Incorporation and By-laws of the Surviving Corporation. The articles of incorporation of the MergerSub shall be the articles of incorporation of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable law.  The by-laws of the MergerSub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable law.

SECTION 1.6  Directors and Officers. The directors of the Company at the Effective Time shall, from and after the Effective Time, be and become the directors of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation and the applicable provisions of the NCA.  The officers of the Company at the Effective Time shall, from and after the Effective Time, be and become the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.  The directors of Parent at and after the Effective Time shall be as set forth in Section 6.7.  The officers of the Parent at and after the Effective Time shall be as set forth below:

Name	Office
Larry Regis	President
Larry Regis	Chief Executive Officer
Garry Goodin	Chief Operating Officer
Garry Goodin	Vice President, Marketing and Sales
Vital Karra	Secretary, Treasurer, Head of Marketing

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and automatically without any action on the part of any holder of capital stock of Parent, MergerSub or the Company, respectively:

(a)           Capital Stock of the Company.  Each then outstanding share of common stock, par value $0.001, of the Company shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b)           Cancellation of Treasury Stock and Parent Owned Stock.  Each share of Company Common Stock then issued and held in the Company's treasury and each share of Company Common Stock then owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, shall be canceled and retired and shall cease to exist.

(c)           Company Common Stock.  Each then outstanding share of Company Common Stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b) and Dissenting Shares), shall be converted into and become the right to receive collectively on a one-for-one basis with all outstanding shares of Company Common Stock, Merger Consideration, defined below.  Except as expressly stated in writing elsewhere in this Agreement, the Merger Consideration consists exclusively of shares of Parent Common Stock.

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(d)           At the Effective Time, the Company Common Stock shall cease to be outstanding and be cancelled and retired.

(e)           There are approximately 6,391,710 shares of Parent Common Stock issued and outstanding.  At closing, 16,000,000 shares of Parent Common Stock shall be delivered to the current shareholders of the Company (referred to herein as the “Merger Consideration”).

SECTION 2.2  Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates.  In the event that a holder of a Company Stock Certificate would be entitled to receive, in the Merger, a fractional share interest in exchange for such Company Stock Certificate, then (i) any such fractional share greater than or equal to one-half of a share (0.5) shall be rounded up to the next whole share number and (ii) any such fractional share less than one-half of a share (0.5) shall be rounded down to the preceding whole share number.

SECTION 2.3  Exchange of Certificates.

(a) As of the Effective Time, Parent shall deposit with Parent’s transfer agent, Island Stock Transfer, shares of Parent Common Stock, or a nationally reputable bank or trust company in the United States as may be designated by Parent (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock and for exchange in accordance with this Section 2.3, the Merger Consideration assumable pursuant to Section 2.1.

(b) As soon as reasonably practicable after the Effective Time, and in no event later than ten (10) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate (or certificates) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, as the case may be (the “Company Stock Certificates”), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates) (the “Letter of Transmittal”) to the Exchange Agent and shall be in such form and have such other provisions as Parent or the Exchange Agent reasonably may specify, together with a substitute Form W-9) and (ii) instructions for use thereof in surrendering Company Stock Certificate(s) in exchange for the Merger Consideration.  Upon surrender to the Exchange Agent of a Company Stock Certificate in proper form for cancellation, together with a duly executed letter of transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefore a certificate (or certificates) representing such whole number of shares of Parent Common Stock such Company shareholder is entitled to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request, and Exchange Agent shall mail such certificate (or certificates) to such holder in accordance with the Letter of Transmittal.  The shares represented by the Company Stock Certificate so surrendered shall forthwith be cancelled.  Without limiting the generality of the foregoing (and notwithstanding any other provisions of this Agreement), no interest shall be paid or accrued in respect of any of the Merger Consideration.  The Letter of Transmittal shall provide (i) procedures for holders whose Company Stock Certificates are lost, stolen or destroyed to receive the Merger Consideration and (ii) procedures for the transfer of ownership of shares of the Company Common Stock that is not registered on the stock transfer books and records of the Company.  Until surrendered in accordance with this Section 2.3 and as specified in the Letter of Transmittal, each Company Stock Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as provided in this Article II.

(c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time in respect of shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder shall surrender such Company Stock Certificate as provided in this Section 2.3.  Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the holder of the certificates representing shares of Parent Common Stock issued in exchange therefore, in each case without any interest thereon, (i) at the time of such surrender, the amount of dividends or other distributions, if any, having a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock and not paid, less the amount of all required withholding Taxes in respect thereof, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions having a record date after the Effective Time but prior to the date of such surrender and having a payment date subsequent to the date of such surrender and payable with respect to such shares of Parent Common Stock, less the amount of all required withholding Taxes in respect thereof.

(d) All shares of Parent Common Stock issued upon surrender of Company Stock Certificates in accordance with this Article II and as specified in the Letter of Transmittal shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby and, as of the Effective Time, the stock transfer books and records of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books and records of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time.  If, after the Effective Time, Company Stock Certificates are properly presented to the Surviving Corporation for any reason (but otherwise in accordance with this Article II and as specified in the Letter of Transmittal), they shall be cancelled and exchanged as provided in this Section 2.3.

(e) At any time following the twelve-month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not theretofore distributed to former holders of shares of Company Common Stock (including any interest, if any, received with respect thereto and other income resulting from investments thereof by the Exchange Agent, as directed by Parent), and such former holders shall be entitled to look only to the Parent (subject to abandoned property, escheat and other similar laws) with respect to the Merger Consideration and dividends or other distributions with respect to Parent Common Stock, if any, payable upon due surrender of their Company Stock Certificates, in all cases without any interest thereon and less all required withholding Taxes.  Notwithstanding the foregoing, neither the Parent nor the Exchange Agent shall be liable to any holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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SECTION 2.4  Certain Adjustments. If after the date hereof and prior to the Effective Time and to the extent permitted by this Agreement, the outstanding shares of Parent Common Stock and/or Company Common Stock shall be changed into a different number, class or series of shares by reason of any reclassification, recapitalization or combination, forward stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an “Adjustment Event”), the Merger Consideration shall be adjusted correspondingly to provide to the holders of Company Common Stock the right to receive the same economic effect as contemplated by this Agreement immediately prior to such Adjustment Event and Parent’s payment obligations likewise shall be correspondingly adjusted such that it shall be required to pay and deliver not more than the aggregate Merger Consideration contemplated by this Agreement.

SECTION 2.5  Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his dissenters rights under Chapter 78 of the NCA (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration; provided, however, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such shareholder’s right to dissent from the Merger under the NCA and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the NCA, each share of such holder’s Company Common Stock, as the case may be, thereupon shall be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration in accordance with Section 2.1.  The Company shall give Parent prompt written notice of:  (i) all demands for appraisal or payment for shares of Company Common Stock received by the Company prior to the Effective Time in accordance with the NCA; and (ii) any settlement or offers to settle any such demands.

SECTION  2.6  Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368 of the Code, and this Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) and making specific reference to the particular subsection(s) of this Agreement to which exception is being taken, the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.1  Organization, Standing and Corporate Power. The Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and requisite authority to carry on its business as presently being conducted.  The Company is duly qualified or licensed to conduct business and is in good standing in each jurisdiction required, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.  The Company does not have any subsidiaries.

SECTION 3.2  Capital Structure. The authorized capital stock of the Company is as set forth in the Company Disclosure Schedule.  Such Company Disclosure Schedule sets forth, as of the date hereof, the number of shares of each class or type issued, the number held in treasury, the number reserved for issuance and the reason the same are reserved for issuance.  Except as set forth in the Company Disclosure Schedule, all the holders of Company Common Stock reside in the United States.  Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other securities (voting or otherwise) of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or securities (voting or otherwise) of the Company, or (iii) options, warrants or other rights to acquire from the Company, directly or indirectly, or obligations of the Company to issue, any capital stock or securities (voting or otherwise), or any other securities convertible into or exchangeable for capital stock or securities of the Company.  All shares of capital stock of the Company outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, the Company’s Articles of Incorporation, as amended (the “Company’s Articles of Incorporation”) or any agreement to which the Company is a party or by which the Company may be bound.

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SECTION 3.3 Authority; Noncontravention.

(a)           The Company has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  Except for any required approval by the Company’s shareholders in connection with the consummation of the Merger, all corporate acts and proceedings required to be taken by or on the part of the Company to authorize the Company to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken.  This Agreement constitutes a valid and binding agreement of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of the Company’s Articles of Incorporation, (ii) any loan or credit agreement, note, mortgage, indenture, lease or other material contract or agreement of the Company or (iii) instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except for those which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

(c)           The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, official or authority (each, a “Governmental Entity,” collectively “Government Entities”) other than the filing of articles of merger with the Minnesota Secretary of State.

(d)           The execution and delivery of this Agreement and the consummation of the Merger will not result in the creation of any Lien upon any asset of the Company.

(e)           Except as set forth in the Company Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the governmental authorities referred to in (b) above) under any indenture, lease, instrument or other material contract, agreement or document to which the Company is a party or by which the Company is bound is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger, except for those which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

SECTION 3.4 Financial Statements; Undisclosed Liabilities.

(a)           The Company shall furnish to Parent true, correct and complete copies of its audited balance sheet, statement of operations, statement of members’ equity and statement of cash flows for its last two fiscal years, and a review of financial statements for any subsequent interim periods, as soon as is practicable after execution hereon (the “Company Financial Statements”).  The Company Financial Statements shall be prepared by the Company’s accountants in accordance with U.S. GAAP.

(b)           The Company has no material liabilities and, to the best of the Company’s knowledge, knows of no material contingent liabilities other than: (i) liabilities set forth on the Company Financial Statements; and (ii) liabilities and obligations that have arisen  in the ordinary course of business, none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim or lawsuit and none of which, either individually or in the aggregate, is likely to have a material adverse effect on the Company.

SECTION 3.5 Company Contracts.

(a)           Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

(b)           Except as set forth in the Company Disclosure Schedule, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(c)           Except as set forth in the Company Disclosure Schedule, since April 30, 2012, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)           The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, that would have a material adverse effect on the Company.

(f)           The Company has not engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

SECTION 3.6 Permits; Compliance with Applicable Laws.

(a)           The Company owns and/or possess all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company (the “Permits”) as presently conducted, except for those the failure to own or possess would not reasonably be expected to have a material adverse effect on the Company.  The Company is in compliance with the terms of its Permits and all the Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of the Company, threatened, except where the failure to be in full force and effect individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company.

(b)           The Company is in compliance in all respects with all applicable statutes, laws, regulations, ordinances, Permits, rules, writs, judgments, orders, decrees and arbitration awards of each Governmental Entity applicable to the Company, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

(c)           Except for filings with respect to Taxes, the Company has filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity (the “Other Company Documents”), and have paid all fees and assessments, if any, due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Company.

SECTION 3.7 Absence of Litigation.

(a)           As used in this Agreement with respect to any person, an “Action” is any litigation, action, suit, case, proceeding, administrative charge or citation, investigation or arbitration against, relating to, or affecting such person or any of its subsidiaries or any of their respective assets or properties.  The Company Disclosure Schedule contains a true and current summary description of each pending and, to the Company’s knowledge, threatened Action with respect to the Company.

(b)           Except as disclosed in the Company Disclosure Schedule, there is no Action relating to the Company by or before any Governmental Entity or otherwise pending or, to the best of the Company’s knowledge, threatened, which could reasonably be expected to have a material adverse effect on the Company.

(c)           Except as disclosed in the Company Disclosure Schedule, there is no Action relating to the Company by or before any Governmental Entity or otherwise pending or, to the best of the Company’s knowledge, threatened, which could reasonably be expected to delay, prohibit, make illegal, or have a material adverse effect on the consummation of this Agreement or the transactions contemplated hereby, or the benefits to the parties hereto intended hereby and thereby.

(d)           Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditors’ requests for information delivered in connection with the Company Financial Statements (together with any updates provided by such counsel) regarding Actions pending or threatened against, relating to or affecting the Company.

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SECTION 3.8 Tax Matters.  The Company has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Company Disclosure Schedule.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company.  The Company has never been advised of any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities.  Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

SECTION 3.9 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

SECTION 3.10 Labor Matters. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the best of the Company’s knowledge, threatened, that could have a material adverse effect on the Company nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of the Company is terminable at the will of the Company.  To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

SECTION 3.11 Environmental Matters. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

SECTION 3.12 Intellectual Property. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes reasonably necessary for its business as now conducted without any conflict with or infringement of the rights of others.  The Company Disclosure Schedule contains a complete list of all of the Company’s patents, trademarks, service marks, trade names, copyrights and all applications for any of the foregoing, including, to the Company’s knowledge, without having conducted any lien searches or similar type of search, any security interest, lien, encumbrance or charge of any kind granted thereon.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.  The Company has not received any written or oral communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as currently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

SECTION 3.13 Insurance Matters. The Company has obtained, or will obtain promptly following Closing, fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

SECTION 3.14 Transactions with Affiliates. Except as disclosed in the Company Disclosure Schedule, there are (i) no outstanding amounts payable to or receivable from, or advances by the Company to, and the Company is not otherwise a creditor of or debtor to, any officer, director, or shareholder of the Company, or any affiliate or associate of any of them (any such person, a “Related Person”), other than as part of the normal and customary terms of such persons’ employment or service as an officer, director or employee of the Company; (ii) no Related Person provides or causes to be provided any assets, services or facilities to the Company; (iii) the Company does not provide nor causes to be provided any assets, services or facilities to any Related Person; and (iv)  the Company does not beneficially owns, directly or indirectly, any assets or property of any Related Person. Except as disclosed in the Company Disclosure Schedule, each of the liabilities and transactions listed in the Company Disclosure Schedule was incurred or engaged in, as the case may be, on an arm’s-length basis.

SECTION 3.15  Real Property.

(a)           The Company has valid leaseholds in all real estate leased by it, other than Permitted Liens.  The Company does not own any real property.  The Company Disclosure Schedule sets forth a complete list of all real property leased, subleased, or otherwise occupied or used by the Company as lessee.

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(b)           As used in this Agreement, “Permitted Liens” shall mean: (i) liens for taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate provisions on the books and records of the Company or Parent, as the case may be, in accordance with GAAP, (ii) with respect to real property, any Lien, encumbrance or other title defect which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used) and (iii) inchoate material men’s, mechanics’, carriers’, workmen’s and repairmen’s liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings. As used with respect to real property, the term “Permitted Liens” shall also include any Lien reflected (A) on the Company’s or Parent’s and its subsidiaries’, as the case may be, title reports and (B) in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, provided, that none of the same shall materially interfere with the use of such real property by the Company or Parent or any of its subsidiaries, as the case may be, as the same is currently used or planned to be used, and that none of the same materially detracts from the economic value of such real property.

SECTION 3.16 Board Approval. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, or by unanimous written consent, the Board of Directors of the Company, after full and deliberate consideration, has (i) duly approved this Agreement and resolved that the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company’s shareholders, (ii) resolved to unanimously recommend that the Company’s shareholders approve the Merger and the transactions contemplated hereby and (iii) directed that the Merger be submitted for consideration by the holders of Company Common Stock.

SECTION 3.17 Books and Records. The minute books of the Company provided to Parent contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 3.18 Brokers. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

SECTION 3.19 Accuracy of Information. To the reasonable knowledge of the Company, neither this Agreement, the Company Disclosure Schedule nor any other document, schedule, exhibit, certificate or instrument provided by the Company or any of their respective employees or agents to Parent in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) and making specific reference to the particular subsection(s) of this Agreement to which exception is being taken, Parent hereby represents and warrants to the Company as follows:

SECTION 4.1  Organization, Standing and Corporate Power.

(a)           Each of Parent, its subsidiaries and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and requisite authority to carry on its business as presently being conducted.  Each of Parent, its subsidiaries and Merger Sub are duly qualified or licensed to conduct business and is in good standing in each jurisdiction required, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

(b)           Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of the articles of incorporation and by-laws or other organizational documents of Parent, its subsidiaries and Merger Sub, as in effect at the date of this Agreement, and which shall be in effect as of the Closing Date.

SECTION 4.2  Subsidiaries.

(a)           The Parent Disclosure Schedule lists the names and jurisdiction of incorporation or organization of all the subsidiaries of Parent, whether consolidated or unconsolidated.  The outstanding securities of the subsidiaries of Parent are set forth in the Parent Disclosure Schedule and all outstanding shares of capital stock of, or other equity interests in, each such subsidiary: (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned directly or indirectly by Parent, free and clear of all Liens.  Except as set forth above or in the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock of or other equity or voting interests in any person.

(b)           Merger Sub is a newly formed corporation with no material assets or liabilities, except for liabilities arising under this Agreement.  Merger Sub will not conduct any business or activities other than the issuance of its capital stock to Parent prior to the Merger.

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SECTION 4.3  Capital Structure.

(a)  The authorized capital stock of Parent consists of 133,333,334 shares of common stock, $0.001 par value per share (the “Parent Common Stock”), and zero (0) shares of preferred stock, par value $0.001 per share (“Parent Preferred Stock”). Pursuant to this Merger Agreement, and as of the date hereof: (i) 6,083,576 shares of Parent Common Stock were issued and outstanding; (ii) zero (0) shares of Parent Common Stock were held by Parent in its treasury; (iii) zero (0) shares of Parent Common Stock were held by subsidiaries of Parent; (iv) approximately zero (0) shares of Parent Common Stock were reserved for issuance pursuant to the stock-based plans identified in the Parent Disclosure Schedule (such plans, collectively, the “Parent Stock Plans”), of which approximately zero (0) shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, “Parent Employee Stock Options”); and (v) zero (0) shares of Parent Common Stock are reserved for issuance pursuant to convertible securities. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other securities (voting or otherwise) of the Parent, (ii) securities of the Parent convertible into or exchangeable for shares of capital stock or securities (voting or otherwise) of the Parent, or (iii) options, warrants or other rights to acquire from the Parent, directly or indirectly, or obligations of the Parent to issue, any capital stock or securities (voting or otherwise), or any other securities convertible into or exchangeable for capital stock or securities of the Parent. All shares of capital stock of Parent outstanding as of the date hereof have been, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized and validly issued and are fully paid and nonassessable.  All shares of capital stock of Parent outstanding as of the date hereof have been, and all shares which shall be issued as part of the Merger Consideration will be, when issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Parent’s Articles of Incorporation, as amended and restated (the “Parent’s Articles of Incorporation”) or any agreement to which the Parent is a party or by which the Parent may be bound.

(b)           Parent has a sufficient number of duly authorized but unissued shares of Parent Common to issue the maximum number of such shares contemplated by Article II of this Agreement as the Merger Consideration.

SECTION  4.4  Authority; Noncontravention.

(a)           Parent and Merger Sub have the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  Except for any required approval by Parent’s shareholders in connection with the consummation of the Merger, all corporate acts and proceedings required to be taken by or on the part of Parent and Merger Sub to authorize Parent and Merger Sub, as the case may be, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes a valid and binding agreement of Parent and Merger Sub, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under (i) any provision of Parent’s or Merger Sub’s articles of incorporation, (ii) any loan or credit agreement, note, mortgage, indenture, lease or other Parent Contract or (iii) instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets.

(c)           The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger by Parent and Merger Sub requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Entity other than (i) the filing of a articles of merger in accordance with the Secretary, (ii) compliance with any applicable requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (vi) compliance with the Securities Act of 1933 (the “Securities Act”); and (vii) compliance with any state securities or blue sky laws.

(d)           The execution and delivery of this Agreement and the consummation of the Merger will not result in the creation of any Lien upon any asset of Parent.

(e)           Except as set forth in the Parent Disclosure Schedule, no consent, approval, waiver or other action by any person (other than the governmental authorities referred to in (b) above) under any indenture, lease, instrument or other material contract, agreement or document to which Parent is a party or by which Parent is bound is required or necessary for, or made necessary by reason of, the execution, delivery and performance of this Agreement by Parent or the consummation of the Merger.

SECTION 4.5  Parent Documents.

(a)           As of their respective filing dates, (i) Parent’s Annual Report on Form 10-K for its fiscal year ended July 31, 2011, and all reports, schedules, forms, information statements and other documents (including exhibits) filed by Parent with the Securities and Exchange Commission (“SEC”) subsequent to such fiscal year end (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (“SOXA”), the “Parent SEC Documents”) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC there under applicable to such Parent SEC Documents, except as amended or supplemented by a subsequently filed Parent SEC Document, and (ii) no Parent SEC Documents, as of their respective dates, contained (except for such matters as were amended or supplemented by a subsequently filed Parent SEC Document, if any), and no Parent SEC Document filed subsequent to the date hereof through the Closing Date will contain as of their respective dates, any untrue statement of a material fact or omitted, and no Parent SEC Document filed subsequent to the date hereof and through the Closing Date will omit as of their respective dates, to state a material fact required to be stated therein or necessary to make the statements therein (in the case of registration statements of Parent under the Securities Act, in light of the circumstances under which they were made) not misleading (excluding information furnished by Company or shareholders of Company for inclusion therein, as to which no representation or warranty is given by Parent).

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(b)           The financial statements of Parent included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC (except as subsequently amended or supplemented by a subsequent Parent SEC Document, if at all), in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principals (“GAAP”) (except, in the case of unaudited statements, as permitted by Quarterly Report on Form l0-Q of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of Parent and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Parent SEC Documents to be filed subsequently to the date hereof are not reasonably expected to be, material in amount or effect).  Except for liabilities (i) set forth in the Parent Disclosure Schedule, (ii) reflected in Parent’s audited financial statements as at, and for the period ending, July 31, 2011, including, without limitation, any liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (iii) incurred in the ordinary course of business since July 31, 2011 consistent with Parent’s past practices, or (iv) in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby, Parent has no material liabilities or obligations, whether absolute, accrued, contingent or otherwise.

(c)           Each of Parent, its directors and its senior financial officers has consulted to the extent necessary with Parent's independent auditors and with Parent's outside counsel with respect to, and (to the extent applicable to Parent) is familiar in all material respects with all of the requirements of, SOXA.  Parent hereby reaffirms, represents and warrants to the Company the matters and statements made in the certifications filed with the SEC pursuant to Sections 302 and 906 of SOXA as if such certifications were made as of the Closing Date.

SECTION 4.6  OTC Bulletin Board Listing.  Parent has made all filings required and taken all actions necessary to maintain its listing on the NASD Over-The-Counter Bulletin Board.

SECTION 4.7  Parent Contracts.

(a)           Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between Parent and any of its officers, directors, affiliates or any affiliate thereof.

(b)                      There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Parent is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to Parent in excess of, $10,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Parent, or (iii) provisions restricting or affecting the development, manufacture or distribution of Parent’s products or services, or (iv) indemnification by Parent with respect to infringements of proprietary rights.

(c)           Parent has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Parent has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)           Parent is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or By-laws, that would have a material adverse effect on Parent.

(f)           Parent has not engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of Parent with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Parent or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Parent would be disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of Parent.

SECTION 4.8  Permits; Compliance with Applicable Laws.

(a)           Parent and its subsidiaries own and/or possess all Permits which are required for the operation of the respective businesses of Parent and its subsidiaries as presently conducted, except for those the failure to own or possess would not reasonably be expected to have a material adverse effect on Parent.  Each of Parent and its subsidiaries is in compliance with the terms of its Permits and all the Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Parent, threatened, except where the failure to be in full force and effect individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

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(b)           Each of Parent and its subsidiaries is in compliance with all applicable statutes, laws, regulations, ordinances, permits, rules, writs, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its subsidiaries except where the failure to be in compliance individually or in the aggregate would not have a material adverse effect on the Parent.

(c)           Except for filings with the SEC and filings with respect to Taxes, Parent and each of its subsidiaries have filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with each Governmental Entity (the "Other Parent Documents"), and have paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Parent.

SECTION 4.9  Absence of Litigation.

(a)           The Parent Disclosure Schedule contains a true and current summary description of each pending and, to Parent’s knowledge, threatened Action with respect to Parent or any of its subsidiaries.

(b)           Except as disclosed in the Parent Disclosure Schedule, there is no Action relating to Parent or any of its subsidiaries by or before any Governmental Entity or otherwise pending or, to the best of Parent’s knowledge, threatened, which could reasonably be expected to have a material adverse effect on Parent.

(c)           Except as disclosed in the Parent Disclosure Schedule, there is no Action relating to Parent or any of its subsidiaries by or before any Governmental Entity or otherwise pending or, to the best of Parent’s knowledge, threatened, which could reasonably be expected to delay, prohibit, make illegal, or have a material adverse effect on the consummation of this Agreement or the transactions contemplated hereby, or the benefits to the parties hereto intended hereby and thereby.

(d)           Prior to the execution of this Agreement, Parent has delivered to the Company all responses of counsel for Parent and its subsidiaries to auditors’ requests for information delivered in connection with Parent’s audited financial statements for the period ended July 31, 2011 (together with any updates provided by such counsel) regarding Actions pending or threatened against, relating to or affecting the Company or any of its subsidiaries

SECTION 4.10  Tax Matters. Parent and its subsidiaries have filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  Parent and its subsidiaries have paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Parent Disclosure Schedule.  The provision for taxes of Parent and its subsidiaries as shown in the Parent’s financial statements is adequate for taxes due or accrued as of the date thereof.  Parent  has not elected pursuant to the Code to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on Parent.  Parent has never been advised of any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Parent’s or its subsidiaries’ federal income tax returns and none of their respective state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities.  Since the date of the Parent financial statements, Parent has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.  Parent has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

SECTION 4.11  Employee Benefit Plans. Except as set forth in the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

SECTION 4.12  Labor Matters. Neither Parent nor any of its subsidiaries are bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of Parent’s knowledge, has sought to represent any of the employees, representatives or agents of Parent.  There is no strike or other labor dispute involving Parent pending, or to the best of Parent’s knowledge, threatened, that could have a material adverse effect on Parent nor is Parent aware of any labor organization activity involving its employees.  Parent is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Parent, nor does Parent have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of Parent is terminable at the will of Parent.  To the best of its knowledge, Parent has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

SECTION 4.13  Environmental Matters. Neither Parent nor any of its subsidiaries are in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

SECTION 4.14  Intellectual Property. Parent and its subsidiaries have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes reasonably necessary for its business as now conducted without any conflict with or infringement of the rights of others.  The Parent Disclosure Schedule contains a complete list of all of Parent’s and its subsidiaries’ patents, trademarks, service marks, trade names, copyrights and all applications for any of the foregoing, including, to Parent’s knowledge, without having conducted any lien searches or similar type of search, any security interest, lien, encumbrance or charge of any kind granted thereon.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Parent bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.  Parent has not received any written or oral communications alleging that Parent has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.  Parent is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Parent or that would conflict with Parent’s business as currently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of Parent’s business by the employees of Parent, nor the conduct of Parent’s business as currently conducted, will, to Parent’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  Parent does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Parent.

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SECTION 4.15  Insurance Matters. No later than the Effective Time, Parent and its subsidiaries will have all material primary insurance with financially sound and nationally recognized insurance carriers providing insurance coverage, including, but not limited to, directors and officers liability insurance, that is customary in amount and scope for other companies in the industry in which Parent and its subsidiaries operate.  As of the Effective Time, all such insurance policies will be in full force and effect and all premiums due and payable thereon will be paid.  The insurance coverage provided by such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement.  As of the Effective Time, neither Parent nor any subsidiary will have received notice that any insurer under any policy of Parent is denying liability with respect to a claim there under or defending under a reservation of rights clause.

SECTION 4.16  Transactions with Affiliates. There are (i)  no outstanding amounts payable to or receivable from, or advances by Parent or any of its subsidiaries to, and neither Parent nor any of its subsidiaries is otherwise a creditor of or debtor to, any officer, director, or shareholder of Parent or any Related Person, other than as part of the normal and customary terms of such persons’ employment or service as an officer, director or employee of Parent or any of its subsidiaries; (ii) no Related Person provides or causes to be provided any assets, services or facilities to Parent or any subsidiary; (iii) neither Parent nor any subsidiary provides or causes to be provided any assets, services or facilities to any Related Person; and (iv) neither Parent nor any subsidiary beneficially owns, directly or indirectly, any assets or property of any Related Person, which, in the case of clauses (i) – (iv) above, if required to be disclosed in Parent’s Form 10-K, is not so disclosed.  Each of the liabilities and transactions identified on Parent’s Form 10-K or in the Parent Disclosure Schedule, if such action occurred after July 31, 2011, was incurred or engaged in, as the case may be, on an arm’s-length basis.

SECTION 4.17 Real Property. Each of Parent and its subsidiaries has valid leaseholds in all real estate leased by it, other than Permitted Liens.  Neither Parent nor any of its subsidiaries owns any real property.  The Parent Disclosure Schedule sets forth a complete list of all real property leased, subleased, or otherwise occupied or used by Parent and its subsidiaries as lessee.

SECTION 4.18  Board Approval. Pursuant to meetings duly noticed and convened in accordance with all applicable laws and at each of which a quorum was present, the Board of Directors of Parent, after full and deliberate consideration, unanimously has duly adopted this Agreement and resolved that the Merger and the transactions contemplated hereby are in the best interests of Parent’s shareholders.  The Board of Directors of Merger Sub unanimously has duly approved this Agreement and has determined that the Merger is advisable.

SECTION 4.19  Books and Records. Each of Parent and its subsidiaries maintains and has maintained accurate books and records in accordance with GAAP reflecting its assets and liabilities and accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

SECTION 4.20  Brokers. Neither Parent or any of its subsidiaries have a liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

SECTION 4.21  Accuracy of Information. To the reasonable knowledge of Parent, neither this Agreement, the Parent Disclosure Schedule nor any other document, schedule, exhibit, certificate or instrument provided by the Parent, any of the Parent’s subsidiaries, Merger Sub or any of their respective employees or agents to the Company in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, not misleading.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.1  Conduct of Business by the Company. Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement, until the earlier of the termination of this Agreement or the Effective Time, the Company shall, and cause its subsidiaries to, conduct their respective businesses in the ordinary course and consistent with past practices.  Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement or except as previously consented to by Parent, in writing, after the date hereof the Company shall not, and shall not permit any of its subsidiaries to:

(a)           amend or otherwise change its articles of incorporation or by-laws;

(b)           issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire shares of such capital stock, or any other ownership interest, thereof, other than (x) any issuance pursuant to any outstanding security or agreement of Company disclosed in accordance with this Agreement, or (y) any issuance or sale pursuant to any plan for or agreement with any officer, director or employee of Company, or (ii) any of its assets, tangible or intangible;

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(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock;

(d)           (i) reclassify, combine, split, or subdivide, directly or indirectly, any of its capital stock, or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except from any officer, director or employee upon termination of such officer, director or employee in accordance with any agreements to do the same which are expressly disclosed pursuant to this Agreement;

(e)           (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property  transfer,  or purchase any property or assets of any other person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person,  or make any loans or advances, or (iii) enter into any contract or agreement which would require disclosure on the Company Disclosure Schedule pursuant to Section 3.5;

(f)           make any capital expenditure or enter into any contract or commitment therefore in excess of $100,000;

(g)           amend, terminate or extend any contract or agreement listed pursuant to Section 3.5 on the Company Disclosure Schedule;

(h)           delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

(i)           take any action, or permit any event or condition to occur or exist, which would cause any representation or warranty of the Company to be untrue; or

(j)           agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in Article III untrue or incorrect.

SECTION 5.2  Advice of Changes. Each of the Company, as one party, and Parent and Merger Sub, together as the second party, shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (iii) any suspension, termination, limitation, modification, change or other alteration of any agreement, arrangement, business or other relationship with any of the Company’s customers, suppliers or sales or design personnel; and (iv) any change or event having, or which, insofar as reasonably can be foreseen, could have a material adverse effect on such party or on the accuracy and completeness of its representations and warranties or the ability of such party to satisfy the conditions set forth in Article VII; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided further that a failure to comply with this Section 5.2 shall not constitute a failure to be satisfied of any condition set forth in Article VII unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure of a condition set forth in Article VII to be satisfied.

SECTION 5.3  Conduct of Business by Parent. Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement, until the earlier of the termination of this Agreement or the Effective Time, Parent shall, and cause its subsidiaries to conduct their respective businesses in the ordinary course and consistent with past practices.  Except as required by applicable law or regulation and except as otherwise contemplated by this Agreement or except as previously consented to by the Company, in writing, after the date hereof Parent shall not, and shall not permit any of its subsidiaries to:

(a)           amend or otherwise change its articles of incorporation or by-laws, other than to increase the number of authorized shares of Parent Common Stock or Parent Preferred Stock, or to otherwise implement the terms and conditions of this Agreement, or as permitted by this Agreement;

(b)           issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge disposition, grant or encumbrance of any shares of its capital stock of any class, or options, warrants, convertible securities or other rights of any kind to acquire shares of such capital stock, or any other ownership interest thereof;

(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock;

(d)           (i) reclassify, combine, split, or subdivide, directly or indirectly, any of its capital stock, or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except from any officer, director or employee upon termination of such officer, director or employee;

(e)           (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property  transfer, or purchase any property or assets of any other person, (ii) incur any indebtedness for borrowed money other than pursuant to agreements disclosed in the Parent Disclosure Schedule, or issue any debt securities other than pursuant to agreements disclosed in the Parent Disclosure Schedule or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person,  or make any loans or advances other than pursuant to licensing/development agreements entered into in the ordinary course of Parent’s business, consistent with past practice, or (iii) enter into any new contract or agreement which would require on the Parent Disclosure Schedule pursuant to Section 4.7 and not otherwise permitted pursuant to this Agreement;

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(f)           make any capital expenditure or enter into any contract or commitment therefore;

(g)           amend, terminate or extend any contract or agreement listed on the Parent Disclosure Schedule pursuant to Section 4.7;

(h)           delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

(i)           take any action, or permit any event or condition to occur or exist, which would cause any representation or warranty of Parent to be untrue; or

(j)           agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty contained in Article IV untrue or incorrect.

SECTION 5.4  Transition. To the extent permitted by applicable law, Parent and the Company shall, and shall cause their respective subsidiaries, affiliates, officers and employees to, use their commercially reasonable efforts to facilitate the integration of the Company with the businesses of Parent and its subsidiaries to be effective as of the Closing Date.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1  Shareholders’ Meeting. The Company shall cause a meeting of its shareholders (or take action by written consent of its shareholders as permitted under applicable law) (the “Company Shareholders Meeting”) as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement.

SECTION 6.2  Access to Information; Confidentiality.

(a)  Each party shall, and shall cause its subsidiaries to, afford to the other party and to the officers, current employees, accountants, counsel, financial advisors, agents, lenders and other representatives of such party and its subsidiaries, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

(b)           Each of the parties hereto will hold, and will use its best efforts to cause its officers, employees, accountants, counsel and representatives (collectively its “Representatives”) to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of Governmental Entities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental Entities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) known by a party or its Representatives prior to disclosure by the other party hereto, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of a party and its Representatives or (z) later acquired by a party or its Representatives from another source if such party or such Representative is not aware that such source is under an obligation to the other party to keep such documents and information confidential. Notwithstanding any provision of this Agreement to the contrary, in the event that the receiving party is required under applicable law or regulation or stock exchange rules, or in a judicial, administrative or governmental proceeding to disclose any such documents or information, the receiving party will, unless prohibited by law, provide the disclosing party with prompt written notice of such requirement and all related proceedings so that the disclosing party may seek an appropriate protective order or waive its compliance with the confidentiality provisions of this Agreement.  In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of a party, the other party will, and will cause its Representatives to, promptly (and in no event later than five (5) business days after such request) redeliver or cause to be redelivered all documents and information furnished by the requesting party or its Representatives, including all copies thereof, in whatever media in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the delivering party or its Representatives. Upon the written request of the disclosing party, the receiving party’s authorized representative shall provide a written certification that it has complied with the provisions of the preceding sentence.  The return of any such documents and information will not relieve the receiving party of its obligation to maintain the confidentiality of such documents and information.

SECTION 6.3  Commercially Reasonable Efforts. Except where otherwise provided in this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger as soon as practicable after the satisfaction of the conditions set forth in Article VII hereof, provided that the foregoing shall not require the Company, Parent or Merger Sub to take any action or agree to any condition that might, in the reasonable judgment of the Company or Parent, as the case may be, have a material adverse effect on the Company or Parent, respectively.

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SECTION 6.4  Indemnification, Exculpation and Insurance.

(a)           All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in its articles of incorporation or by-laws (or comparable organizational instruments and agreements) and any existing indemnification agreements or arrangements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights there under of such individuals for acts or omissions occurring at or prior to the Effective Time.

(b)           In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company (the “Indemnified Parties”), is, or is threatened to be, made a party, or arising out of or pertaining to (i) the fact that he is or was a director, officer or current employee of the Company or its predecessor or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

(c)           From and after the Effective Time, the Parent shall cause the Surviving Corporation to maintain in effect a directors’ and officer’s liability insurance policy covering acts or omissions occurring after the Effective Time.

(d)           Parent shall cause the Surviving Corporation or any successor thereto, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this Section 6.4.  The provisions of this Section 6.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

SECTION 6.5  Fees and Expenses. All reasonable costs, fees and expenses incurred in connection with the Merger, this Agreement (including all instruments and agreements prepared and delivered in connection herewith), and the transactions contemplated by this Agreement shall be paid by the Company.

SECTION 6.6  Public Announcements. Parent and the Company shall consult with each other before issuing, and shall provide each other the opportunity to review, comment upon and concur with any press release or other public statements or announcements (including pursuant to Rule 165 under the Securities Act and Rule 14a-12 under the Exchange Act) and any broadly distributed internal communications with respect to the Merger, this Agreement and the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement or announcement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system of a registered national securities association (provided prior notice is given to the other party with a copy of any such disclosure).

SECTION 6.7  Board of Directors of Parent. At the Effective Time, Parent’s Board of Directors shall consist of 3 directors, of which 0 directors shall be nominated by Parent’s current directors and 3 directors shall be nominated by the Company.  All such directors shall serve in accordance with Parent’s articles of incorporation and by-laws.  The directors shall be (1) Larry Regis; (2) Garry Goodin; and (3) Vital Karra.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1  Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

(a)           Shareholder Approvals.  The Company shall have obtained the consent of the requisite holders of each class of its capital stock to the Merger, this Agreement and the transactions contemplated hereby.  Merger Sub shall have obtained the consent of the holders of its capital stock to the Merger, this Agreement and the transactions contemplated hereby.

(b)           Governmental and Regulatory Approvals.  Other than the filing of the Articles of Merger provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries under applicable law or regulation to consummate the Merger and the transactions contemplated by this Agreement, the failure of which to be obtained or made would result in a material adverse effect on Parent’s ability to conduct the business of the Company in substantially the same manner as presently conducted, shall have been obtained or made (all such approvals and the expiration of all such waiting periods, the “Requisite Regulatory Approvals”).

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(c)           No Injunctions or Restraints.  No judgment, order, restraining order and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect preventing or materially delaying the consummation of the Merger; provided, however, that each of the parties shall have used its best efforts to have such Restraint lifted, vacated or rescinded.

SECTION 7.2  Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a)           Representations and Warranties of the Company.  The representations and warranties of the Company set forth herein and in the Company Disclosure Schedule shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date); provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes of this Section 7.2(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or when aggregated with all other facts, events or circumstances inconsistent with any such representation or warranty of the Company, has had or would be expected to result in a material adverse effect on the Company, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty.  Parent shall have received a certificate of the Company’s President to the foregoing effect.

(b)           Performance of Obligations of the Company.  The Company shall have performed, in all material respects, all obligations required to be performed by it at or prior to the Closing Date under this Agreement.  Parent shall have received a certificate of the Company’s President to the foregoing effect.

(c)           Regulatory Condition.  No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires the Company to be operated in a manner that would have a material adverse effect on the Company or the Parent or on the consummation of this Agreement and the transactions contemplated hereby.

(d)           No Company Material Adverse Effect.  There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on the Company.

SECTION 7.3  Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent set forth herein and in the Parent Disclosure Schedule shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date); provided that no representation or warranty of Parent shall be deemed untrue or incorrect for purposes of this Section 7.3(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or when aggregated with all other facts, events or circumstances inconsistent with any such representation or warranty of Parent, has had or would be expected to result in a material adverse effect on Parent, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty.  The Company shall have received a certificate of Parent’s Chief Executive Officer and Chief Financial Officer to the foregoing effect.

(b)           Performance of Obligations of Parent.  Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.  The Company shall have received a certificate of Parent’s Chief Executive Officer and Chief Financial Officer to the foregoing effect.

(c)           Regulatory Condition.  No condition or requirement shall have been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger that requires Parent or any of its subsidiaries to be operated in a manner that would have a material adverse effect on Parent or Company or on the consummation of this Agreement or the transactions contemplated hereby.

(d)           No Parent Material Adverse Effect.  There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have, a material adverse effect on Parent.

SECTION 7.4  Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its own reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.5.  For purposes of this Agreement, notwithstanding anything contained herein to the contrary relating to the Closing under this Agreement, the closing of this Agreement shall be deemed to take place upon execution hereon.  The Board of Directors of both the Company, and the Parent have approved, and do hereby ratify this Agreement, and the terms contained herein.

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ARTICLE VIII

ACTIONS BY THE PARTIES AFTER THE CLOSING

SECTION 8.1  Survival of Representations, Warranties, Etc. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder notwithstanding any investigation, analysis or evaluation by the Company or Parent, as the case may be, or the business, operations or condition (financial or otherwise) of the Company or Parent, as the case may be, and thereafter (i) the representations and warranties of the Company and Parent shall continue to survive in full force and effect for a period of three (3) calendar years after the Closing Date, provided, however that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 4.1, 4.3, 4.4 and 4.5 survive indefinitely and the representations and warranties in Section 3.9 and 4.10 survive until the expiration of the all applicable statutes of limitation.

SECTION 8.2  Indemnification.

(a)           By the Company.  The Company shall indemnify, defend and hold harmless Parent, and its officers, directors, employees, agents, successors and assigns (collectively the “Parent Group”) from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the “Damages”), incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement made by the Company in or pursuant to this Agreement.
(b)           By Parent.  Parent shall indemnify, reimburse, defend and hold harmless the Company its shareholders, officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement made by Parent in or pursuant to this Agreement.

(c)           Defense of Claims.  If any Action is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party’s cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or (ii) the named parties to such Action include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.  The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained.  If (i) the indemnifying party fails to assume the defense of such Action within fifteen (15) days after receipt of notice thereof pursuant to this Section 8.2, or (ii) the named parties to such Action include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such Action on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.  In the event the indemnified party assumes defense of the Action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement.  The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 8.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 8.2.

The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom.  The indemnifying party shall pay all expenses due under this Section 8.2 as such expenses become due.  In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Action under this Section 8.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

(d)           Other Claims.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

SECTION 8.3  Name Change.  As soon as reasonably practicable after the Effective Time, Parent shall undertake to change its name to “American Medinah Gold Corp.” or such other name as the relevant regulatory authorities may permit; provide, however, that the Company and Parent shall mutually agree on such other name.

SECTION 8.4  Transfer of Assets and Liabilities. Within thirty (30) days after the execution of this Agreement, the Company shall transfer all the assets and liabilities used in its business, as conducted as of the date of this Agreement, which shall result in the Company no longer holding any such assets or being obligated for any such liabilities.

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ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1  Termination. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Company’s shareholders have approved the Agreement:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company:

(i)           if the Merger shall not have been consummated at or prior to 5:00 p.m., Washington time, on August 1, 2012 or such other time as the parties may agree to in writing, provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time and date;

(ii)         if the Company’s shareholders have not consented to the Merger, this Agreement and the transactions contemplated hereby;

(iii)        if any Restraint having any of the effects set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) (iv) shall have used its reasonable best efforts to prevent the entry of such Restraint and to have such Restraint vacated or removed; or

(iv)         if any Governmental Entity that must grant a Requisite Regulatory Approval shall have denied the applicable Requisite Regulatory Approval and such denial shall have become final and nonappealable.

(c)           by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b), and (B) is either incapable of being cured by the Company or, if curable, is not cured within fifteen (15) days of receipt from Parent of written notice thereof; or

(d)           by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.3(a) or (b), and (B) is either incapable of being cured by Parent or, if curable, is not cured within fifteen (15) days of receipt from the Company written notice thereof.

The party desiring to terminate this Agreement pursuant to clause (b), (c) or (d) of this Section 8.1 shall provide written notice of such termination to the other party in accordance with Section 8.2, specifying in reasonable detail the provision hereof pursuant to which such termination is effected.

SECTION 9.2  Effect of Termination. If this Agreement is terminated by either the Company or Parent as provided in Section 9.1, this Agreement forthwith shall become void and have no effect, without any liability or obligation on the part of Parent or the Company.  Section 6.2, this Section 9.2, Article VIII and Article X, and any other sections as provided elsewhere in this Agreement, shall survive such termination; provided, however, that nothing herein shall relieve any party from any liability (in contract, tort or otherwise, and whether pursuant to an action at law or in equity) for any knowing or willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in respect of fraud by any party.

SECTION 9.3  Amendment. This Agreement may be amended by the parties at any time; provided, however, that after receipt of approval by the Company’s shareholders, there shall not be made any amendment that by law requires any further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties to be bound thereby.

SECTION 9.4  Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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ARTICLE X

GENERAL PROVISIONS

SECTION 10.1  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)           if to Parent or Merger Sub, to:

American Sierra Gold Corp.
1420 5th Avenue, Suite 2200
Seattle, WA 98101

Tel No.: (206) 274-5165
Fax No.: 206-299-3119
Attention:  James Vandeberg

with a copy (which shall not constitute notice pursuant to this Section 10.1) to:

The Apex Law Group, LLP
1218 Third Avenue, Suite 505
Seattle, WA 98101
Attention: Michele N. Rasmussen

such counsel to Parent as may be designated by Parent by written notice to Company.

(b)           if to the Company, to:

302 – 255 West 1St St.
North Vancouver, BC V7M 3G8
Ph: 778-340-0386
Fx: 778-340-0236
Em: mmc@shawbiz.ca

with a copy (which shall not constitute notice pursuant to this Section 10.1) to:

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SECTION 10.2  Definitions. For purposes of this Agreement:

(a)           an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(b)           "material adverse change" or "material adverse effect" means, when used in reference to the Company or Parent, any change, effect, event, circumstance, occurrence or state of facts that is, or which reasonably could be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of such party and its subsidiaries, considered as an entirety; provided, however, that the following shall not be taken into account or given effect, either individually or in the aggregate, in determining whether there has occurred or there reasonably could be expected to occur, or whether there exists a change, effect, event, circumstance, occurrence or state of facts that is or which reasonably could be expected to be, a material adverse change or a material adverse effect: (i) any change, effect, event, circumstance, occurrence or state of facts relating to the United States economy or financial or securities markets in general, unless (A) constituting or arising from a banking moratorium or general suspension of trading for more than 10 consecutive trading days on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association or (B) involving a decline in the Dow Jones Industrial Average of more than 35% measured over any five (5) trading day period), (ii) any adverse change, effect, event, circumstance, occurrence or state of facts relating to the biotech industry to the extent not affecting the referent person to a disproportionately greater extent than other persons in industries in which the referent person competes are or could reasonably be expected to be affected, or (iii) any change, effect, event, circumstance, occurrence or state of facts directly relating to and arising out of the public announcement or performance of this Agreement and the transactions contemplated hereby.

(c)           "person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(d)           a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect not less than a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

(e)           "knowledge" means, (i) with respect to the Company, the actual knowledge after reasonable due inquiry, of the Company’s executive officers  and (ii) with respect to Parent, the actual knowledge after reasonable due inquiry of Parent’s executive officers.

SECTION 10.3  Interpretation. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation unless the word “only” follows the words “include,” “includes” or “including.”  The words “hereof,” “hereon”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.4  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  A facsimile copy of a signature page shall be deemed to be an original signature page.

SECTION 10.5  Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 10.6  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive and procedural laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law or choice of law of such State.

SECTION 10.7  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

20

SECTION 10.8  Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or State court located in King County, Washington in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or State court sitting in King County, Washington, except for any action in another jurisdiction to enforce any judgment previously obtained in any such Federal or State court sitting in King County, Washington. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement in any Federal or State court located in Oldsmar, Florida, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 10.9  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.10  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.11  Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page is intentionally left blank.]

21

IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

AMERICAN SIERRA GOLD CORP.
By: /s/ James Vandeberg Name: James Vandeberg Title: President

AMERICAN SIERRA GOLD MERGER CORP.
By: /s/ James Vandeberg Name: James Vandeberg Title: President

MEDINAH GOLD, INC.
By: /s/ Larry Regis Name: Larry Regis Title: President

22

Disclosure Schedule
American Sierra Gold Corp.

Section 4.2(a).    American Sierra Gold Merger Corp., a Nevada corporation, consolidated.
Outstanding capital stock of American Sierra Gold Corp. is 6,083,576.
Outstanding capital stock of American Sierra Gold Merger Corp. is 100.
American Sierra Gold Corp. does not own, directly or indirectly, any capital stock of or other equity or voting interests in any person.

Section 4.3(a).     There are no stock based plans in existence.

Section 4.4(e).     None.

Section 4.5(b).     Parent’s only identified liability is the Promissory Note with Asher Enterprise Inc., dated December 12, 2011 for the principal amount of $8,750.00.

Section 4.9.          No legal or governmental actions pending or threatened against the Company at this time.

Section 4.10.        No tax matters or assessments that are being challenged.

Section 4.11.        None.

Section 4.14.        None.

Section 4.16.        None.

Section 4.17.        None.

Section 5.3(e).     None.

23

Disclosure Schedule
Medinah Gold, Inc.

Section 3.2.          Authorized capital stock is 150,000,000, par value $0.001.  The number of shares of each class or type issued 37,886,040.  The number held in treasury is 0. The number reserved for issuance and the reason the same are reserved for issuance: 0.

Section 3.3(e).     None.

Section 3.5(b).     None.

Section 3.5(c).     None.

Section 3.7(a).     None.

Section 3.7(b).     None.

Section 3.7(c).     None.

Section 3.8.          None.

Section 3.12.        None.

Section 3.14.        None.

Section 3.15(a).   None.

Section 3.15(b).   None.

24

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended  July 31, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 000-52927

AMERICAN SIERRA GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0528416
(State or Other Jurisdiction	(I.R.S. Employer Identification
Of Incorporation or Organization)	Number)

1218 Third Avenue, Suite 505 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 910-2687

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.     Yes ☐ No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.     Yes ☐ No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☑

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                                           Accelerated filer ☐
Non-accelerated filer   ☐                                                                           Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes ☑ No

The aggregate market value of the voting Common Stock held by non-affiliates of issuer as of October 23, 2012 is $958,761. There are 4,405,073 shares of common voting stock of the Company outstanding not held by affiliates. The aggregate market value is based upon the closing price for the common stock of the Company on the OTC Bulletin Board on October 23, 2012, which was $0.15.

As of October 23, 2012, 6,391,740 shares of the Company’s common stock, par value $0.001 per share, were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

No documents are incorporated by reference.

AMERICAN SIERRA GOLD CORP.

to Annual Report on Form 10-K
for the Fiscal Year Ended July 31, 2012

As used in this annual report on Form 10-K for the year ended July 31, 2012 (“Annual Report”), unless otherwise indicated, the terms “we,” “us,” “our” and “the Company” refer to American Sierra Gold Corp., a Nevada corporation.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This Annual Report contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, future results and events, and financial performance. All statements made in this Annual Report other than statements of historical fact, including statements that address operating performance, the economy, events or developments that management expects or anticipates will or may occur in the future, including statements related to revenues, profitability, adequacy of funds from operations, and cash flows and financing are forward-looking statements. In particular, the words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “can,” “plan,” “predict,” “could,” “future,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions and apply only as of the date of this Annual Report. Our actual results, performance or achievements could differ materially from historical results as well as the results expressed in, anticipated or implied by these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1

PART I

ITEM 1.  BUSINESS

DESCRIPTION OF BUSINESS

Overview

We are a precious metal mineral acquisition, exploration and development company, formed in Nevada on January 30, 2007.  At the time of our incorporation, we were incorporated under the name “C.E. Entertainment, Inc.,” and our original business plan was to engage in the sales and marketing of Ukrainian classical music.  On May 19, 2009, we changed our name to American Sierra Gold Corp. by way of a merger with our wholly-owned subsidiary, American Sierra Gold Corp., which was formed solely for the purpose of changing our name.  In addition to the name change, we changed our intended business purpose to that of precious metal mineral exploration, development and production.  Further, effective May 19, 2009, we conducted a 40:1 forward stock split of our issued and outstanding common stock.  As a result, our authorized capital stock increased from 50,000,000 shares of common stock, $0.001 par value per share, to 2,000,000,000 shares of common stock, $0.001 par value per share.   Effective May 30, 2012, we conducted a 1:15 reverse stock split of our issued and outstanding stock.  As a result our authorized capital stock decreased from 2,000,000,000 shares of common stock, $0.001 par value per share, to 133,333,334 shares of common stock, $0.001 par value per share.  Unless specifically stated otherwise, all share amounts referenced herein, refer to post-reverse stock split share amounts.

On August 13, 2012 we entered into an Agreement and Plan of Merger (the “Agreement”) with our wholly-owned, American Sierra Gold Merger Corp., a Nevada corporation (“MergerSub”) and Medinah Gold Inc., a Nevada corporation (“Medinah”). Pursuant to the Agreement, Medinah will merger with and into MergerSub, each outstanding share of common stock of Medinah will be converted in the right to receive one share of our common stock. Upon conversion, each share of Medinah common stock of Medinah shall be cancelled. We plan to issue
64,061,040 of our shares to the Medinah shareholders at the close of the merger.

Mining Properties and Projects

Our primary business focus is to evaluate, acquire, explore and develop gold properties in North America.  In November 2010, we acquired and began work on one project that consists of six mineral claims in the Adams Ridge area of British Columbia, Canada (the “Adams Ridge Claims”). We are in the exploration stage with respect to the Adams Ridge Claims. Despite exploration work on the Adams Ridge Claims, we have not established that there are any mineral reserves, nor can there be any assurance that we will be able to do so.

A “mineral reserve” is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the Company is not registered in British Columbia, our Adams Ridge Claims are held in trust for the Company by Carl Von Einsiedel, trustee of the BC Land Trust. The mineral title claims have been registered with the Government of British Columbia. A copy of the trust agreement is attached to this Annual Report as Exhibit 10.6 and incorporated herein by reference.

Sources of Available Mineral Resource Properties

There are at least five sources of mineral resource properties available for exploration, development and mining: (i) those on public lands; (ii) those on private fee lands; (iii) unpatented mining claims; (iv) patented mining claims; and (v) those on tribal lands.  The primary sources for acquisition of these claims are the United States government, through the Bureau of Land Management and the United States Forest Service, state and Canadian Provincial governments, tribal governments, and individuals or entities that currently hold title to or lease government and private lands.

2

Private fee lands are properties that are controlled by fee-simple title by private individuals or corporations.  These properties can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner.  Unpatented mining claims located on public land owned by another entity can be controlled by leasing or purchasing the claims outright from the owners.

Patented mining claims are claims that were staked under the General Mining Law, and through application and approval the owners were granted full private ownership of the surface and subsurface estate by the Federal government.  These properties can be acquired for exploration and mining through lease or purchase from the owners.

Tribal lands are those lands that are under control by sovereign Native American tribes.  Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land. The Company currently has no mining claims on private fee lands or public land controlled by another entity.

Government Regulation and Mining Claims

Mining operations and exploration activities are subject to various federal, state, provincial and local laws and regulations in the United States and in Canada, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters.

In the United States, the Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the “General Mining Law”).  The Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking. As we do not currently own mineral rights on U.S. public lands, our operations are not presently subject to administration by the Bureau of Land Management or the United States Forest Service. If we acquire mineral rights located on U.S. public lands in the future, we would then become subject to such administration since the Bureau of Land Management owns and controls the surface estate on U.S. public lands.

As discussed above, in order to obtain a Free Miner's Certificate, as required British Columbia, Canada under Section 8(1) of the B.C. Mineral Tenure Act (MTA), our Adams Ridge Claims are held in trust for the Company by Carl Von Einsiedel, trustee of the BC Land Trust and registered with the Government of British Columbia.

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to us and our mineral rights. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation both in the United States and Canada. We cannot predict the extent to which these requirements will affect us or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional operating and capital expenditures due to restrictions and delays in our exploration of our resource properties. Since we are still in the exploratory stage, we do not have enough information to know which permits will be required, the specific timeframe for obtaining them, or the cost of the permitting and bonding process.

Competition and Mineral Prices

We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Given the continual increase in the value of gold, the business of acquiring, developing and/or exploring gold properties is more competitive than ever before.  Our competitors include companies with larger staffs, greater resources and equipment and, as such, those companies may be in a better position to compete for mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and, if we find mineral reserves, to achieve the financing necessary for us to extract the minerals. In order to effectively compete with such companies, we need to raise a significant amount of additional capital.  The competitive nature of the operational and industry risks we face are discussed further in the item entitled “Risk Factors,” below.

3

R&D Expenditures and Intellectual Property

We are not currently conducting any research and development activities. We do not currently own any patents or trademarks.  Also, we are not a party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

Employees

As of October 23, 2012, we had no employees other than our sole director and executive officer. We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our acquisition and exploration activities. If we locate mineral reserves in connection with our Adams Ridge Claims, we may need to engage additional contractors and consider the possibility of adding permanent employees.

ITEM 1A.  RISK FACTORS

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of the risks presented below may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before investing in the Company. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

RISKS ASSOCIATED WITH OUR BUSINESS

We Have a Limited Operating History with Significant Losses and Expect Losses to Continue for the Foreseeable Future.

We have yet generated any revenues and have incurred material net losses for the past three fiscal years.  We do not expect to generate revenues that will sustain our operations for the foreseeable future.  Our profitability depends upon finding mineral reserves and our successful commercialization of those reserves. For further discussion regarding our financial operating results, see Item 7 below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

There Are Doubts About Our Ability to Continue as a Going Concern.

Due to recurring losses and no revenues from operations, accumulated debt and insufficient cash reserves and limited alternative sources of capital to implement our business, we may not be able to continue operating. We have generated net losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We May Not Be Able to Secure Additional Financing When and as Needed.

We need significant capital to conduct exploration activities at our Adams Ridge Claims. If we obtain sufficient funding to conduct such exploration activities and if mineral reserves are found, we may not have sufficient capital available to extract the mineral reserves. Production of mineral reserves will require skilled geologists, mappers, drillers, engineers and other technical personnel, which will require adequate funding.

Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all.  From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes.  We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding.  If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing shareholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing shareholders.  If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends.  Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

4

Our Lack of Diversification Will Increase the Risk of an Investment in the Company, and Our Financial Condition and Results of Operations May Deteriorate If We Fail to Diversify.
Our business focus is on the mining of precious minerals industry in a limited number of claims in British Columbia, Canada. Larger companies have the ability to manage their risk by diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we do not diversify our operations, our financial condition and results of operations could deteriorate.

We May Not Have Access to the Supplies and Materials Needed for Exploration, Which Could Cause Delays or Suspension of Our Operations.

If we are able to commence exploration activities, competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of such activities.  Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

An Unsuccessful Material Strategic Transaction or Relationship Could Result in Operating Difficulties and Other Harmful Consequences to Our Business.

We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions and relationships with third parties.  From time to time, we may engage in discussions regarding potential acquisitions or joint ventures. Any of these transactions could be material to our financial condition and results of operations, and the failure of any of these material relationships and transactions may have a material negative financial impact on our business and our results of operations.

Subsequent to year ended July 31, 2010, the Company abandoned its mineral property interests and joint venture project with Trinity Alps Resources, Inc.

RISKS ASSOCIATED WITH OUR INDUSTRY

Environmental Controls Could Curtail or Delay Exploration and, If Mineral Reserves are Found, Development of Our Mines and Impose Significant Costs on Us.

We are required to comply with numerous environmental laws and regulations imposed and enforced by foreign, federal, provincial, state and local authorities.  At the federal level, legislation such as the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation Liability Act and the National Environmental Policy Act impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of mining and mineral processing, including gold and silver mining and processing.  In addition, insurance companies are now requiring additional cash collateral from mining companies in order for the insurance companies to issue a surety bond.  This addition of cash collateral for a bond could have a significant impact on our ability to bring properties into production.

Many states have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations.  Under these regulations, mining companies are required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of mining operations.  Additionally, Nevada and other states require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater.  Although we believe that the mining properties we currently have an interest in are in compliance with applicable federal and state environmental laws, changes in those laws and regulations may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, and if we find mineral reserves, development and production activities.  Any of these results could force us to curtail or cease our business operations.

Development and Operation of Mining Projects Involve Numerous Uncertainties.

Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible.

5

Mining development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•	estimation of reserves;

•	anticipated metallurgical recoveries;

•	future gold and silver prices; and

•	anticipated capital and operating costs of such projects.

If mineral reserves are found, our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements.  Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•	unanticipated changes in grade and tonnage of material to be mined and processed;

•	unanticipated adverse geotechnical conditions;

•	incorrect data on which engineering assumptions are made;

•	costs of constructing and operating a mine in a specific environment;

•	availability and cost of processing and refining facilities;

•	availability of economic sources of power;

•	adequacy of water supply;

•	adequate access to the site;

•	unanticipated transportation costs;

•
government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in metal prices; and

•	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities.  Any of these results could force us to curtail or cease our business operations.

6

Mineral Exploration is Highly Speculative, Involves Substantial Expenditures, and is Frequently Non-Productive.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful.  Few prospects that are explored end up being ultimately developed into producing mines.  To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs.  We cannot assure you that our mineral exploration efforts will be successful.  The risks associated with mineral exploration include:

•	the identification of potential economic mineralization based on superficial analysis;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization.  It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities.  Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.

The Prices of Gold and Silver are Highly Volatile And A Decrease in the Price of Gold or Silver Would Have A Material Adverse Effect on Our Business.

The profitability of mining operations is directly related to the market prices of metals.  The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine.  Accordingly, we may begin to develop one or more of our mining properties at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases.  Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.

Insurance Costs Could Have an Adverse Effect on Our Profitability.

Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents.  Although maintenance of insurance to ameliorate some of these risks is part of our proposed exploration program associated with those mining properties we have an interest in, such insurance may not be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties.  Either of these events could cause us to curtail or cease our business operations.

Due to the Uncertain Nature of Exploration, There is a Substantial Risk That We May Not Find Economically Exploitable Reserves of Gold and/or Silver.

The search for valuable minerals is an extremely risky business. We do not know whether the claims and properties that we have optioned contain commercially exploitable reserves of gold and/or silver.  The likelihood of success must be considered in light of the costs, difficulties, complications, problems and delays encountered in connection with the exploration of mineral properties.  These potential problems include, but are not limited to, additional costs and unanticipated delays and expenses that may exceed current estimates.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop the property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

7

We Face Significant Competition in the Mineral Exploration Industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of exploration properties and leases on prospects and properties and in connection with the recruitment and retention of qualified personnel.  Such competition may result in our being unable to acquire interests in economically viable gold and silver exploration properties or qualified personnel.

Our Applications for Exploration Permits May Be Delayed or May Be Denied in the Future.

Exploration activities usually require the granting of permits from various governmental agencies.  For exploration drilling on unpatented mineral claims, a drilling plan must be filed with the Bureau of Land Management or the United States Forest Service, which may then take several months or more to grant the requested permit. Similar permits are required in Canada.  Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken.  Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence.  With all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits or the refusal to grant required permits may not be granted at all, all of which may cause delays and unanticipated costs in conducting planned exploration activities.  Any such delays or unexpected costs in the permitting process could result in serious adverse consequences to the price of our stock and to the value of your investment.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Our Common Stock Is Quoted on the OTCBB, Which May Have an Unfavorable Impact on Our Stock Price and Liquidity.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The OTCBB market is an inter-dealer market much less regulated than the major exchanges and, therefore, our traded shares of common stock are subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there, which may make it difficult to sell your shares of our common stock within any particular time period, for an acceptable price, or at all. Our common stock is considered highly speculative and there is no certainty that our common stock will continue to be listed for trading on the OTCBB or on any other form of quotation system or stock exchange.

The Market Price of Our Common Stock is Highly Volatile, Which Could Hinder Our Ability to Raise Additional Capital.

The market price of our common stock has been and is expected to continue to be highly volatile.  Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock.  In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us, and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.

Penny Stock Regulations Affect Our Stock Price, Which May Make It More Difficult For Investors to Sell Their Stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Our securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.

8

The Existence of Indemnification Rights to Our Directors and Officers May Result in Substantial Expenditures by the Company and May Discourage Lawsuits Against Our Directors and Officers.

Our organizational documents contain provisions that limit the liability of our Directors for monetary damages and provide for indemnification of our executive officers and Directors. These provisions may discourage shareholders from bringing a lawsuit against our Directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against our Directors and officers even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder’s investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against our officers or Directors are paid by the Company pursuant to the indemnification provisions in the Company’s governing documents. The impact on a shareholder’s investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against one of our officers or directors.  We have been advised that the United States Securities and Exchange Commission (“SEC”) takes the position that these provisions do not affect the liability of any officer or director under applicable federal and state securities laws.

ITEM 1B.  UNRESOLVED STAFF COMMENTS

None.

ITEM 2.  PROPERTIES

Business Offices

On October 1, 2009, the Company entered into an operating lease agreement for office space with an unrelated third party.  The quarterly lease rate was $319.  Rent expense for the year ended July 31, 2010, was $1,317. The Company terminated this lease commitment in May 2010.

Shortly thereafter, the Company made arrangements to use space occupied by Mr. James Vandeberg, Director and officer of the Company. The Company paid $500 per month for use of this space as its principal corporate offices from January 1, 2011 to July 31, 2011. Since then Mr. Vandeberg has been donating his office space for use by the Company.  The Company plans to use space provided by Mr. Vandeberg until it is no longer suitable for its operations or circumstances demand otherwise.

ITEM 3.  LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings against us or our officers and directors in their capacity as such.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of our shareholders during the fourth quarter of fiscal year ended July 31, 2012.

9

PART II

ITEM 5.  MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock has traded on the Over-the-Counter Bulletin Board (“OTCBB”) since October 12, 2009, initially under the symbol “CENI.OB”. Our common stock currently trades under the symbol “AMNP.OB.”  The following table represents the range of the high and the low closing prices, as quoted on the OTC Bulletin Board for each fiscal quarter during the fiscal years ended July 31, 2012 and July 31, 2011, respectively.  These quotations represent prices between dealers, and may not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

Fiscal year ended July 31, 2012	High Bid	Low Bid
October 31, 2011	$0.38	$0.23
January 31, 2012	$0.19	$0.04
April 30, 2012	$0.08	$0.03
July 31, 2012*	$0.20	$0.02

*The Company effectuated a 1:15 stock split on June 15, 2012.

Fiscal year ended July 31, 2011	High Bid	Low Bid
October 31, 2010	$0.14	$0.05
January 31, 2011	$0.76	$0.65
April 30, 2011	$0.41	$0.34
July 31, 2011	$0.20	$0.16

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of our then-current financial condition.

Securities Authorized for Issuance under Equity Compensation Plans

As of July 31, 2012, we have not granted any stock options or authorized securities for issuance under an equity compensation plan.

Holders

As of October 23, 2012, we had approximately 10 holders of record of common stock and 6,391,740 shares of our common stock were issued and outstanding, with no additional shares reserved for issuance.

Recent Sales of Unregistered Securities

There were no sales of unregistered securities during the year ending July 31, 2012.

10

ITEM 6.  SELECTED FINANCIAL DATA

This information is not required because we are a smaller reporting company.

ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a precious metal mineral acquisition, exploration and development company, formed in Nevada on January 30, 2007. Our primary business focus is to acquire, explore and develop gold properties in North America. As discussed previously in this Annual Report, we recently acquired six mineral claims in the Adams Ridge area of British Columbia. The Adams Ridge Claims are the only claims we own. We are in the exploration stage with limited operating history and no revenues from our business activities.

On May 19, 2009, we conducted a 40:1 forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 50,000,000 shares of common stock, $0.001 par value per share, to 2,000,000,000 shares of common stock, $0.001 par value per share.

On May 30, 2012, we conducted a one (1) new for fifteen (15) old reverse stock split of our issued and outstanding shares of common stock on the Over-the-Counter Bulletin Board. As a result, our authorized capital decreased from 2,000,000,000 shares of common stock to 133,333,334 shares of common stock and the issued and outstanding decreased from 91,253,626 shares of common stock to 6,391,730 shares of common stock, all with a par value of $0.001. Unless specifically stated otherwise, all share amounts referenced in this Item 7 will refer to post-forward stock split share amounts.

For additional information on our business, please see Part 1, Item 1 “Business Overview” of this Annual Report.

The following is a discussion and analysis of our plan of operation for the year ended July 31, 2012, and the factors that could affect our future financial condition and plan of operation.

Going Concern Consideration

The Company’s financial statements in this Annual Report have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has no revenues and has accumulated losses since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and/or debt financing, and the attainment of profitable operations. The financial statements contained in this Annual Report do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

Due to the doubt about our ability to continue as a going concern, we may in the future explore new business opportunities that we believe would be beneficial to our stockholders. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. If we are unable to secure adequate capital to continue our acquisition and exploration activities, our business may fail and our stockholders may lose some or all of their investment.

Impact of Inflation

Since our inception in 2007, inflation has not had a material effect on our revenues.

Recent Accounting Pronouncements

Disclosure regarding recent accounting pronouncements is contained in Note 12 to our Notes to Financial Statements contained in this Annual Report, which disclosure is incorporated herein by reference.

11

CRITICAL ACCOUNTING POLICIES

Mineral property acquisition, exploration and related costs are expensed as incurred unless proven and probable reserves exist and the property may commercially be mined. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and develop the property for production, may be capitalized. Interest costs, if any, allocable to the cost of developing mining properties and to constructing new facilities are capitalized until operations commence. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are also capitalized. All such capitalized costs, and estimated future development costs, are then amortized using the units-of-production method over the estimated life of the ore body. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value. The Company currently does not have any capitalized mining costs and therefore no adjustments are needed.

See also Note 1 to the Notes to the Financial Statements included in this Annual Report, which disclosure is incorporated herein by reference.

RESULTS OF OPERATIONS

For ease of presentation in the following discussions of “Results of Operations” and “Liquidity and Capital Resources,” we round amounts less than one million dollars to the nearest thousand dollars and amounts greater than one million dollars to the nearest hundred thousand dollars.

Fiscal Year Ended July 31, 2012 Compared to Fiscal Year Ended July 31, 2011

Revenues

We generated no revenues during the years ended July 31, 2012 and July 31, 2011, respectively, and do not anticipate generating any revenues unless we are successful at locating commercial quantities of minerals on one or more of our Adams Ridge Claims sites, and are able to successfully extract and sell such minerals.

Net Loss

We had a net loss of $78,000 for the fiscal year ended July 31, 2012, as compared to a net gain of $276,000, for the fiscal year ended July 31, 2011. The net loss in the fiscal year ended July 31, 2012, was due to lack of revenue. The gain in 2011 resulted from forgiveness of debt.

Operating Expenses

We continued to experienced an overall decrease in our year-to-year operating expenses, which was attributable to the transactional costs related to the change in our business to a mineral exploration and development company that occurred in the fiscal year ended July 31, 2010, with no such material change to our business operations occurring during the fiscal year ended July 31, 2012.

Our operating expenses totaled $60,000 in the year ended July 31, 2012, as compared to $167,000 in the year ended July 31, 2011. The difference is attributable to reduced activities.

Our rent expenditures for the year ended July 31, 2012, totaled $0, as compared to rent expenditures of $5,500 during the period from September 2010 to July 2011. Mr. Vandeberg is currently donating use of his offices to us due to our limited cash reserves.

Interest Expense

We had total interest expense of $8,000 in the year ended July 31, 2012, compared to $6,000 in the year ended July 31, 2011.

12

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2012, we had current assets totaling $259.00 ($259.00 in cash) and total liabilities of $60,000 (all of current liabilities). Our current liabilities at July 31, 2012, consisted of accounts payable and accrued expenses of $11,000, $4,000 of related party loans $35,000 of a note payable and $9,000 of convertible notes payable. With very low cash reserves, and a working capital deficit of $5.3 million, we do not have sufficient sources of funding to enable us to carry out our stated plan of operations over the next twelve months.

In order to continue operating, we are taking steps to raise additional financing through the issuance of debt and/or equity securities, as well as exploring other options, including the possibility of entering into a strategic arrangement with a third party.

The following table shows our cash flow for the fiscal years ended July 31, 2012 and 2011, respectively.

	Year Ended
	July 31,
	2012	2011

Net Cash Provided by (Used in) Operating Activities	$(62,118)	(49,470)
Net Cash Provided by (Used in) Investing Activities
Net Cash Provided by Financing Activities	51,521	45,000
Net Increase (Decrease) in Cash	$(10,597)	(4,470)

Cash from Operating Activities

The increase in negative net cash flows of $12,648 was primarily due to a net loss in 2012. The net gain of $276,000 in the fiscal year ended July 31, 2011 was attributed to the forgiveness of $478,000 in indebtedness owed to a former officer of the Company.

Investing Activities

We did not make any investments in mineral properties in the fiscal year ended July 31, 2012.

Cash from Financing Activities

Our net cash flow from financing activities during the fiscal year ended July 31, 2012 was $51,521, as compared to $45,000 in the fiscal year ended July 31, 2011. We need to source additional funding from outside of the Company in order to continue operating. If equity financing is used, our stockholders will experience dilution of their ownership interests in the Company.

On October 12, 2009, we entered into a Share Issuance Agreement with Tobermory Holding Ltd. (“Tobermory”) wherein Tobermory has agreed to advance up to $6,000,000 to us until December 31, 2011. While we have arranged for advances of up to $6,000,000 from Tobermory, and while we have received advances for $300,000 from the date of the Share Issuance Agreement to November 10, 2009, there can be no assurances that we will receive any further funds from Tobermory. For further discussion regarding the Tobermory financing arrangement see Note 10 to our Notes to Financial Statements contained in this Annual Report, which disclosure is incorporated herein by reference.

Moving forward, we plan to seek out additional debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities. We anticipate that we will need at least approximately $25,000 in financing within the next six months. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our stockholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all. If we are unable to secure adequate capital to resume our exploration efforts, it will have a material adverse affect on our financial position, our business may fail and our stockholders may lose some or all of their investment.

13

Mineral Properties

Adams Ridge Project

In November 2010, we acquired a 100% undivided interest in six mineral claims in the Adams Ridge area of British Columbia, Canada totaling approximately 2,479 hectares. The Adams Ridge Claims are held in trust for us by Carl Von Einsiedel, trustee of the BC Land Trust, as required by the B.C. Mineral Tenure Act. These claims have been registered with the Government of British Columbia. For additional disclosure pertaining to the Adams Ridge Claims, see above under Item 1 (Description of Business) and Note 1 to our Notes to Financial Statements contained in this Annual Report, which disclosure is incorporated herein by reference.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

14

ITEM 7(A).      QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are not required to provide disclosure under this item because we are a smaller reporting company.

ITEM 8.  FINANCIAL STATEMENTS

Our financial statements for the fiscal years ended July 31, 2012 and July 31, 2011 appear beginning at page F-1 of this Annual Report.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND DISCLOSURE

None.

ITEM 9A.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our executive officer evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this Annual Report.  Based on this evaluation, he concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934, as amended, (i) is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and (ii) is accumulated and communicated to our management, as appropriate, to allow timely decisions regarding required disclosure.  Our disclosure controls and procedures include components of our internal control over financial reporting and, as such, are designed to provide reasonable assurance that such information is accumulated and communicated to our management.  Our executive officer’s assessment of the effectiveness of our internal control over financial reporting is expressed at the level of reasonable assurance that the control system, no matter how well designed and operated, can provide only reasonable, but not absolute, assurance that the control system’s objectives will be met (see the section below in this Item 9A entitled Limitations on the Effectiveness of Internal Controls).

Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended) that occurred during the three months ended July 31, 2012, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Internal Controls

Our executive officer does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives and our executive officer concluded that our disclosure controls and procedures are effective at that reasonable assurance level. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

This report of our executive officer shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

ITEM 9B.  OTHER INFORMATION

None.

15

PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names and ages of our current director and executive officer and any directors or executive officers that served with us in the period covered by this Annual Report, and the positions held by each person.  There are no family relationships among our directors and executive officers. To our knowledge, our Director and executive officer has not been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past five (5) years.

Name	Age	Position

James Vandeberg	68	Sole Executive Officer and Director

James Vandeberg.  Mr. Vandeberg was appointed to serve as a Director of the Company on September 16, 2010, and was elected by the Board of Directors to serve as the sole executive officer of the Company on October 20, 2010. He has been an attorney practicing in Seattle, Washington since 1996. He specializes in corporate finance with an emphasis on securities and acquisitions. Prior to practicing in Seattle, he was corporate counsel and secretary to Denny’s Inc. and Carter Hawley Hales Stores, Inc., each listed on the NYSE. He graduated from NYU Law School in 1969 where he was a Root-Tilden Scholar and holds a BA degree in accounting from the University of Washington. Mr. Vandeberg is a director of American Sierra Gold Corp., REGI US, Inc., IAS Energy, Inc. and ASAP Holdings, Inc., all of which are publicly reporting companies with capital stock traded on the OTCBB.

Nominations to the Board of Directors

There were no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Board Committees

Since our Board of Directors currently consists of one member, we do not have any Board committees. As such, we have no separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, our Director acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act.   In addition, our Director does not currently meet the definition of an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Due to our small size, limited resources and capital constraints, we have not been in a position to recruit additional persons to serve on our Board of Directors and we will not be in a position to do so until we begin to generate revenue.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our securities to file reports of change of ownership with the SEC and furnish us with copies of all such Section 16(a) forms that are filed.

To our knowledge, based solely on review of the copies of such reports furnished to us for the year ended July 31, 2012, one (1) Form 4 report required to be filed by Mr. Wayne Gruden was not filed.

Code of Ethics

Due to our small size and limited resources, and the fact that we have one person serving as the sole Director and executive officer, we have not yet adopted a code of ethics that applies to our principal executive officer and principal accounting officer.

16

ITEM 11.  EXECUTIVE COMPENSATION

Summary Compensation

As discussed above, since our Board of Directors currently consists of one member, we have not established a separate compensation committee, nor therefore do we have a compensation committee charter.  Instead, our Director approves executive compensation policies and practices for himself as sole executive officer of the Company. The primary goal of our executive compensation policy is to closely align the interests of the shareholders with that of our executive officers. As such, our Director considers the important link between the Company’s financial condition, which impacts our shareholders, and the level of his compensation.

The following table sets forth information regarding all forms of compensation received by the named executive officers during the fiscal years ended July 31, 2012, and July 31, 2011, respectively:

Name and Principal Position	Year Ended July 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Vandeberg Sole Officer (1)	2012	$0	$0	0	$0	$0	$0	$0	$0
	2011	$55,000	$0	0	$0	$0	$0	$0	$0

Compensation of Directors

Our Director receives reimbursement for reasonable out-of-pocket expenses for his activities as the Director of the Company and for promoting our business. From time to time we may engage him to perform services on our behalf.  In such cases, we will compensate him for his services at rates no more favorable than could be obtained from unaffiliated parties. Our Director has not received any compensation from the Company for the fiscal years ended July 31, 2012 and 2011, respectively.

Option Grants and Exercises

We have no equity incentive plan and have not granted stock options or stock awards to any person.

Employment Agreements

We do not have any employment, consulting, change-of-control or severance agreements with our executive officer.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 23, 2012, by our director and executive officer, as well as each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock. On October 23, 2012, we had 6,391,740 issued and outstanding shares of common stock.

17

The percentages of common stock beneficially owned are reported on the basis of regulations of the United States Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Person or Group	Number of Shares of Common Stock	Percent
James Vandeberg, sole executive officer and director c/o American Sierra Gold Corp. 1218 Third Avenue, Suite 505 Seattle, WA 98101	1,986,667	31%

All Directors and Executive Officers as a Group (1 person)	1,986,667	31%

Changes in Control

There are no understandings or agreements known by management at this time that would result in a change in control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity incentive plan.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

We have not entered into any reportable transaction nor are there any proposed reportable transactions in which our director and executive officer, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest. The Company has, however, received funds in the form of loans from its former directors and officers as disclosed in Notes 4 and 9 of the Notes to Financial Statements attached hereto, which disclosure is incorporated herein by reference.

Director Independence

We have only one person serving as our sole Director and executive officer, and he is therefore not deemed to be independent under Rule 4200 of the National Association of Securities Dealers’ (NASD) listing standards for determining director independence.  We may seek out independent directors in the future if we are able to develop our business as planned, including generating revenue from our operations.

ITEM 14.   PRINCIPAL ACCOUNTING FEES AND SERVICES

The firm of Thomas J. Harris, CPA currently serves as our independent registered public accounting firm. Our Board of Directors, in its discretion, may direct the appointment of different public accountants at any time during the year, if the Board believes that a change would be in the best interests of the shareholders. Our Board of Directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed below, and had determined that the payment of such fees is compatible with maintaining the independence of the accountants.

We do not currently have an audit committee, so our full Board of Directors serves the functions of an audit committee.

18

Our financial statements for the fiscal years ended July 31, 2012 and July 31, 2011, respectively, were audited by Thomas J. Harris, CPA.

Audit Fees

The aggregate fees paid to Thomas J. Harris, CPA for the audit of our annual financial statements included in our annual reports for the years ended July 31, 2012 and July 31, 2011 and the review of our quarterly reports for such years amounted to $15,000 for fiscal 2012 and $5,250 for fiscal 2011.

Audit Related Fees

For the fiscal year ended July 31, 2012, we paid no audit related fees to either Thomas J. Harris, CPA.

Tax Fees

For the fiscal years ended July 31, 2012, and July 31, 2011, there were no fees billed to us for tax services by Thomas J. Harris, CPA.

All Other Fees

For the fiscal years ended July 31, 2012, and July 31, 2011, there were no fees billed to us by Thomas J. Harris, CPA  for accounting services other those described above. There have been no non-audit services provided by our independent registered accountants for the fiscal year ended July 31, 2012.

19

PART IV

ITEM 15.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Financial Statements

See the index to the financial statements at the end of this Annual Report.

Exhibits

The Exhibit Index attached to this Annual Report is incorporated by reference under this Item 15.

Certain of the agreements filed as exhibits to this Annual Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

20

SIGNATURES

Pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN SIERRA GOLD CORP.

Date: October 29, 2012	By:	/s/ James Vandeberg
Name: James Vandeberg
Title: Principal Executive Officer

Date: October 29, 2012	By:	/s/ James Vandeberg
Name: James Vandeberg
Title: Principal Accounting and Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ James Vandeberg		October 29, 2012
James Vandeberg	Principal Executive Officer, Principal Accounting and Financial Officer and sole Director

21

AMERICAN SIERRA GOLD CORP.

(FORMERLY C.E. ENTERTAINMENT, INC.)
(An Exploration Stage Enterprise)

Index to Financial Statements
JULY 31, 2012, AND 2011

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets:
As of July 31, 2011, and 2012	F-3

Statements of Operations:
For the fiscal years ended July 31, 2011 and 2012	F-4

Statement of Retained Earnings (Deficit):
As of July 31, 2011 and 2012	F-5

Statements of Cash Flows:
For the fiscal years ended July 31, 2011 and 2012	F-6

Notes to Financial Statements
July 31, 2012	F-7

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA 98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
Seattle, WA

We have audited the balance sheets of AMERICAN SIERRA GOLD CORP. (FORMERLY C.E. ENTERTAINMENT, INC.) an exploration stage company, as at JULY 31, 2012 and 2011, the statements of earnings and deficit, stockholders’ deficiency and cash flows for the years then ended and the period from inception January 30, 2007 to JULY 31, 2012. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN SIERRA GOLD CORP. (FORMERLY C.E. ENTERTAINMENT, INC.) an exploration stage company, as of JULY 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended, including the period from inception January 30, 2007 to July 31, 2012, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thomas J. Harris

Thomas J Harris, CPA
Seattle, WA
October 24, 2012

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(An Exploration Stage Enterprise)
Balance Sheet

	July 31, 2011	Audited July 31, 2012
ASSETS
Current assets:
Cash	$10,856	$259
Prepaid expenses	2,500	-
Total current assets	13,356	259

Other Assets
Mining Claims	-	-
Website software	10,573	-
Total Other Assets	10,573	-
Total assets	$23,929	$259

LIABILITIES
Current liabilities:
Accounts payable and accrued expense	$7,895	$11,484
Related party loans	-	3,771
Note payable	-	35,000
Convertible Notes Payable	-	9,250
Total current liabilities	7,895	59,505

Long-term liabilities:
Convertible Notes Payable	45,000	-

Total long-term liabilities	45,000	-

Total liabilities	52,895	59,505

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 133,333,334 authorized, 68,201,843 and 6,391,730 shares issued and outstanding	68,201	6,392
Capital in excess of par value	5,034,241	5,194,550
Stock subscription payable	50,000	-
Deficit accumulated during the development stage	(5,181,408)	(5,260,188)
Total stockholders' equity	(28,966)	(59,246)
Total liabilities and stockholders' deficit	$23,929	$259

The accompanying notes are an integral part of these statements.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(An Exploration Stage Enterprise)
Statements of Operations
Audited

	Year Ended July 31, 2011	Year Ended July 31, 2012	Cumulative, Inception, January 30, 2007 Through July 31, 2012
Sales	$-	$-	$-

Cost of Sales	-	-	-

Gross Profit	-	-	-

General and administrative expenses:
Exploration costs	-	-	4,880
Consulting	82,827	3,344	223,671
Insurance	11,414	-	29,802
Investor relations	3,103	5,640	114,649
Legal fees	67,118	16,866	290,668
Tax and license	1,272	1,923	11,938
Bank charges	357	272	2,106
Accounting	18,949	22,904	92,117
Other office and miscellaneous	11,660	9,256	51,423
Total operating expenses	196,700	60,205	821,254
(Loss) from operations	(196,700)	(60,205)	(821,254)

Other income (expense):
Interest income		-
Forgiveness of debt	478,300	-	478,300
Loss on write-off of mineral properties	-	-	(4,851,271)
Loss on write-off of website softwarecosts	-	(10,573)	(12,840)
Investment losses	-	-	(21,269)
Interest (expense)	(6,028)	(8,002)	(31,854)
Income/(Loss) before taxes	275,572	(78,780)	(5,260,188)

Provision/(credit) for taxes on income	-	-	-
Net Income/(loss)	$275,572	$(78,780)	$(5,260,188)

Basic earnings/(loss) per common share	$0.00	$(0.01)
Weighted average number of shares outstanding	68,201,843	6,391,730

The accompanying notes are an integral part of these statements.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(An Exploration Stage Enterprise)
Statement of Retained Earnings/(Deficit)
Audited

	Common Stock		Additional Paid	Additional Paid in Capital -	Subscriptions	(Deficit) Accumulated During the
	Shares	Amount	in Capital	Warrants	Received	Development Stage	Totals
Balance, January 30, 2007	-	-	-	-	-	-	-
Common stock issued	52,000,000	52,000	(39,000)	-	-	-	13,000
Common stock issued	30,400,000	30,400	7,600	-	-	-	38,000
Net (loss) for the period	-	-	-	-	-	(16,176)	(16,176)
Balance, July 31, 2007	82,400,000	82,400	(31,400)	-	-	(16,176)	34,824
Net (loss) for the period	-	-	-	-	-	(51,974)	(51,974)
Balance, July 31, 2008	82,400,000	82,400	(31,400)	-	-	(68,150)	(17,150)
Common stock subscribed	-	-	-	-	137,469	-	137,469
Net (loss) for the period	-	-	-	-	-	(42,980)	(42,980)
Balance, July 31, 2009	82,400,000	82,400	(31,400)	-	137,469	(111,130)	77,339
Common stock cancelled	(19,000,000)	(19,000)	19,000	-	-	-	-
Adjustment for common stock subscribed	-	-	-	-	31	-	31
Common stock issued for subscribed shares	100,000	100	74,900	-	(75,000)	-	-
Common stock issued for subscribed shares	83,334	83	6,266	56,151	(62,500)	-	-
Adjustment for common stock subscribed	-	-	-	-	50,000	-	50,000
Common stock issued	250,000	250	99,750	-	-	-	100,000
Common stock issued	348,837	348	32,358	267,294	-	-	300,000
Common stock issued for mineral property	2,000,000	2,000	1,658,000	1,854,942	-	-	3,514,942
Common stock issued for finder services	300,000	300	248,700	-	-	-	249,000
Common stock issued	819,672	820	51,891	447,289	-	-	500,000
Common stock issued for mineral property	100,000	100	49,900	-	-	-	50,000
Common stock issued	800,000	800	92,704	106,496	-	-	200,000
Net (loss) for the period	-	-	-	-	-	(5,345,850)	(5,345,850)
Balance, July 31, 2010	68,201,843	68,201	2,302,069	2,732,172	50,000	(5,456,980)	(304,538)
Net (loss) for the period	-	-	-	-	-	275,572	275,572
Balance, July 31, 2011	68,201,843	68,201	2,302,069	2,732,172	50,000	(5,181,408)	(28,966)
Common stock issued	23,051,783	23,052	25,448	-	-	-	48,500
Reverse stock split of 1:15	(84,861,896)	(84,861)	2,867,033	(2,732,172)	(50,000)	-	-
net (loss) for the period	-	-	-	-	-	(78,780)	(78,780)
Balance, July 31, 2012	6,391,730	$6,392	$5,194,550	$-	$-	$(5,260,188)	$(59,246)

The accompanying notes are an integral part of these statements.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(An Exploration Stage Enterprise)
Statements of Cash Flows
Audited

	Year Ended July 31, 2011	Year Ended July 31, 2012	Cumulative, Inception, January 30, 2007 Through July 31, 2012
Cash flows from operating activities:
Net income (loss)	$275,572	$(78,780)	$(5,260,188)

Adjustments to reconcile net (loss) to cash provided (used) by developmental stage activities:
Amortization	-	-	-
Loss on write off of mineral property	-	-	4,851,271
Loss on write off of website	-	10,573	15,673
Loss on joint venture	-	-	21,269
Forgiveness of debt	(315,801)	-	-
Change in current assets and liabilities:
Prepaids	27,329	2,500	-
Deposits	-	-	-
Accounts payable and accrued expenses	(36,570)	3,589	11,484
Net cash flows from operating activities	(49,470)	(62,118)	(360,491)

Cash flows from investing activities:
Website development	-	-	(15,673)
Purchase of Mining Rights	-	-	(1,058,598)
Net cash flows from investing activities	-	-	(1,074,271)

Cash flows from financing activities:
Proceeds from sale of common stock	-	48,500	1,337,000
Stock subscription payable	-	-	50,000
Payments to related party	-	3,771	3,771
Proceeds/(Payment) of notes payable	45,000	35,000	80,000
Convertible note debentures	-	(35,750)	(35,750)
Net cash flows from financing activities	45,000	51,521	1,435,021
Net cash flows	(4,470)	(10,597)	259

Cash and equivalents, beginning of period	15,326	10,856	-
Cash and equivalents, end of period	$10,856	$259	$259

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(4,538)	$-	$31,854
Income taxes	$-	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING:
Shares issued to settle convertible debenture	$-	$48,500	$48,500

The accompanying notes are an integral part of these statements.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Note 1 - Summary of Significant Accounting Policies

General Organization and Business

American Sierra Gold Corp. (“American Sierra” or the “Company”) is a Nevada corporation in the exploration stage. The Company was incorporated under the laws of the State of Nevada on January 30, 2007. The original business plan of the Company was to engage in the marketing and sale of Ukrainian classical music. Effective May 19, 2009, the Company changed its name from C.E. Entertainment, Inc. to American Sierra Gold Corp. by way of a merger with its wholly owned subsidiary American Sierra Gold Corp., which was formed solely for the purpose of a change in name. In addition, the Company changed its focus to a business plan involving the acquisition, exploration, development, mining, and production of precious metals, with emphasis on gold and silver.

The Company is considered to be in the exploration stage since it has not established the existence of a commercially minable deposit and therefore has not reached the development stage.

In November 2010, the Company acquired a 100% undivided interest in six mineral claims in the Adams Ridge area of British Columbia, Canada (“Adams Ridge Claims”) totaling approximately 2,479 hectares. The Adams Ridge Claims are held in trust for the Company by Carl Von Einsiedel, trustee of the BC Land Trust, as required by the B.C. Mineral Tenure Act. The claims have been registered with the Government of British Columbia. The Company’s plan of operation is to conduct mineral exploration activities on the Adams Ridge Claims in order to assess whether the sites possess mineral deposits of gold or other precious metals in commercial quantities, capable of commercial extraction. The Company has ceased exploration activities due to budgetary constraints and, therefore, has not established whether there are mineral reserves at the Adams Ridge Claims sites, nor can there be any assurance that the Company will be able to commence exploration activities.

In February 2007, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $38,000 through the issuance 30,400,000 shares of its common stock (post forward stock split), par value $0.001 per share, at an offering price of $0.00125 per share. As of March 31, 2007, the Company closed the PPO and received proceeds of $38,000. The Company also commenced an activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register 30,400,000 shares of its outstanding shares of common stock (post forward stock split) on behalf of selling stockholders. The Registration Statement on Form SB-2 was filed with the SEC on November 7, 2007, and declared effective on November 20, 2007. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Basis of presentation

Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises. Changes in classification of 2011 amounts have been made to conform to current presentations.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not. Net income per share of common stock – We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

Internal Website Development Costs

Under FASB ASC350-50, Website Development Costs , costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred. Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit. As of July 31, 2010, and 2009, the Company capitalized $10,573 related to its internal-use website development related to a new website as work in process. During 2009, the old website development costs and related accumulated amortization were written-off to expense resulting in a loss on disposal in the amount of $2,267.

Mineral Properties

The Company is engaged in the business of acquiring and exploring properties that may contain precious metals, with an emphasis on gold and silver. If precious metals are found, the Company’s intention is to develop, mine and produce the precious metals. Mineral claim and other property acquisition costs are capitalized as incurred. Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development cost, are capitalized. The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves. If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

At the beginning of November 2010, the Company abandoned the Urique Project in Mexico and the Discovery Day Gold Project in California. Subsequent to the fiscal year ended July 31, 2010, the Company also abandoned its mineral property interests and Joint Venture project with Trinity Alps Resources, Inc.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Deferred Acquisition Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Note 2 - Uncertainty, going concern:

At July 31, 2012, the Company was engaged in a business and had suffered losses from exploration stage activities to date. In addition, the Company has minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance that these activities will be successful. Accordingly, the Company must rely on its current officer to perform essential functions without compensation unless and until the business generates revenue. No amounts have been recorded in the accompanying financial statements for the value of the officer’s services, as it is not considered material. These factors raise doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Note 3 - Related Party Loans

As of July 31, 2011, a loan from an individual who is a former Director, officer, and stockholder of the Company amounted to $27,301 (July 31, 2009 - $27,301). The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

As of July 31, 2011, the Company owed to the former officers amounted to $62,500. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no specific terms of repayment. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

As of July 31, 2011, loans from the Company’s former officer amounted to $48,499 (July 31, 2010 - $106,000). The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no specific terms of repayment. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

As of July 31, 2012, The Company received a loan from an officer in the amount of $3,771. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no specific terms of prepayment.

Note 4 - Loans Payable

On February 11, 2009, the Company borrowed $75,000 from a third party for working capital purposes. The loan is unsecured, bears interest at 8 percent per annum, and was due on February 11, 2010. The loan term has not been extended and is due on demand. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

On April 3, 2009, the Company borrowed $125,000 from a third party under a promissory note. The loan is unsecured, bears interest at 10 percent per annum, and was due and payable on April 3, 2010. On July 20, 2009, the Company made a principal payment of $40,000 on this loan. On October 2, 2009, the Company made a principal payment of $25,000 on this loan. On November 9, 2009, the Company made a principal payment of $15,000 on this loan. The loan term has not been extended and is now due on demand. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

On September 30, 2010, the Company received a loan in the amount of $110,000. The terms of this loan are in negotiations and thus there are no specific terms of repayment. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

On October 12, 2010, the Company received a loan in the amount of $110,000. The terms of this loan are in negotiations and thus there are no specific terms of repayment. In May 2011, this note was forgiven. The Company recognized the forgiveness as other income.

On March 12, 2012, the Company received a loan in the amount of $10,000. The loan is callable at any time and carries an effective rate of 6%.

During May and June of 2012, the Company received a loan in the amount of $25,000. The loan is callable at any time and is unsecured, non-interest bearing, and has no specific terms of prepayment. The balance of these notes payable at July 31, 2012 was $35,000.

Note 5 - Convertible Debenture

On May 18, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc., a Delaware corporation. In connection therewith, the Company issued a convertible promissory note to Asher Enterprises, Inc. in exchange for principal funds in the amount of $45,000.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

The maturity date of the promissory note is February 23, 2012, whereupon all principal and interest outstanding shall be due. The holder of the note has the right to convert principal and interest outstanding into shares of common stock of the Company. The Company has agreed to use the proceeds for general working capital purposes. This offering and sale of securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

During the period between November 2011 and April 2012, Asher Enterprises, Inc. converted $35,750 of the convertible note payable into 23,051,783 shares of common stock. The current balance of this convertible note payable as of July 31, 2012 was $500. This note was fully paid off in September 2012.

On December 12, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc., a Delaware corporation. In connection therewith, the Company issued a convertible promissory note to Asher Enterprises, Inc. in exchange for principal funds in the amount of $8,750. The maturity date of the promissory note is September 14, 2012, whereupon all principal and interest outstanding shall be due. The holder of the note has the right to convert principal and interest outstanding into shares of common stock of the Company. The Company has agreed to use the proceeds for general working capital purposes. This offering and sale of securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The balance of this convertible note payable as of July 31, 2012 was $8,750. This note was fully paid off in September 2012.

Note 6 - Common Stock

On January 30, 2007, the Company issued 52,000,000 shares of common stock (post forward stock split) valued at a price of $0.00025 per share to Directors and officers for cash proceeds of $13,000 (See Note 9).

In February 2007, the Company commenced a capital formation activity through a private placement offering, exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to raise up to $38,000 through the issuance 30,400,000 shares of its common stock (post forward stock split), par value $0.001 per share, at an offering price of $0.00125 per share. As of March 31, 2007, the Company fully subscribed the offering, and received gross proceeds of $38,000, whereupon it issued 30,400,000 shares of its common stock to 38 foreign, non-affiliated investors.

In addition, on November 7, 2007, the Company filed a Registration Statement on Form SB-2 under the Securities Act with the SEC to register 30,400,000 shares of its common stock (post forward stock split) on behalf of selling stockholders. The Registration Statement was declared effective by the SEC on November 20, 2007. The Company did not receive any proceeds from this registered sale of its common stock.

Effective May 19, 2009, the Company declared a 40:1 forward stock split of its authorized, issued, and outstanding common stock. As a result, the authorized capital of the Company was increased from 50,000,000 shares of common stock with a par value of $0.001 to 2,000,000,000 shares of common stock with a par value of $0.001, and correspondingly its issued and outstanding common stock increased from 2,060,000 shares to 82,400,000 shares. The accompanying financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

In July 2009, the Company commenced a private placement offering, exempt from registration under Regulation S of the Securities Act, to raise up to $137,500 through the offer and sale of up to 183,334 shares of its common stock (post forward stock split), par value $0.001 per share, at an offering price of $0.75 per share to two (2) non-U.S. individuals. Gross proceeds of $137,469 were received from these investors before July 31, 2009. As a result, on September 1, 2009, the Company issued 100,000 shares of common stock (post forward stock split) and, on November 16, 2009, the Company issued an additional 83,334 shares of common stock (post forward stock split) to the investors in connection with this offering.

In September 2009, the Company commenced a private placement offering, exempt from registration under Regulation S of the Securities Act, to raise up to $100,000 through the issuance 250,000 shares of its common stock  (post forward stock split), par value $0.001 per share, at an offering price of $0.40 per share.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

On October 1, 2009, the Company issued 250,000 shares of common stock (post forward stock split) to investors in connection with this offering thereupon receiving $100,000 in gross proceeds.

In November 2009, the Company canceled 19,000,000 shares of common stock (post forward stock split) that were forfeited by Mr. Wayne Gruden, a former Director and officer of the Company, in connection with his departure.

On November 20, 2009, the Company closed a private placement offering whereupon it issued 348,837 units at a price of $0.86 per unit for gross proceeds of $300,000. This offer and sale of securities was exempt from registration under Regulation S of the Securities Act. Each unit consisted of one share of common stock, par value $0.001 per share, and one warrant that gives the holder thereof the option to purchase one share of common stock at a price of $1.51 over a period of two years from the date of the subscription agreement.

On December 11, 2009, the Company closed a private placement offering whereupon it issued 819,672 units at a price of $0.61 per unit for gross proceeds to the Company of $500,000. The offer and sale of securities under PPO #5 was exempt from registration under Regulation S of the Securities Act.. Each unit consisted of one share of common stock, par value $0.001 per share, and one warrant that gives the holder the option to purchase one share of common stock, par value $0.001 per share, at a price of $1.07 with a term of two years.

On October 19, 2009, as required per the Company’s joint venture agreement with Trinity Alps Property (“Trinity Alps Joint Venture”), the Company issued 2,000,000 restricted shares of common stock, par value $0.001 per share, and a warrant that gave the holder the option to purchasing up to an additional 2,000,000 shares of common stock, par value $0.001 per share, of the Company at an exercise price of $1.25 per share over a period of five years. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. This satisfied all equity issuances as required by the joint venture agreement. As of October 19, 2009, the 2,000,000 shares of common stock were valued at $1,660,000. The warrant to purchase 2,000,000 shares of the common stock of the Company were later forfeited by Trinity Alps Property in connection with the termination of the Trinity Alps Joint Venture and canceled by the Company.

On October 19, 2009, as required under the Company’s joint venture agreement with Trinity Alps Property (“Trinity Alps Joint Venture”), the Company issued 2,000,000 restricted shares of common stock, par value $0.001 per share, and a warrant that gave the holder the option of purchasing up to 2,000,000 shares of common stock, par value $0.001 per share, of the Company at an exercise price of $1.25 per share over a period of five years. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. On the date of issuance, the 2,000,000 shares of common stock were valued at $1,660,000. The warrant to purchase 2,000,000 shares of the common stock of the Company was later forfeited by Trinity Alps Property in connection with the termination of the Trinity Alps Joint Venture and canceled.

On December 8, 2009, the Company issued an additional 300,000 shares of common stock (post forward stock split) to Trinity Alps Property in connection with the Trinity Alps Joint Venture. This transaction was valued at $249,000 on the date of issuance. This offering was exempt from registration under Section 4(2) of the Securities Act.

On March 22, 2010, the Company issued an additional 100,000 shares of common stock (post forward stock split) to Trinity Alps Property in connection with the Trinity Alps Joint Venture. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act.

On May 26, 2010, the Company closed a private placement offering whereupon it issued 800,000 units at a price of $0.25 per unit for gross proceeds of $200,000. The offer and sale of these securities was exempt from registration under Regulation S of the Securities Act. Each unit consisted of one share of common stock, par value $0.001 per share, and one warrant that gave the holder the option to purchase one share of common stock, par value $0.001 per share, at a price of $0.44 over a period of five years.
During the period ending July 31, 2012, the Company issued 23,051,783 for cash for $48,500.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

On May 30, 2012, the Company affected a one (1) new for fifteen (15) old reverse stock split for the Company’s issued and outstanding shares of common stock. This resulted in the authorized shares to decrease from 2,000,000,000 to 133,333,334 common stock and the outstanding balance of shares decreased from 91,253,626 to 6,083,576, all with a par value of $0.001. The record date of the reverse split was May 22, 2012.

Warrants

As of July 31, 2012, the Company had warrants outstanding as follows:

Grant Date	Number	Exercise Price	Expiration Date
January 15, 2010	500,000	$1.25	January 15, 2015
May 25, 2010	800,000	$0.44	May 26, 2015
Total	1,300,000

Note 7 - Income Taxes

 The provision (benefit) for income taxes for the years ended July 31, 2012, and 2011, were as follows:

	Year Ended July 31,
	2012	2011
Current Tax Provision:
Federal -
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal -
Loss carryforwards	$26,785	$68,928
Change in valuation allowance	(26,785)	(68,928)
Total deferred tax provision	$-	$-

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

The Company had deferred income tax assets as of July 31, 2012, and 2011, as follows:

	July 31,
	2012	2011
Loss carryforwards	$914,260	887,475
Less Valuation allowance	(914,260)	(887,475)
Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended July 31, 2012, and 2011, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2012, and 2011, the Company had approximately $5,260,188, and $5,181,408, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2027.

Note 8 - Related Party Transactions

As described in Note 4, in January 2007, the Company issued 52,000,000 shares of common stock (post forward stock split) to Directors and officers of the Company for cash proceeds of $13,000. As described in Note 3, on September 9, 2008, Mr. George Daschko resigned from the positions of President and Director. Mr. George Daschko also sold his interest in the Company of 24,000,000 shares of common stock (post forward stock split) to the newly appointed Director and officer of the Company.

As described in Note 4, as of July 31, 2010, the Company owed $27,301 (July 31, 2009 - $27,301) to an individual who is a former Director, officer, and stockholder of the Company.

As described in Note 4, as of July 31, 2010, the Company owed to the former officers amounted to $62,500. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no specific terms of repayment.

As described in Note 4, as of July 31, 2010, a loan for working capital purposes from an officer and stockholder of the Company amounted to $106,000. The loan is unsecured, non-interest bearing, and has no specific terms of repayment.

On September 29, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Johannes Petersen, whereby Mr. Petersen will serve as a Director and Chief Financial Officer of the Company. Pursuant to the terms of the Consulting Agreement, the Company will pay Mr. Petersen $5,000 per month, and grant to him 1,000,000 restricted shares of the Company’s common stock as compensation for providing services as a Director. On October 14, 2009, the Company’s Chief Executive Officer, Mr. Wayne Gruden, issued a private warrant to Mr. Johannes Petersen, providing him the right to acquire 1,000,000 shares of the Company’s common stock (the “Warrant Shares”) currently held by Mr. Gruden, for a three-year period. Such warrant is being provided to Mr. Petersen in connection with his Consulting Agreement described above. Simultaneously with issuing Mr. Petersen the warrant, on October 15, 2009, Mr. Gruden also agreed to return for cancellation 19,000,000 shares of the Company’s common stock currently held under his name. The cancellation of the 19,000,000 shares of common stock was effected subsequent to October 31, 2009. As of July 31, 2010, the Company owed Mr. Johannes Petersen $17,500 for his consulting services.

On November 3, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement #2”) with Mr. Wayne Gruden, whereby Mr. Gruden serves as a Director and President of the Company. Pursuant to the terms of the Consulting Agreement #2, the Company will pay Mr. Gruden $40,000 for Director Services from August 1, 2009 to November 30, 2009. Starting on December 1, 2009, the Company will pay $5,000 per month to Mr. Gruden. As of July 31, 2010, the Company owed Mr. Wayne Gruden $45,000 for his consulting services.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Note 9 - Commitments and Contingencies

During 2009 and 2008, the Company had an operating lease commitment for office space with an unrelated party. The monthly lease rate was $214 plus miscellaneous fees. For the years ended July 31, 2009, and 2008, the Company recorded rent expense of $2,200, and $2,449, respectively. The Company terminated the operating lease commitment as part of the change in its business plan.

On October 1, 2009, the Company entered into an operating lease agreement for office space with an unrelated party. The quarterly lease rate is $319. Rent expense for the year ended July 31, 2010, was $1,317.

As of April 30, 2011, the Company made arrangements to use space currently occupied by Mr. Vandeberg. The Company pays $500 per month for use of this space as its corporate offices. The Company plans to remain in this space until it is no longer suitable for its operations or circumstances demand otherwise.

Note 10 - Contracts and Agreements

Mineral Property Option Agreement

On April 30, 2009, the Company entered into a property option agreement (the "Option Agreement") with Yale Resources Ltd., a Canadian public company (“Yale”). Yale holds a 100 percent interest in ten (10) mining concessions covering approximately 28,830 hectares in southwest Chihuahua State, Mexico. Yale also holds options to acquire an additional six (6) mining concessions covering approximately 276 hectares in the same area (the total of the mining concessions known as the “Property”).

Pursuant to the terms of the Option Agreement, American Sierra was granted two (2) exclusive and separate rights and options (the “First Option” and the “Second Option”) to acquire undivided legal and beneficial interests of up to 100 percent in the Property free and clear of all liens, charges, and claims of others.

In order to exercise the First Option, which gives the Company an undivided 90 percent interest in the Property, the Company is required to (a) make the following payments to Yale: an initial payment of $300,000 (already paid by the Company); $250,000 on or before April 30, 2011; $250,000 on or before April 30, 2012; $250,000 on or before April 30, 2013; (b) fund the following expenditures: $50,000 prior to April 30, 2010; an additional $500,000 prior to April 30, 2011; an additional $800,000 prior to April 30, 2012; an additional $1,000,000 prior to April 30, 2013; and (c) make the following additional payments: $50,000 upon successful completion of a National Instrument 43-101 compliant technical report; $50,000 upon the commencement of a drilling program on the Property on or prior to August 1, 2009, (payable in stock at the election of the optionor set at the price of the first financing of the Company); $50,000 upon successful completion of the first year’s drilling work program (payable in stock at the election of the optionor set at the price of the first financing of the Company); $70,000 on or before April 30, 2011, (payable in stock at the election of the optionor set at the price of the first financing of the Company); $70,000 on or before April 30, 2012, (payable in stock at the election of the optionor set at the price of the first financing of the Company); and $70,000 on or before April 30, 2013, (payable in stock at the election of the optionor set at the price of the first financing of the Company).

Provided the Company exercises the First Option to acquire the 90 percent undivided interest in the Property, the Company may then exercise the Second Option by (a) issuing to Yale an additional 500,000 shares of common stock (post forward stock split); (b) completing sufficient drilling in order to calculate a resource estimate on or before the seventh anniversary of the effective date of the Option Agreement; and (c) paying to Yale $0.75 for every equivalent ounce of silver identified from the resource estimate prepared for the Property.

During the year-ended July 31, 2010, the company abandoned the mineral property and any costs related to the acquisition of the property have been written off.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Share Issuance Agreement

On October 12, 2009, the Company entered into a Share Issuance Agreement (the “Share Agreement”) with Tobermory Holding Ltd., a corporation organized under the laws of Nevis (“Tobermory”), whereby the Company has provided a subscription arrangement to Tobermory to advance funds and purchase up to $6,000,000 of units of the Company’s securities, with an option to purchase up to an additional $6,000,000 of units, until December 31, 2011. The completion date of December 31, 2011, may be extended for an additional 12 months at the discretion of either the Company or Tobermory.

Under the Share Agreement, each unit consists of one share of common stock of the Company, and a warrant (the “Purchase Warrant”) to purchase an additional share of common stock of the Company. The price of each unit is equal to 75 percent of the weighted average closing price of common stock of the Company, as quoted by NASDAQ, or other source agreed to by the parties, for the preceding ten days prior to each subscription advance to purchase units. The purchase price under each Purchase Warrant to acquire one additional share of common stock shall be 175 percent of the unit price at which the unit containing the Purchase Warrant being exercised was issued.

The Company shall use the proceeds under the Share Agreement for operating expenses, acquisitions, working capital, and general corporate activities.

Joint Venture Agreement

On October 19, 2009, the Company entered into a Joint Venture Agreement (the “JV Agreement”) with Trinity Alps Resources, Inc. (“Trinity Alps”), whereby the Company will contribute up to a total of $2,000,000 over a period of two years in order to obtain a 75 percent ownership interest in the entities owning and operating certain mineral claims and property for the production of gold covering approximately 950 acres in Northern California. The Company paid to Trinity Alps the aggregate sum of $125,000, in part, as a signing fee and, in part, for the exclusivity period to negotiate a definitive agreement pursuant to the parties’ non-binding letter of intent, which funds will go toward the ultimate $2,000,000 to be contributed by the Company to obtain its 75 percent interest. Under the terms of the Venture Agreement, the Company will contribute an additional $150,000 at closing and $150,000 within three months of closing (collectively, the “First Semester Payment”), as well as $300,000 within six months of closing (the “Second Semester Payment”). Both the First Semester Payment and Second Semester Payment shall be included in the aggregate sum of $2,000,000 to be contributed by the Company no later than two years from closing, to obtain its 75 percent interest.

In furtherance of the JV Agreement, the parties intend to form two entities to hold and operate the mineral claims, respectively. The Company shall receive an immediate 7 percent ownership stake in each of such entities in exchange for its initial contributions, and thereafter, will incrementally increase its ownership interest by 1 percent for each additional $40,000 contributed. Once such increases reach 40 percent, the Company shall be capped at a 40 percent ownership interest level in each entity until the full $2,000,000 is contributed and earmarked for expenditure with respect to the properties, at which point, the Company’s ownership interest shall automatically increase to 75 percent in each entity.

Further, and as an additional inducement for Trinity Alps to enter into the Transaction, the Company shall, at closing, issue to Trinity Alps 2,000,000 shares of the Company’s common stock and warrants to purchase an additional 2,000,000 shares of common stock Such shares and warrants will be held in trust, and issued in increments of 500,000 shares and warrants, respectively, at certain intervals following the closing.

Additionally, in accordance with the terms of the JV Agreement, the Company will grant Trinity Alps the right to designate such number of individuals to the Company’s Board of Directors as to constitute one-third of the full membership of the Board during the term of the Venture Agreement. After the completion of the term of the Venture Agreement, the number of individuals designated by Trinity Alps as members of the Board of Directors of the Company may be reduced from one-third to one-fifth of the full membership of the Board.

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

On December 8, 2009, the Company closed the JV Agreement with Trinity Alps. At closing, the Company (1) contributed $150,000 to an escrow account for the benefit of Trinity Alps, and (2) issued 2,000,000 shares of the Company’s common stock and warrants to purchase an additional 2,000,000 shares of the common stock to Trinity Alps.

This transaction has been accounted for using the equity method of accounting as the Company is been deemed to have significant influence over the operations of the Joint Venture. All equity contributions will be offset by losses suffered by the Joint Venture.

During the year-end, the company ended the Joint Venture agreement and has written off any costs associated with the property and Joint Venture.

Note 11 – Business Combination

Effective September 30, 2012, the Company issued 64,061,040 shares of common stock at $0.111 per share to acquire all of the outstanding stock of Medinah Gold, Inc. The purchase is being accounted for as an acquisition as required by SFAS No. 141. Due to ASC No. 805. Medinah Gold, Inc. is considered the predecessor company. Goodwill has been recorded and listed as another asset.

Following is the calculation of net asset value at September 30, 2012:

Calculation of Net Asset Value
Value of shares issued for purchase	$7,110,775
Plus:
Accounts payable and accrued expenses	9,000
Related party loans	19,985

Less:
Cash	66,641
Prepaid expenses	4,500
Investments	80,000
Mining claims	2,388,565

Net Asset Value	$4,600,054

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

Following is the proforma balance sheet and income statement as of the acquisition date, September 30, 2012:

	ASGC	MGI	Merged
ASSETS
Current Assets
Cash	$6,723	$59,918	$66,641
Prepaid Expenses		4,500	4,500
Investments		80,000	80,000
Total Current Assets	6,723	144,418	151,141

Other Assets
Mining claims	$-	2,388,565	2,388,565
Goodwill	$-	-	4,600,054
Total Other Assets	-	2,388,565	6,988,619
Total Assets	6,723	2,532,983	7,139,760

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$9,000		$9,000
Related party loans	$3,771	16,214	19,985
Note payable	70,000
Total current liabilities	82,771	16,214	28,985
Total Liabilities	82,771	16,214	28,985

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value 133,333,334 authorized, 70,452,770 shares issued and outstanding	6,084	64,061	70,453
Capital in excess of par value	5,194,858	4,262,480	8,866,846
Subscription receivable		(370,000)	(370,000)
Accumulated during the development stage	(5,276,990)	(1,439,772)	(1,456,524)
Total stockholders' equity	(76,048)	2,516,769	7,110,775
Total liabilities and stockholders' deficit	$6,723	$2,532,983	$7,139,760

AMERICAN SIERRA GOLD CORP.
(FORMERLY C.E. ENTERTAINMENT, INC.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
July 31, 2012

	ASGC*	MGI	Merged
Statement of Income/(Loss)
Revenue	$-	19,983	19,983

Exploration and Development		14,492	14,492

Net Revenue		5,491	5,491

General and administrative expenses:
Legal and professional	11,286	14,300	25,586
Shareholder relations	4,387	15,825	20,212
Wages		12,937	12,937
Office supplies		2,232	2,232
Travel		15,112	15,112
Other	1,129	1,800	2,929

Total General and Administrative Expenses	16,802	62,206	79,008
Net profit/(loss)	$(16,802)	(56,715)	(73,517)

* ASGC includes 2 months ended September 30, 2012.

Note 12 - Recent Accounting Pronouncements

In December 2010, the FASB issued updated guidance on when and how to perform certain steps of the periodic goodwill impairment test for public entities that may have reporting units with zero or negative carrying amounts. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010, with early adoption prohibited. The adoption of this standard update did not impact the Company’s consolidated financial statements.

In May 2011, the FASB issued guidance to amend certain measurement and disclosure requirements related to fair value measurements to improve consistency with international reporting standards. This guidance is effective prospectively for public entities for interim and annual reporting periods beginning after December 15, 2011, with early adoption by public entities prohibited. The Company is currently evaluating this guidance, but does not expect its adoption will have a material effect on its consolidated financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income that will require a company to present components of net income and other comprehensive income in one continuous statement or in two separate, but consecutive statements. There are no changes to the components that are recognized in net income or other comprehensive income under current GAAP. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011, with early adoption permitted. The Company is currently evaluating this guidance, but does not expect its adoption will have a material effect on its consolidated financial statements.

Exhibit Index

Exhibit No.	Description of Exhibit	Location
2.1	Agreement and Plan of Merger by and among American Sierra Gold Corp., American Sierra Gold Merger Corp., and Medinah Gold, Inc., dated August 13, 2012.	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on August 14, 2012.
3.1	Articles of Incorporation	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.2	Bylaws	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.3	Articles of Merger	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.4	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on May 27, 2009.
3.5	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on June 4, 2012.
4.1	Specimen Common Stock Certificate of American Sierra Gold Corp.	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
4.2	Relevant provisions relating to the rights of holders of shares of the Company’s Common Stock contained in the Company’s Articles of Incorporation and Bylaws	Incorporated herein by reference from Exhibits 3.1 and 3.2 herein.
10.1	Property Option Agreement between the Company and Yale Resources Ltd. dated April 20, 2009	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on May 5, 2009.
10.2	Share Issuance Agreement between the Company and Tobermory Holding Ltd. dated October 12, 2009	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on October 13, 2009.
10.3	Joint Venture Agreement between the Company and Trinity Alps Resources, Inc. dated October 19, 2009	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on December 18, 2009.
10.4	Amendment No. 1 to Joint Venture Agreement between the Company and Trinity Alps Resources, Inc. dated October 23, 2009	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on March 23, 2010.
10.5	Land Trust Agreement between the Company and Carl von Einsiedel, Trustee of BC Land Trust, dated November 4, 2010	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on March 17, 2011.
10.6	Form of Subscription Agreement with Tobermory Holding Ltd. dated October 12, 2009	Incorporated by reference from the Company’s report on Form 8-K filed with the SEC on September 9, 2009.
10.7	Securities Purchase Agreement between the Company and Asher Enterprises, Inc. dated May 18, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
10.8	Convertible Promissory Note issued to Asher Enterprises, Inc. dated May 18, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
10.9	Securities Purchase Agreement between the Company and Asher Enterprises Inc. dated December 12, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
10.10	Convertible Promissory Note issued to Asher Enterprises, Inc. dated December 12, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
10.11	Promissory Note issued to MMC Mines, Inc. dated March 9, 2012	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
23.1	Consent of Independent Accounting Firm	Filed herewith.
31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934.	Filed herewith.
31.2	Certification of Principal Accounting and Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934.	Filed herewith.
32.1
Certification of Principal Executive Officer and Principal Accounting and Financial Officer pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and to 18 U.S.C. Section 1350.

Filed herewith.

EXHIBIT 31.1

CERTIFICATION
Pursuant to 18 U.S.C. 1350
(Section 302 of the Sarbanes-Oxley Act of 2002)

I, James Vandeberg, President of American Sierra Gold Corp. certify that:

1.	I have reviewed this Annual Report on Form 10-K of American Sierra Gold Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying office and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth quarter of 2012 that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying office and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: October 29, 2012	By: /s/ James Vandeberg James Vandeberg President

EXHIBIT 31.2

CERTIFICATION
Pursuant to 18 U.S.C. 1350
(Section 302 of the Sarbanes-Oxley Act of 2002)

I, James Vandeberg, Chief Financial Officer of American Sierra Gold Corp., certify that:

1.	I have reviewed this Annual Report on Form 10-K of American Sierra Gold Corp..

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying office and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth quarter of 2012 that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying office and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: October 29, 2012	By: /s/ James Vandeberg James Vandeberg Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of American Sierra Gold Corp. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K for the period ended July 31, 2012, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: October 29, 2012	/s/ James Vandeberg
James Vandeberg, President (Principal Executive Officer and Principal Financial Officer)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                      Indemnification of Directors and Officers.

As permitted by Nevada law, our Amended and Restated Articles of Incorporation provide that no director or officer shall be liable to us or our shareholders for monetary damages arising out of any transaction, occurrence or other course of conduct, except for liability resulting from willful misconduct or a knowing violation of criminal law or of any federal or state securities laws.

Our Articles of Incorporation require us to indemnify any director or officer who was or is a party to a proceeding due to his or her status as our director or officer unless he or she engaged in willful misconduct or a knowing violation of criminal law. The SEC has informed us that, in its opinion, a provision for indemnification of liabilities incurred under the Securities Act conflicts with public policy and is unenforceable.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with our directors and officers who also serve as directors. These agreements contain provisions that may require us, among other things, to indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers.

Item 21.                       Exhibit Index

Exhibit No.	Description of Exhibit	Location
2.1	Agreement and Plan of Merger by and among American Sierra Gold Corp., American Sierra Gold Merger Corp., and Medinah Gold, Inc., dated August 13, 2012.	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on August 14, 2012.
3.1	Articles of Incorporation	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.2	Bylaws	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.3	Articles of Merger	Incorporated herein by reference from the Company’s registration statement on Form SB-2 filed with the SEC on November 7, 2007.
3.4	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on May 27, 2009.
3.5	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on June 4, 2012.
4.1	Specimen Common Stock Certificate of American Sierra Gold Corp.	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
4.2	Relevant provisions relating to the rights of holders of shares of the Company’s Common Stock contained in the Company’s Articles of Incorporation and Bylaws	Incorporated herein by reference from Exhibits 3.1 and 3.2 herein.
5.1	Consent of Counsel	Filed herewith.
10.1	Property Option Agreement between the Company and Yale Resources Ltd. dated April 20, 2009	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on May 5, 2009.
10.2	Share Issuance Agreement between the Company and Tobermory Holding Ltd. dated October 12, 2009	Incorporated herein by reference from the Company’s report on Form 8-K filed with the SEC on October 13, 2009.
10.3	Joint Venture Agreement between the Company and Trinity Alps Resources, Inc. dated October 19, 2009	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on December 18, 2009.
10.4	Amendment No. 1 to Joint Venture Agreement between the Company and Trinity Alps Resources, Inc. dated October 23, 2009	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on March 23, 2010.
10.5	Land Trust Agreement between the Company and Carl von Einsiedel, Trustee of BC Land Trust, dated November 4, 2010	Incorporated herein by reference from the Company’s report on Form 10-Q filed with the SEC on March 17, 2011.
10.6	Form of Subscription Agreement with Tobermory Holding Ltd. dated October 12, 2009	Incorporated by reference from the Company’s report on Form 8-K filed with the SEC on September 9, 2009.
10.7	Securities Purchase Agreement between the Company and Asher Enterprises, Inc. dated May 18, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
10.8	Convertible Promissory Note issued to Asher Enterprises, Inc. dated May 18, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on June 20, 2011.
10.9	Securities Purchase Agreement between the Company and Asher Enterprises Inc. dated December 12, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
10.10	Convertible Promissory Note issued to Asher Enterprises, Inc. dated December 12, 2011	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
10.11	Promissory Note issued to MMC Mines, Inc. dated March 9, 2012	Incorporated by reference from the Company’s report Form 10-Q filed with the SEC on March 16, 2012.
23.1	Consent of independent accounts for ASGC	Filed herewith.
24.1	Power of Attorney	Filed herewith.

Item 22.                       Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post—effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 31, 2012.

American Sierra Gold Corp.
(Registrant)

James Vandeberg, President
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

James Vandeberg
(Signature)

Sole Director
(Title)

DATE: OCTOBER 31, 2012